An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The Company may elect to satisfy its obligation to deliver a final offering circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED JUNE 12, 2024

ORIGINCLEAR, INC.

13575 58th Street North, Suite 200

Clearwater, FL 33760

https://www.originclear.com/

$75,000,000*

Up to 3,650,000,000 Units at $0.01 per Unit,

Each Unit consisting of One Share of Common Stock and One Warrant exercisable at $0.01

and

Up to 365,000,000 shares of Common Stock issued as bonus shares to certain purchasers

and

Up to 3,750,000,000 Shares of Common Stock to be issued upon the exercise of Warrants**

and

100,000,000 shares of common stock offered by selling shareholders

*includes $36,500,000 in proceeds to the Company from the sale of the Units, $37,500,000 in proceeds to the Company upon the exercise of the Warrants and

** The number of warrants issued include one warrant issued as part of the Units and 1 warrant issued by the Company for each share sold by the selling shareholders

This is the public offering of securities of OriginClear, Inc., a corporation (“OriginClear” or the “Company”). The Company is offering 3,650,000,000 units (“Unit(s)”) at an offering price of $0.01 per Unit (the “Primary Units”), with each unit consisting of 1 share of common stock par value $0.0001 and one warrant to purchase 1 common share (the “Unit Warrants”). In addition, the Company is offering certain purchasers of the Units bonus shares (“Bonus Shares”) equal to ten percent (10%) pursuant to the bonus program (“Bonus Program”) based upon investment level.  The maximum number of Bonus Shares issuable is 365,000,000.  Investors participating in the Bonus Program may receive an effective discount of up to $0.001 per share or 10%.  The Company is also seeking to qualify up to 100,000,000 shares offered by the selling shareholders (“Resale Shares”) and 100,000,000 warrants to purchase common stock issued by the Company to the purchasers of the Resale Shares (“Resale Warrants” and together with the “Unit Warrants”, the “Warrants”).  A Resale Share and a Resale Warrant shall be referenced herein as the “Resale Units” and, together with the Primary Units, the “Offered Units”.  Finally, the Company is also seeking to qualify up to 3,750,000 additional shares of common stock issuable upon exercise of all of the Warrants.  Each Warrant has an expiry of twelve months and is exercisable at $0.01 per warrant share.  See “Plan of Distribution and Selling Shareholders.”

This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 25,000 Offered Units ($250); however, the Company may waive the minimum purchase requirement on a case-by-case basis in its sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Units on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these Units will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Units. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “OCLN.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Number of or Primary Shares offered by the Company (1)(2)	Per Unit or Share (3)	Total Maximum
Primary Units	3,650,000,000(4)	$0.01	$36,500,000.00(1)(6)
Commissions(6)(7)		$0.00

Proceeds to Company – Primary Units		$0.01	$36,500,000

Bonus Shares	365,000,000	$0.00(4)	$0.00
Commissions(7)		$0.00

Proceeds to Company-Bonus Shares		0.00	0.00
Total Proceeds to Company			$35,500,000
Warrants		Exercise Price per Warrant
Shares Underlying Warrants	3,750,000,000(5)	$0.01	$37,500,000
Commissions (7)		$0.00
Proceeds to Company- Exercise of Warrants			$37,500,000

Proceeds to Company – From Units and the Exercise of Warrants		$0.01	$74,000,000

________________

(1)Does not include $1,000,000 from the sale of 100,000,000 Resale Shares offered as part of the Units.  The Company will not receive any proceeds with respect to the Resale Shares

(2)We are offering Units on a continuous basis. See “Distribution – Continuous Offering. The Units consist of one (1) share and one warrant per Unit.

(3)Our Board of Directors used its business judgment in setting a value of $0.01 per Unit to the Company as consideration for the stock to be issued under the Offering. The sales price per Unit bears no relationship to our book value or any other measure of our current value or worth.  This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer the Units on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(4)Does not include up to 365,000,000 common shares which may be issued as bonus shares (“Bonus Shares”) to investors as perks based upon investment level.  No additional consideration will be received by the Company for the issuance of Bonus Shares and the Company will absorb the cost of the issuance of the Bonus Shares. If eligible for Bonus Shares, investors will receive the greater amount of Bonus Shares for which they are eligible and are not cumulative even if investors would qualify for multiple eligibility categories for receipt of Bonus Shares. See “Plan of Distribution” for further details. The additional 365,000,000 Bonus Shares represent an effective discount of $0.009 or 10%.  No fees or commissions will be paid with respect to sale of the Bonus Shares.

(5)Includes 3,650,000,000 Warrants issued in connection with the Units and an additional 100,000,000 Warrants issued by the Company in connection with the sale of the Resale Shares.

(6) Excludes estimated total offering expenses of approximately $100,000.

(7) The Company has not engaged the services of a broker-dealer for this Offering.  This Offering is not being made in all states.

RESALE SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC (1)	SELLING AGENT COMMISSIONS(2)	PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	US$0.01	Not Applicable	US$0.01
Minimum Purchase	None	Not Applicable	Not Applicable
Total (100,000,000 Shares)	US$1,000,000	Not Applicable	US$1,000,000

(1)	Offering price of US$0.01 and a maximum number of Resale Shares offered in this offering of 100,000,000 shares for an estimated maximum aggregate offering of $1,000,000
(2)	No commissions will be paid with respect to the sale of the Resale Shares.

This offer will terminate on the earlier of: (1) the sale of the maximum number of common shares offered hereby, (2) three-years from the date this offering begins, or (3) a date prior to one-year from the date this offering begins that is so determined by our board of directors. Since there is no minimum amount of securities that must be purchased, all investor funds will be available to us on commencement of this Offering on one or more closings, which may take place at our discretion at any time. Investor funds will not be returned even if an insufficient number of shares are sold to cover the expenses of this offering and provide net proceeds to us.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)© OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 9.

Sales of these securities will commence on approximately,   ______, 2024.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In this Offering Circular, the term “OriginClear,” “we,” “us,” “our,” or “the Company” refers to OriginClear, Inc.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT, “ASSUME” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers and customers;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us and our perception and interpretation thereof, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We urge you to read this Offering Circular in its entirety and not place undue reliance on forward-looking statements. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements revising and/or updating our forward-looking statements if events occur or circumstances change.

SUMMARY

Organizational History

OriginClear, Inc. (“we”, “us”, “our”, the “Company”, “OCLN” or “OriginClear”) was incorporated on June 1, 2007 under the laws of the State of Nevada. We have been engaged in business operations since June 2007. In 2015, we moved into the commercialization phase of our business plan having previously been primarily involved in research, development and licensing activities. Our principal offices are located at 13575 58th Street North, Suite 200, Clearwater, FL 33760. Our main telephone number is (727) 440-4603. Our website address is www.OriginClear.com. The information contained on, connected to or that can be accessed via our website is not part of this report.

Overview of Business

OriginClear was founded as OriginOil® in 2007 and began trading on the OTC in 2008. In 2015, it was renamed as OriginClear® to reflect its new mission to develop breakthrough businesses in the industrial water sector. Today, OriginClear structures itself as the Clean Water Innovation Hub™ (“CWIB”) and intends to use its well-developed retail investor development capabilities to help bring potentially disruptive companies to market. For the foreseeable future, however, OriginClear intends to devote its entire capabilities to the success of its subsidiary, Water On Demand, Inc. (WODI).

In 2023, OriginClear combined three of its operating divisions into the single WODI subsidiary, in anticipation of a merger of such subsidiary with Fortune Rise Acquisition Corp (“FRLA”) a Special Purpose Acquisition Company. The definitive merger agreement between WODI and FRLA was announced on October 24, 2023: https://www.originclear.com/company-news/originclears-water-on-demand-and-fortune-rise-acquisition-corporation-announce-business-combination-to-create-nasdaq-listed-company.

WODI is composed of three operating units, Modular Water Systems (“MWS”), Progressive Water Treatment (“PWT”), and Water on Demand (“WOD”), the last being a development stage business.

●PWT is responsible for a significant percentage of the Company’s revenue, specializing in engineered water treatment solutions and custom treatment systems.

●MWS houses a worldwide, exclusive master license to the intellectual property of Daniel M. Early, consisting of five patents and related intellectual property, know-how and trade secrets (“Early IP”). In April 2023, OriginClear commissioned a valuation of the Early IP, which yielded a nominal value between $26,637,185 and $53,224,807. MWS features products differentiated by the Early IP and complemented with additional knowhow and trade secrets.

●WOD is an incubation of the Company which intends to offer private businesses water self-sustainability as a service - the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate (“DBOO”).

Water Businesses

The Company develops and incubates businesses in its role as the Clean Water Innovation Hub™ (“CWIB”). The mission of CWIB in general, is to create valuable properties through an incubation process that results in the launching of valuable spinoffs that add value to the world’s water industry, among others.

Currently, OriginClear’s mission as the CWIB is the following:

1. Support the rollout of the WODI post-merger entity (by retaining name). OriginClear has proposed a post-merger management services contract with WODI, which over time will be phased out as WODI builds its own internal team and capabilities;

2. In particular, OriginClear is assisting WODI with its aggressive acquisitions plan, starting now and to be finalized post the SPAC merger (there is no assurance of success for the merger or for the planned acquisitions);

3. Initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process; and

4. For its own account, to accelerate new businesses that it may create (as it did with MWS in 2018 and with WOD in 2021), acquire (as it did with PWT in 2015) or partner with strategically. For this new phase, the Company may also engage in projects outside the water industry.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your Units or shares of Common Stock in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol OCLN.

The Offering

Issuer:	OriginClear, Inc.

Securities offered:

A maximum of 3,650,000 Units, par value $0.0001 (“Units”) at an offering price of $0.01 per Unit (the “Offered Units”). The offered Units include one share of common stock (“Primary Shares”) and one warrant (“Primary Warrant”).  The total number of Primary Shares included in the Units is 3,650,000,000.  In addition, the Company is offering up to 365,000,000 bonus shares (“Bonus Shares”) to certain purchasers based upon investment level.  This offering also includes up to 100,000,000 shares offered by the selling shareholders (“Resale Shares”). In connection with each Resale Share sold, the Company will issue one warrant (“Resale Warrant”) for which no consideration will be received by the Company or the selling shareholder.  The total number of underlying shares associated warrants is 3,750,000,000 (which includes 3,650,000,000 shares associated with the Primary Warrants and 100,000,000 shares associated with the Resale Warrants (See “Distribution.”).

Number of shares of Common Stock outstanding before the offering	1,593,952,320 issued and outstanding as of May 31, 2024

Number of shares of Common Stock to be outstanding after the offering	5,608,952,320 shares, if the maximum amount of Offered Units are sold and maximum bonus shares are issued.

Number of Warrants to be outstanding after the offering	A maximum of 3,750,000,000 Warrants, par value $0.0001.

Number of shares of Common Stock to be outstanding if all the warrants are exercised

9,358,952,320 shares, if the maximum amount of Offered Units are sold, Bonus Shares issued and all the Warrants are exercised. The total number of shares of our common stock outstanding assumes that the maximum number of units each containing shares of our common stock and warrants is sold in this offering and that all the warrants are exercised.

Price per Unit:	$0.01 per Unit .

Maximum offering amount:

$75,000,000, consisting of $36,500,000 from the sale of 3,650,000,000 Primary Units at $0.01 per Unit, $1,000,000 from the sale of the Resale Shares and an additional $37,500,000 from the exercise of Warrants (See “Distribution.”). The Company will not receive any of the proceeds from the sale of Resale Shares or the issuance of the Bonus Shares.

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “OCLN.”

Use of proceeds:

If we sell all of the Units being offered, and all the Warrants are exercised, the Company’s net proceeds (after an estimated $100,000 in offering expenses) will be $73,900,000.  We will use these net proceeds for working capital and other general corporate purposes.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•We may not be able to continue to operate the business if we are not successful in securing significant additional fundraising in a short timeframe and, as a result, we may not be able to continue as a going concern.

•The Company relies on rolling closes of equity infusions for its financings which may pose a risk to having sufficient capital on hand at any point in time.

•The Company has a limited operating history by which performance can be gauged.

•The Company is subject to potential fluctuations in operating results.

•The Company’s future operating results are difficult to predict and may be affected by a number of factors, many of which are outside of the Company’s control.

•Unanticipated obstacles may hinder the execution of the Company’s business plan.

•We have limited market acceptance of our services.

•We cannot assure you that we will effectively manage our growth.

•Our costs may grow more quickly than our revenues, harming our business and profitability.

•We expect to raise additional capital through equity and/or debt offerings and to provide our employees with equity incentives. Therefore, your ownership interest in the Company is likely to continue to be diluted and subordinated.

•The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

•If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.

•Our financial results will fluctuate in the future, which makes them difficult to predict.

•We may face additional competition.

•We realized a gross and net loss for each period since our inception to date, and there can be no assurances that the Company will become profitable in the future.

•The Company is controlled by its OriginClear, Inc. (OCLN), which also provides all funding, sales and administrative resources.

•Our results of operations may be negatively impacted by the coronavirus outbreak.

•Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business, including the novel COVID-19 outbreak.

•The offering price for the Shares has been determined by the Company rather than any of the investors.

•An investment in the Shares is not a diversified investment.

•Subsequent offerings or potential recapitalizations of the Company’s capital stock below the offering price or on terms better than the Shares may adversely affect the market price of the Company’s capital stock and may make it difficult for the Company to continue to sell Shares or other equity or debt securities.

•The Company may apply the proceeds of this offering to uses for which you may disagree.

•Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

RISK FACTORS

The Commission requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business

We have not been profitable.

We were formed in June 2007 and are currently developing Water On Demand, a new business model to respond to identified market demand. Since we have not been profitable, there are substantial risks, uncertainties, expenses and difficulties that we are subject to. To address these risks and uncertainties, we must do among the following:

●	Successfully execute our business strategy;

●	Respond to competitive developments; and

●	Attract, integrate, retain and motivate qualified personnel.

There can be no assurance we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We have a history of losses and can provide no assurance of our future operating results.

We have experienced net losses and negative cash flows from operating activities since inception and we expect such losses and negative cash flows to continue in the foreseeable future. As of December 31, 2023, and 2022, we had working capital (deficit) of $(32,249,892) and $(14,245,179), respectively, and shareholders’ (deficit) of $(39,263,958) and $(26,016,787), respectively. For the years ended December 31, 2023 and 2022, we incurred net loss of $(11,625,783) and $(10,790,721), respectively. During the year ended December 31, 2023, we had a loss from operations of $5,401,560. As of December 31, 2023, we had an aggregate accumulated deficit of $119,216,735. We may never achieve profitability. The opinion of our independent registered public accountants on our audited financial statements as of and for the year ended December 31, 2023 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future sales.

We will need significant additional capital, which we may be unable to obtain.

Revenues generated from our operations are not presently sufficient to sustain our operations. Therefore, we will need to raise additional capital to continue our operations. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We may be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets and our history of losses, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations. In addition, we have outstanding convertible preferred stock that are convertible into common stock at variable conversion prices and in addition, in some cases entitle certain prior investors to certain make-good shares. Our issuance of common stock upon conversion of such preferred stock will result in further dilution to our stockholders.

We have incurred substantial indebtedness.

As of December 31, 2023, we had outstanding convertible promissory notes in the aggregate amount of $2,617,691. All such debt is payable within the following thirty-six months and is convertible at a significant discount to our market price of stock. Our level of indebtedness and insufficient cash on hand increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of the indebtedness. Our indebtedness, combined with other financial obligations and contractual commitments, could:

●

in the case of convertible debt that is converted into equity, result in a reduction in the overall percentage holdings of our stockholders, put downward pressure on the market price of our common stock, result in adjustments to conversion and exercise prices of outstanding notes and warrants and obligate us to issue additional shares of common stock to certain of our stockholders;

●

make it more difficult for us to satisfy our obligations with respect to the indebtedness and any failure to comply with the obligations under any of our debt instruments, including restrictive covenants, could result in events of default under the loan agreements and instruments governing the indebtedness;

●

require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other corporate purposes;

●	increase our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to competitors that have relatively less indebtedness;

●	limit our flexibility in planning for, or reacting to, changes in business and the industry in which we operate; and

●

limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes.

We may incur significant additional indebtedness in the future. If we incur a substantial amount of additional indebtedness, the related risks that we face could become more significant. Additionally, the terms of any future debt that we may incur may impose requirements or restrictions that further affect our financial and operating flexibility or subject us to other events of default.

Our revenues are dependent upon acceptance of our technology and products by the market; the failure of which would cause us to curtail or cease operations.

We believe that most of our future revenues will come from the sale or license of our technology and systems. As a result, we will continue to incur substantial operating losses until such time as we are able to generate revenues from the sale or license of our technology and systems. There can be no assurance that businesses and prospective customers will adopt our technology and systems, or that businesses and prospective customers will agree to pay for or license our technology and systems. In the event that we are not able to develop a customer base that purchases or licenses our technology and systems, or if we are unable to charge the necessary prices or license fees, our financial condition and results of operations will be materially and adversely affected.

We will need to increase the size of our organization and may experience difficulties in managing growth.

We are a small company with a minimal number of employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

We may not be able to successfully license our technology and commercialize our products which would result in continued losses and may require us to curtail or cease operations.

We are currently developing our new business model, Water On Demand. We are unable to project when we will achieve profitability, if at all. We cannot assure that our executive resources will be able to develop our systems fast enough to meet market requirements. We can also not assure that our systems will gain market acceptance and that we will be able to successfully commercialize the business model. The failure to successfully develop and commercialize the business model would result in continued losses and may require us to curtail or cease operations.

If a competitor were to achieve a business breakthrough, our operations and business could be negatively impacted.

There currently exist a number of businesses that are in the business of delivering turnkey “water-as-a-service” systems. Should a competitor achieve a breakthrough, we may have difficulty attracting sales. Furthermore, competitors may have access to larger resources (capital or otherwise) that provide them with an advantage in the marketplace, which could result in a negative impact on our business.

In addition, because we are the master licensee of only five issued patents, we may not be able to preclude development of even directly competing technologies using the same methods, materials and procedures as we use to achieve our results. Any of these competitive forces may inhibit or materially adversely affect our ability to attract customer licensees, or to obtain royalties or other fees from our customer licensees. This could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our long-term success depends on developing a novel outsourcing model, and we face the risks inherent in a performance-based business model.

While our engineering and technology divisions are profitable, we are developing a new business in the Design-Build-Own-Operate sector, known as Water On Demand. We may not be able to generate revenue through the financing and management of these systems, and our long-term success depends on the performance and oversight of these systems. We expect that the amount of payments we may receive will be based upon the performance of our operating partners, and so we will be dependent on the successful operations of these partners for a significant portion of our revenues. We face risks inherent in such a delegated business model, many of which are outside of our control, including those arising from our reliance on the management and operating capabilities of our operating partners and the cyclicality of supply and demand for end-products produced using this business model. Should our managed contracts fail to achieve sufficient profitability in their operations, our payments would be diminished and our results of operations, cash flows and financial condition could be adversely affected, and any such effects could be material.

We rely on strategic partners.

We rely on strategic partners to manage our planned outsourced systems. Should our strategic partners not regard us as significant to their own businesses, they could reduce their commitment to us or terminate their relationship with us, pursue competing relationships or attempt to develop or acquire processes that compete with ours. Any such action could materially adversely affect our business.

A lack of government subsidies may hinder the usefulness of our technology.

We assemble and sell complete engineered solutions, and products, using the expertise and knowhow of PWT and MWS. Subsidies of any of the industries vary and may be reduced or eliminated, which could have a material adverse effect on our business. Likewise, regulations may become more onerous which also could have a material adverse effect on our business.

The industries in which we operate may endure deflationary cycles, affecting our ability to sell and license our systems.

It is possible that industry sector collapses and other deflationary events may impact our business materially and adversely.

If we lose key employees and consultants or are unable to attract or retain qualified personnel, our business could suffer.

Our success is highly dependent on our ability to attract and retain qualified scientific, engineering and management personnel. We are highly dependent on our management, including T. Riggs Eckelberry, who has been critical to the development of our technology and business. The loss of the services of Mr. Eckelberry would have a material adverse effect on our operations. We do not have an employment agreement with Mr. Eckelberry. Accordingly, there can be no assurance that he will remain associated with us. His efforts will be critical to us as we continue to develop our technology and as we attempt to transition to a company with profitable commercialized products and services. If we were to lose Mr. Eckelberry, or any other key employees or consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

Competition from other companies in our market may affect the market for our technology.

New companies are constantly entering the market, thus increasing the competition. Larger foreign owned and domestic companies which have been engaged in prefabricated or modular water systems or Design-Build-Own-Operate (DBOO) for substantially longer periods of time may have access to greater financial and other resources. These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own manufacturing and marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we or our customers are unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect our results of operation and financial condition.

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

On March 11, 2020, the World Health Organization declared the current outbreak of a novel coronavirus disease 2019 (“COVID-19”) to be a global pandemic. The COVID-19 outbreak led (and may continue to lead) to disruptions in the global economy, including extreme volatility in the stock market and capital markets.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

Risks Related to Our Intellectual Property

If we fail to establish, maintain and enforce intellectual property rights with respect to our technology, our financial condition, results of operations and business could be negatively impacted.

Our ability to establish, maintain and enforce intellectual property rights with respect to the technology that we have acquired under master license will be a significant factor in determining our future financial and operating performance. We seek to protect our intellectual property rights by relying on a combination of trade secret and copyright laws, and the licensing of external patents. We also use confidentiality and other provisions in our agreements that restrict access to and disclosure of our confidential know-how and trade secrets.

Outside of licensed patents, we seek to protect our technology and business model as trade secrets and technical know-how. However, trade secrets and technical know-how are difficult to maintain and do not provide the same legal protections provided by patents. In particular, only patents will allow us to prohibit others from using independently developed technology that is similar. If competitors develop knowledge substantially equivalent or superior to our trade secrets and technical know-how, or gain access to our knowledge through other means such as observation of our technology that embodies trade secrets at customer sites which we do not control, the value of our trade secrets and technical know-how would be diminished.

While we strive to maintain systems and procedures to protect the confidentiality and security of our trade secrets and technical know-how, these systems and procedures may fail to provide an adequate degree of protection. For example, although we generally enter into agreements with our employees, consultants, advisors, and strategic partners restricting the disclosure and use of trade secrets, technical know-how and confidential information, we cannot provide any assurance that these agreements will be sufficient to prevent unauthorized use or disclosure. In addition, some of the technology deployed at customer sites in the future, which we do not control, may be readily observable by third parties who are not under contractual obligations of non-disclosure, which may limit or compromise our ability to continue to protect such technology as a trade secret.

Monitoring and policing unauthorized use and disclosure of intellectual property is difficult. If we learned that a third party was in fact infringing or otherwise violating our intellectual property, we may need to enforce our intellectual property rights through litigation. Litigation relating to our intellectual property may not prove successful and might result in substantial costs and diversion of resources and management attention.

From our customer licensees’ standpoint, the strength of the intellectual property under which we intend to grant licenses can be a critical determinant of the value of these licenses. If we are unable to secure, protect and enforce our intellectual property, it may become more difficult for us to attract new customers. Any such development could have a material adverse effect on our business, prospects, financial condition and results of operations.

Although we have filed various patent applications for some of our original technologies, some have been abandoned or transferred. In some cases we have opted to protect our intellectual property through a trade secrets policy.

We protect our intellectual property through a combination of patents and trade secrets. Trade secrets do not provide the same level of protection as patents and patents may not provide meaningful protection or commercial advantage. In the US, patents only provide protection for a 20-year period starting from the filing date and the longer a patent application takes to issue the less time there is to enforce it. Further, the claims under any patents that issue from our applications may not be broad enough to prevent others from developing technologies that are similar or that achieve similar results. It is also possible that the intellectual property rights of others will bar us from licensing our technology and bar us or our future licensees from exploiting any patents that issue from our pending applications. Numerous U.S. and foreign issued patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any patents that issue from our applications may also be challenged by our competitors on the basis that they are otherwise invalid or unenforceable.

We may face claims that we are violating the intellectual property rights of others.

We may face claims, including from direct competitors, other water companies, scientists or research universities, asserting that our business models, technology or the commercial use of such technology infringe or otherwise violate the intellectual property rights of others. We have not conducted infringement, freedom to operate or landscape analyses, and as a result we cannot be certain that our technologies and processes do not violate the intellectual property rights of others. We expect that we may increasingly be subject to such claims as we begin to earn revenues and our market profile grows.

We may also face infringement claims from the employees, consultants, agents and outside organizations we have engaged to develop our technology. While we have sought to protect ourselves against such claims through contractual means, we cannot provide any assurance that such contractual provisions are adequate, and any of these parties might claim full or partial ownership of the intellectual property in the technology that they were engaged to develop.

If we were found to be infringing or otherwise violating the intellectual property rights of others, we could face significant costs to implement work-around methods, and we cannot provide any assurance that any such work-around would be available or technically equivalent to our current technology. In such cases, we might need to license a third party’s intellectual property, although any required license might not be available on acceptable terms, or at all. If we are unable to work around such infringement or obtain a license on acceptable terms, we might face substantial monetary judgments against us or an injunction against continuing to license our technology, which might cause us to cease operations.

In addition, even if we are not infringing or otherwise violating the intellectual property rights of others, we could nonetheless incur substantial costs in defending ourselves in suits brought against us for alleged infringement. Also, if any license agreements provide that we will defend and indemnify our customer licensees for claims against them relating to any alleged infringement of the intellectual property rights of third parties in connection with such customer licensees’ use of our technologies, we may incur substantial costs defending and indemnifying any customer licensees to the extent they are subject to these types of claims. Such suits, even if without merit, would likely require our management team to dedicate substantial time to addressing the issues presented. Any party bringing claims might have greater resources than we do, which could potentially lead to us settling claims against which we might otherwise prevail on the merits.

Any claims brought against us or any customer licensees alleging that we have violated the intellectual property of others could have negative consequences for our financial condition, results of operations and business, each of which could be materially adversely affected as a result.

Risks Related to Our Common Stock

Our common stock could be further diluted as the result of the issuance of additional shares of common stock, convertible securities, warrants or options.

We have issued common stock, convertible securities (such as convertible debentures, convertible preferred stock, and notes) and warrants in order to raise money, some of which have anti-dilution and other similar protections. We have also issued incentive compensation for our employees and directors. We have shares of common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional common stock, convertible securities, options and warrants, including the issuance of the Units, Bonus Shares and shares upon exercise of the Warrants will significantly dilute current shareholders holdings and result in a significant reduction in the overall percentage holdings of our stockholders.  This could put downward pressure on the market price of our common stock, could result in adjustments to conversion and exercise prices of outstanding notes and warrants, and could obligate us to issue additional shares of common stock to certain of our stockholders.  Current shareholders and purchasers in this offering will experience immediate dilution, which could affect the value of their investment.

Our chief executive officer owns the majority of the voting power of our shareholders.

As the holder of our outstanding shares of Series C Preferred Stock, our chief executive officer, T. Riggs Eckelberry has 51% of the voting power of the Company’s shareholders. As a result, Mr. Eckelberry has the ability to control all matters submitted to shareholders, and his interests may differ from those of other shareholders.

We have created various series of preferred stock and our articles of incorporation allow for our board to create additional new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue additional shares of our preferred stock without further stockholder approval. Our board of directors has created various series of preferred stock and may create additional series in the future with various preferential rights over the common stock.

Our issuance of common stock upon conversion of outstanding preferred stock will result in dilution to our stockholders.

We have outstanding various series of preferred stock that are convertible into common stock, including varies series that are convertible into common stock at variable conversion prices and which in some cases entitle certain prior investors to certain make-good shares (see Note 3 to the financial statements included in this report). Our issuance of common stock upon conversion of outstanding preferred stock will result in dilution to holders of our common stock, which may have a negative effect on the price of our common stock.

Certain investors are entitled to pay a lower price for our shares

We are offering the Shares at $0.01 per share.  Based upon the investment amount, certain investors will be entitled to receive bonus common shares (“Bonus Shares”) in an amount equal to up to 10% of the purchased amount.  If the maximum number of Bonus Shares are issued, it would constitute an additional 490,000,000 common shares, which would have the effect of diluting the holdings of non-Bonus investors by approximately 10% based upon the sale of 4,900,000,000.

There is a limited public market for our common stock.

Our common stock is not listed on any national securities exchange. Accordingly, investors may find it more difficult to buy and sell our shares than if our common stock was traded on an exchange. Although our common stock is quoted on the OTC Pink, it is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than the NASDAQ Capital Market or other national securities exchange. These factors may have an adverse impact on the trading and price of our common stock. And our common stock may be less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

The price of our common stock is volatile, which may cause investment losses for our stockholders.

The market for our common stock is highly volatile and subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to us could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our stock price may cause investment losses for our shareholders. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, such litigation could result in substantial costs while diverting management’s attention and resources.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

Our stock is subject to the penny stock rules, which impose significant restrictions on broker-dealers and may affect the resale of our stock.

Our common stock has been subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act. The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; issued by a registered investment company; excluded from the definition on the basis of price (at least US $5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Securities and Exchange Commission (“SEC”). Our common stock is considered to be a “penny stock.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” As our common stock is considered to be “penny stock,” trading in our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. This may reduce the liquidity and trading volume of our shares.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock.  We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or how costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies, if any, in our internal controls over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future, and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal controls over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

We do not intend to pay dividends on our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. In addition, we have outstanding various series of preferred stock that are entitled to dividends prior to payment of any dividends on our common stock.

DILUTION

Dilution means a reduction in value, control, or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table presents the Company’s capitalization as of the date of this Offering Circular and compares the price that new investors are paying for their shares with the effective cash price paid by existing stockholders (which includes officers, directors, promoters or affiliated persons of the Company), assuming full conversion of preferred stock and full vesting and exercise of outstanding stock options, and based on the assumption that the price per share in this offering is $0.01. This method gives investors a better picture of what they will pay for their investment compared to the Company’s insiders. In the past year, none of the Company’s officers, directors, promoters or affiliated persons have acquired any shares of Common or Preferred Stock of the Company.

INCLUDING ALL ISSUED (NON-FORFEITED) OPTIONS AND SHARES:

	Issued Shares	Potential Common Shares	Total Issued and Potential Common Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Common Stock	1,593,952,320 (1)	2,581,344(2)	1,596,533,664	0.0001
Series O Preferred Stock(3)		7,722,008	7,722,008
Series Q Preferred Stock(3)		50,240,392	50,240,392
Series R Preferred Stock(3)		199,249,857	199,249,857
Series S Preferred Stock(3)		8,864,250	8,864,250
Series U Preferred Stock(3)		19,052,616	19,052,616
Series W Preferred Stock(3)		2,318,842	2,318,842
Series Y Preferred Stock(3)		331,921,683	331,921,683
Series Z Preferred Stock(3)		612,728,395	612,728,395

Investors in this offering, assuming $75 million raised		7,765,000,000(4)	7,765000,000	0.01

Total after inclusion of this offering		8,999,679,387	10,593,631,707

(1)Common shares issued and outstanding on May 31, 2024.

(2)Includes up to 2,581,344 shares granted to certain executives under Restricted Share Grant Agreements, Warrants and Convertible Promissory Notes.

(3)Potential shares of common stock issued to holders of Preferred Stock in OriginClear, Inc.

(4)Includes up to 7,765,000,000 Shares offered by the Company in connection with the offering of the Units in this Offering (3,650,000,000 common shares, plus 3,750,000,000 shares offered in connection with the exercise of warrants and 365,000,000 bonus shares).

If you purchase Units in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each Unit in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of May 31, 2024, was $(47,681,457) or $(0.032) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale at $0.01, issuance of 100%, 75%, 50%, and 25% of the Bonus Shares and exercise of 100%, 75%, 50% and 25% of the warrants in this offering (after deducting estimated offering expenses of $100,000 and commissions related thereto).  Based on net tangible book value as of May 31, 2024, of $(47,681,457) and 1,593,952,320 outstanding shares of Common stock as of May 31, 2024, if we sell Shares at $0.01 per share:

	100%	75%	50%	25%
Price per Share	$0.01	$0.01	$0.01	$0.01
Shares Issued	3,650,000,000.00	2,737,500,000.00	1,825,000,000.00	912,500,000.00
Capital Raised	$36,500,000.00	$27,375,000.00	$18,250,000.00	$9,125,000.00
Less: Offering Costs	$100,000.00	$100,000.00	$100,000.00	$100,000.00
Primary Net Offering Proceeds	$36,400,000.00	$27,275,000.00	$18,150,000.00	$9,025,000.00
Warrant Shares	3,750,000,000.00	2,812,500,000.00	1,875,000,000.00	937,500,000.00
Total Shares	7,400,000,000.00	5,550,000,000.00	3,700,000,000.00	1,850,000,000.00
Warrant Share Price Per Share	$0.01	$0.01	$0.01	$0.01
Warrant Proceeds	$37,500,000.00	$28,125,000.00	$18,750,000.00	$9,375,000.00
Total Net Offering Proceeds	$73,900,000.00	$55,400,000.00	$36,900,000.00	$18,400,000.00
Net Tangible Book Value Pre-financing	$(47,681,457.00)	$(47,681,457.00)	$(47,681,457.00)	$(47,681,457.00)
Net Tangible Book Value Post-financing	$26,218,543.00	$7,718,543.00	$(10,781,457.00)	$(29,281,457.00)
Shares issued and outstanding as of May 31, 2024	1,593,952,320	1,593,952,320	1,593,952,320	1,593,952,320
Post-Financing Shares Issued and Outstanding	8,993,952,320.00	7,143,952,320.00	5,293,952,320.00	3,443,952,320.00
Net tangible book value per share prior to offering	$(0.030)	$(0.030)	$(0.030)	$(0.030)
Increase/(Decrease) per share attributable to new investors	$0.03	$0.03	$0.03	$0.03
Net tangible book value per share after offering	$0.003	$0.001	$(0.002)	$(0.009)
Dilution per share to new investors ($)	$0.007	$0.009	$0.012	$0.019
Dilution per share to new investors (%)	70.85%	89.20%	120.37%	185.02%

(1)Includes maximum number of bonus shares resulting in a 10% discount to the price per share.

(2)After deducting estimated offering expenses of $100,000 and commissions.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

USE OF PROCEEDS

If we sell all of the Units being offered, and all the warrants are exercised our net proceeds (after commissions and our estimated offering expenses of $100,000) will be $ 73,635,000. We will use these net proceeds for the following:

Units Offered (% Sold)	100% Units Sold and 100% Warrants Exercised	75% Units Sold- 75% Warrants Exercised		50% Units Sold- 50%Warrants Exercised		25% Units Sold- 25% Warrants Exercised
Gross Offering Proceeds	$74,000,000	(1)	55,500,000	(1)	37,000,000	(1)	18,500,000	(1)
Total Offering Expenses(2)	100,000		100,000		100,000		100,000
Total Net Offering Proceeds	73,900,000		55,400,000		36,900,000		18,400,000
Principal Uses of Net Proceeds (3)
Employee/Officers & Directors / Engineers / Independent Contractor Compensation	1,000,000		1,000,000		1,000,000		1,000,000
Marketing	2,000,000		2,000,000		2,000,000		2,000,000
Legal & Accounting	500,000		500,000		500,000		500,000
Transfer Agent fees	100,000		100,000		100,000		100,000
General and Administrative Expenses	4,000,000		4,000,000		4,000,000		4,000,000
Corporate Debt Reduction
Working Capital, Financings, Acquisitions	66,300,000		47,800,000		29,300,000		10,800,000
Total Use of Proceeds	73,900,000		55,400,000		36,900,000		18,400,000

(1)Includes proceeds from sale of Units (including Primary Shares) and proceeds from exercise of warrants but does not include amounts paid to Selling Shareholders.

(2)Offering expenses include commissions in the amount of 1% of the gross proceeds from the sale of the Units and offering expenses in the amount of $100,000.  No commissions are paid on the proceeds received from the exercise of the Warrants.

(3)Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Units offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Units, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The Company reserves the right to issue Units to certain holders of the Company’s preferred stock in exchange for and conversion of their shares of preferred stock.  The Company will receive no cash proceeds related to the exchange and conversion.

In the event we do not sell all of the Units being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

There is no arrangement to return funds to subscribers if all of the securities offered are not sold.

The Company reserves the right to change the above use of proceeds without notice if management believes it is in the best interests of the Company.

THE COMPANY’S BUSINESS

Organizational History

OriginClear, Inc. (“we”, “us”, “our”, the “Company”, “OCLN” or “OriginClear”) was incorporated on June 1, 2007 under the laws of the State of Nevada. We have been engaged in business operations since June 2007. In 2015, we moved into the commercialization phase of our business plan having previously been primarily involved in research, development and licensing activities. Our principal offices are located at 13575 58th Street North, Suite 200, Clearwater, FL 33760. Our main telephone number is (727) 440-4603. Our website address is www.OriginClear.com. The information contained on, connected to or that can be accessed via our website is not part of this report.

Overview of Business

OriginClear was founded as OriginOil® in 2007 and began trading on the OTC in 2008. In 2015, it was renamed as OriginClear® to reflect its new mission to develop breakthrough businesses in the industrial water sector. Today, OriginClear structures itself as the Clean Water Innovation Hub™ (“CWIB”) and intends to use its well-developed retail investor development capabilities to help bring potentially disruptive companies to market. For the foreseeable future, however, OriginClear intends to devote its entire capabilities to the success of its subsidiary, Water On Demand, Inc. (WODI).

In 2023, OriginClear combined three of its operating divisions into the single WODI subsidiary, in anticipation of a merger of such subsidiary with Fortune Rise Acquisition Corp (“FRLA”) a Special Purpose Acquisition Company. The definitive merger agreement between WODI and FRLA was announced on October 24, 2023: https://www.originclear.com/company-news/originclears-water-on-demand-and-fortune-rise-acquisition-corporation-announce-business-combination-to-create-nasdaq-listed-company.

WODI is composed of three operating units, Modular Water Systems (“MWS”), Progressive Water Treatment (“PWT”), and Water on Demand (“WOD”), the last being a development stage business.

●PWT is responsible for a significant percentage of the Company’s revenue, specializing in engineered water treatment solutions and custom treatment systems.

●MWS houses a worldwide, exclusive master license to the intellectual property of Daniel M. Early, consisting of five patents and related intellectual property, know-how and trade secrets (“Early IP”). In April 2023, OriginClear commissioned a valuation of the Early IP, which yielded a nominal value between $26,637,185 and $53,224,807. MWS features products differentiated by the Early IP and complemented with additional knowhow and trade secrets.

●WOD is an incubation of the Company which intends to offer private businesses water self-sustainability as a service – the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate (“DBOO”).

Water Businesses

The Company develops and incubates businesses in its role as the Clean Water Innovation Hub™ (“CWIB”). The mission of CWIB in general, is to create valuable properties through an incubation process that results in the launching of valuable spinoffs that add value to the world’s water industry, among others.

Currently, OriginClear’s mission as the CWIB is the following:

1. Support the rollout of the WODI post-merger entity (by retaining name). OriginClear has proposed a post-merger management services contract with WODI, which over time will be phased out as WODI builds its own internal team and capabilities;

2. In particular, OriginClear is assisting WODI with its aggressive acquisitions plan, starting now and to be finalized post the SPAC merger (there is no assurance of success for the merger or for the planned acquisitions);

3. Initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process; and

4. For its own account, to accelerate new businesses that it may create (as it did with MWS in 2018 and with WOD in 2021), acquire (as it did with PWT in 2015) or partner with strategically. For this new phase, the Company may also engage in projects outside the water industry.

On April 2, 2024 OCLN announced a strategic partnership with entrepreneur Kevin Harrington, a co-founding board member of the Entrepreneur’s Organization, to bring critical global attention to OriginClear's crowdfunding campaign, now in a preview invitational stage.  https://www.originclear.com/company-news/original-shark-kevin-harrington-brings-his-star-power-to-originclear-crowdfunding-campaign.

Water On Demand

The Company is developing an outsourced water treatment business called Water On Demand (“WOD”), which it conducts through its subsidiary, Water on Demand, Inc. (“WODI”). The WOD model intends to offer private businesses water self-sustainability as a service, the ability to pay for water treatment and purification services on a per-gallon basis, with a percentage of net profits paid to investors and stakeholders. This is commonly known as Design-Build-Own-Operate or “DBOO”. The Company is currently evaluating pilot opportunities to enable outsourced water treatment as a managed service and that is paid by the gallon as an alternative to having to come up with significant up-front capital for in-house wastewater treatment. Recently, the Company announced agreements with water services company Enviromaintenance and utility network software provider Klir, to help develop a WOD commercial pilot in the Mobile Home Park sector.

WODI may build, maintain and service the water treatment systems it finances, but as these expand it intends to contract with regional water service companies to carry out these functions. On April 6, 2022, an agreement in principle was reached to work with the first of these intended contractors, Envirogen Technologies (www.envirogen.com), a 30-year international provider of environmental technology and process solutions (www.originclear.com/company-news/originclear-and-envirogen-to-partner-on-water-on-demand). Future resources to build, maintain and service these financed systems may come from acquisitions; however, these are not actively being planned.

WODI delegates the building and operating of WOD-financed systems to regional water companies under performance contract, with the aim of developing a network of such partners. This is expected to enable rapid scale-up of the WOD program, and the partner network would create a high barrier to entry for competitors.

At the time of this filing, the WOD division of WODI has no staff or independent resources. WODI’s PWT and MWS divisions have a total of 32 employees. The Board of Directors of OriginClear serves as the Board for WODI, the CEO of OriginClear serves as CEO of WODI, and the CFO of OriginClear also serves as CFO of WODI. Under a management services arrangement, OCLN provides WODI with staffing and administrative resources in return for the funding for WODI’s prospective merger with FRLA and the making of certain special distributions.

On February 15, 2024, the Company and Fortune Rise Acquisition Corporation (Nasdaq: FRLA), a Special Purpose Acquisition Company (SPAC), announced the filing of a registration statement on Form S-4 with the SEC which includes a preliminary proxy statement and prospectus in connection with the proposed business combination with OCLN subsidiary Water On Demand (WODI), an investor-funded service offering decentralized water management solutions and technologies to businesses and communities, potentially without the burden of upfront capital expenditures. WODI is a subsidiary of OriginClear, Inc. (OTC Other: OCLN). https://www.originclear.com/company-news/originclears-water-on-demand-and-fortune-rise-acquisition-corporation-seek-to-combine-under-form-s-4-registration-statement.

On March 26, 2024, the Company announced the signing of a Memorandum of Understanding (MOU) between Modular Water Systems (MWS) and Enviromaintenance of Georgetown, TX to collaborate on its planned Water On Demand pilot program focusing on mobile home parks (MHP) in the Greater Central Texas Region. https://www.originclear.com/company-news/originclears-modular-water-systems-and-enviromaintenance-partner-for-water-on-demand-pilot-program

On April 9, 2024, the Company announced the selection of Klir, Inc. (www.klir.com) to support its planned Water On Demand pilot program focusing on mobile home parks (MHP) in the Greater Central Texas Region. https://www.originclear.com/company-news/modular-water-systems-and-klir-partner-for-water-on-demand-pilot-program.

Progressive Water Treatment.

Progressive Water Treatment (“PWT”) is a Dallas-based designer, builder and service provider for a wide range of industrial water treatment applications. PWT aims to offer a complementary, end-to-end offering to serve growing corporate demand for outsourced water treatment.

PWT designs and manufactures a complete line of water treatment systems for municipal, industrial and pure water applications. Its uniqueness is its ability to gain an in-depth understanding of customer’s needs and then to design and build a turnkey water treatment system using multiple technologies to provide a complete solution for its customers.

PWT utilizes a wide range of technologies, including chemical injection, media filters, membrane, ion exchange and SCADA (supervisory control and data acquisition) technology in turnkey systems. PWT also offers a broad range of services including maintenance contracts, retrofits and replacement assistance. In addition, PWT rents equipment in contracts of varying duration. Customers are primarily served in the United States and Canada, with the company’s reach extending worldwide from Siberia to Argentina to the Middle East.

Modular Water Systems

Modular Water Systems (“MWS”) offers a unique product line of prefabricated water transport and treatment systems. Daniel “Dan” Early P.E. (Professional Engineer) heads the MWS division. On June 25, 2018, Dan Early granted the Company a worldwide, exclusive non-transferable license to the technology and knowhow behind MWS (See “Intellectual Property”). A ten-year renewal on May 20, 2020 added the right to sublicense and create manufacturing joint ventures.

With PWT and other companies as fabricators and assemblers, MWS designs, manufactures and delivers prefabricated water transport (pump and lift stations) under the EveraMOD™ brand; and wastewater treatment plant (“WWTP”) products under the EveraSKID™ and EveraTREAT™ brands to customers and end-users which are required to clean their own wastewater, such as schools, small communities, institutional facilities, real estate developments, factories, and industrial parks.

On August 12, 2022, the Company announced the inaugural delivery and installation of its pre-engineered EveraBOX™ to implement a low-risk Liquid Ammonium Sulfate (LAS) disinfectant system for Pennsylvania’s Beaver Falls Municipal Water Authority (BFMA). Typical of MWS products, EveraBOX is manufactured using inexpensive, long-lasting High-Density Polyethylene (HDPE) or Polypropylene (PP) materials. These are also classified as Structural Reinforced Thermoplastic Pipe (SRTP). These materials have proven to be less affected by supply chain issues currently impacting metal and fiberglass construction.

On January 10, 2024, OCLN and Buda, Texas-based Plastic Welding and Fabrication, Ltd. (PWF) jointly announced a Memorandum of Understanding (MOU) for a strategic partnership between OriginClear’s subsidiary, Water On Demand, Inc. (“WODI”), and PWF. https://www.originclear.com/company-news/originclears-water-on-demand-in-strategic-partnership-with-the-intent-to-acquire-manufacturer-for-its-proprietary-modular-products.

PWF is already a key fabricator of highly durable, patent-based enclosures for Modular Water Systems (MWS), the technology division of WODI that designs and develops highly scalable systems for self-contained water treatment and transportation. The MOU enhances the strategic relationship and enables MWS to build its complete water systems right where the enclosures are manufactured, for maximum efficiency and speed.

Additionally, the parties signed a Letter of Intent (LOI) which provides a framework for negotiating a definitive agreement for WODI to acquire PWF and, if executed, would establish the first in-house manufacturing facility for WODI’s Modular Water Systems division. The acquisition is expected to be accretive. The parties caution that talks are in an early stage and may not succeed.

On March 26, 2024, OCLN announced the signing of a Memorandum of Understanding (MOU) between Modular Water Systems (MWS) and Enviromaintenance of Georgetown, TX to collaborate on sales of standardized systems in the Greater Central Texas Region, from Waco to San Antonio. Enviromaintenance (www.enviromaintenance.com) is a leading provider of large community scale-on-site wastewater treatment and disposal systems, with a significant market presence in the Mobile Home Park (MHP) industry in the greater Austin area. The company plans to recommend MWS’s fully integrated, modular wastewater treatment systems to MHPs, thereby providing mobile home park owners an affordable, reliable and efficient way to treat their wastewater. https://www.originclear.com/company-news/originclears-modular-water-systems-and-enviromaintenance-partner-for-water-on-demand-pilot-program.

Patents and Intellectual Property

On June 25, 2018, Dan Early granted the Company a worldwide, exclusive non-transferable license to intellectual property consisting of five issued US patents, and design software, CAD, marketing, design and specification documents (“Early IP”).

On May 20, 2020, we agreed on a renewal of the license for an additional ten years, with three-year extensions. We also gained the right to sublicense, and, with approval, to create ISO-compliant manufacturing joint ventures.

The license to the Early IP was included as part of the sale of the MWS assets to WODI on April 14, 2023.

The Early IP consists of combined protection on the materials and configurations of complete packaged water treatment systems, built into containers. The patents consist of the following:

#	Description	Patent No.	Date Patent Issued	Expiration Date
1	Wastewater System & Method	US 8,372,274 B2 Applications: WIPO, Mexico	02/12/13	07/16/31
2	Steel Reinforced HDPE Rainwater Harvesting	US 8,561,633 B2	10/22/13	05/16/32
3	Wastewater Treatment System CIP	US 8,871,089 B2	10/28/14	05/07/32
4	Scum Removal System for Liquids	US 9,205,353 B2	12/08/15	02/19/34
5	Portable, Steel Reinforced HDPE Pump Station CIP	US 9,217,244 B2	12/22/15	10/20/31

On May 10, 2021, OriginClear announced that it had filed a patent application titled “System And Method For Water Treatment Incentive”, for using blockchain technology and non-fungible tokens (NFT) to simplify the distribution of payments on outsourced water treatment and purification services billed on a pay-per-gallon basis ahead of inflation.

With the rising need for local, point-of-use or point-of-discharge water treatment solutions, the Modular Water Systems licensed IP family is the core to a portable, integrated, transportable, plug-and-play system that, unlike other packaged solutions, can be manufactured in series, have a longer life and are more respectful of the environment.

The common feature of this IP family is the use of a construction material (Structural Reinforced ThermoPlastic), for the containers that is:

●	more durable: an estimated 75 to 100-year life cycle as opposed to a few decades for metal, or 40 to 50 years maximum for concrete;

●	easier to manufacture: vessels manufacturing process can be automated; and

●	recyclable and can be made out of biomaterials

In addition, Patent No. 8,372,274 relates to the use of vessels or containers made out of this material combined with a configuration of functional modules, or process, for general water treatment.

Patent Nos. 8,561,633 and 8,871,089 are currently expired, however the Company believes these may be reinstated. Patent No. 8,561,633 is a stormwater filtration patent that does not pertain to the MWS business model. Patent No. 8,871,089 is a Continuation-in-Part (CIP) on the original Patent No. 8,372,274. This original patent and Patent No. 9,217,244 are the basis for the current MWS business and therefore the status of the CIP is not considered material.

Other subsequent patents, which build upon the original claims, focus on more targeted applications. These patents outline a given combination of modules engineered inside the vessel to address a specific water treatment challenge.

PRODUCTS, TECHNOLOGY AND SERVICES

Failing infrastructure and the rising cost of water are driving businesses to treat their own water. The Company provides on-premise systems enabling very high purification and recycling levels that centralized systems cannot achieve. Systems installed at the point of use become productive assets for businesses that also increase property values. Furthermore, the Company’s products help corporations improve their environmental, social and governance (ESG) standings with water management services.

The Company deploys advanced technologies at the point of use, with modular, prefabricated systems that create durable assets and water independence for industry, commerce and agriculture.

Product Portfolio

The Company groups its products into three main categories which fall under its separate business divisions:

●Water Treatment: achieving high grade purification;

●Water Conveyance: water transportation and pumping;

●Advanced Technologies: commercialization of innovative technologies; and

●Pay as you go financing for water treatment.

The Company’s complete line of compact, on-site, point-of-use products include: advanced purification systems that are skid, rack-mounted and containerized for reverse osmosis, ultrafiltration, media filtration, disinfection, water softening, ion exchange and electrodeionization (EDI), combined as needed in small to medium commercial and industrial applications, and custom-build projects. Water conveyance products include pump and lifting stations, modular storage tanks, and control monitoring panels.

The Company’s line of modular water products and systems create “instant infrastructure” – fully engineered, prefabricated and prepackaged systems that use durable, sophisticated materials. The units are available in standard capacities for onsite closed-loop systems at commercial business locations.

The Company’s rugged wastewater treatment plants, highly reliable pump stations, and premium water purification units typically offer 25 percent lower initial costs over conventional systems, with greater quality and full connectivity. These pump stations and wastewater treatment products utilize high density xecuti-plastics (HDPE) and proprietary, innovative prefabrication methods and materials that deliver the longest life and strongest products.

Market Opportunity

On a global basis, only twenty percent (20%) of all sewage and thirty percent (30%) of all industrial waste water are treated or recycled. Water leakage results in the loss of thirty-five percent (35%) of all clean water across the planet. Cutting that number in half would provide clean water for 100 million people. This is a situation of great danger, but also great potential.

We believe businesses can no longer rely on giant, centralized water utilities to meet the challenge. That is why more and more business users are doing their own water treatment and recycling. Whether by choice or necessity, those businesses that invest in onsite water systems gain a tangible asset on their business and real estate and can enjoy better water quality at a lower cost, especially if treated water is recycled.

We believe self-reliant businesses are quietly building “decentralized water wealth” for themselves while also helping their communities. Environmental, social and governance (ESG) investing guidelines, which drive about a quarter of all professionally managed assets around the world, specifically include the key factor of how well corporations manage water.

As civil infrastructure ages and fails and as the costs for new and replacement infrastructure increase year over year, we believe engineers and end-users will search for new ways and methods of deploying water and wastewater systems that are less expensive to deliver and much less expensive to own and operate with the mission intent of substantially increasing the replacement intervals currently experienced by conventional materials of construction and conventional product delivery models.

Operations & Markets

The Company focuses on meeting the needs of businesses looking for compact, advanced water treatment technologies that can be shipped to and installed at the point of use. The Company manufactures and distributes its professional-grade water treatment and conveyance products to commercial and industrial customers, fielding both direct and indirect sales channels to reach end-market clients such as hotels and resorts, real estate housing developments, office buildings, military installations, schools, farms, food and beverage manufacturers, industrial warehouse, oil and gas producers, and medical and pharmaceutical facilities.

The Company designs and prefabricates an entire line of turnkey containerized units under the Modular Water Systems™ brand, that enable water conveyance, purification, recycling and wastewater management. The units are assembled at contract locations, typically where the high density polyurethane (HDPE) casings are molded.

These onsite modular products provide clients with water independence through ownership and operational control over water quality, enabling them to increase productivity while reducing environmental, health and safety risks from pollution, contamination and corrosion. A similar benefit is achieved with the Company's pump station products.

Modular water products are trusted to balance performance with cost-effectiveness, enabling business users to go well beyond municipal standards for water quality, therefore achieving high levels of satisfaction for their own customers, and improved sustainability for their properties.

The Company’s water treatment equipment can boost real estate asset value as a fundamental capital improvement, combined with long-lasting water savings for the corporate bottom line.

Customers

Current water and wastewater treatment infrastructure faces a crisis. The prohibitive cost of repairing buried and aging infrastructure and the need to decrease energy use and waste in the water industry offers an opportunity for a complete design rethink. New technologies, often utilizing membranes, can decentralize water and wastewater infrastructure while improving water reuse by treating to a high standard at a small scale close to the source of generation. Additionally, new automated analytics offer solutions for these more complex decentralized solutions. (Lux Research: The Future of Decentralized Water, June 28, 2016). PWT has designed and fabricated water treatment systems for over twenty years. Major markets include:

●Potable Water for Small Communities

●Recirculated and Makeup Boiler and Cooling Tower Water

●Produced Water & Frac Flowback Water

●Food and Beverage Feed and Effluent Waters

●Mining Effluent

●Ground Water Recovery

●Agriculture Effluent

●Environmental Water Treatment for Reuse

Describing the water and wastewater treatment market as a pyramid, we put the major cities at the top of the pyramid, medium size cities in the middle and smaller towns, counties, cities, townships, state agencies, federal agencies, private individuals, commercial entities, industrial facilities, agriculture facilities at the base of the pyramid.

Sales and Marketing

PWT’s sales strategy differs from MWS’s efforts. PWT sales are dependent upon relationships with past end-use customers and certain manufacturers’ representatives who have relationships with their regional end use customers. MWS’s sales strategy is based on developing relationships with consulting engineers and general contractors as opposed to end-use customers.

As MWS sales strategies develop, PWT believes it will gain recognition with various consulting engineers and general contractors. PWT and MWS are currently developing a stronger national representatives network to take advantage of the relationship the sales representatives have gained with engineers, contractors and end use customers.

PWT and MWS have substantial experience in the water & wastewater market and as well as: conventional technologies and their limitations, new technologies, the size and demand of the market and how products are specified and implemented. They also have a strong customer focus throughout the organization to discover and diagnose the customer needs, design and deliver comprehensive solutions.

We believe the keys to capitalizing on the market are visibility, relationships, market understanding, and direct access to the opportunities. Strong marketing programs are also essential, and include: websites with solutions & credibility, sales support tools like literature& webinars and trade show presence.

Water industry projects move slowly. Most product lines for each of PWT and MWS are considered “pipeline” products and have a gestational period of 6 months to 3 years. We believe the best strategy to increase the pipeline of opportunities is to have more sales reps with relationships with engineers, contractors and end users.

Competition

PWT shares the market with a large number of suppliers which also provide system integration using multiple technologies. These include California’s PureAqua, Florida’s Harn RO, and Illinois’ Membrane Specialists. We believe PWT’s market share differs from those competitors in areas such as regional focus, customer loyalty, market focus, limited sales representation and other. For instance, 80%+ of PureAqua’s business in the Middle East, Harn RO focuses on drinking water systems for medium to large cities in the SE, Membrane Specialist focuses on tubular membranes and many more examples.

The Company is not aware of any direct competitors to MWS that are building complete water, xecutivter treatment systems, and pump stations utilizing SRTP type materials. There are several manufacturers which build metal prepackaged systems, such as Georgia’s AdEdge; however, such companies do not offer the range of hybrid treatment processes available through MWS. The major indirect competition continues to be custom designed and on-site constructed concrete & steel systems. Some fiberglass is used but is very difficult to detail, is brittle and again, has a limited life compared to SRTP systems.

While manufacturers of SRTP pipe could be competitors, none of MWS’s suppliers, other than Contech, for a short period of time, has sold, or intends to sell, comparable systems to MWS’s. Their focus is simply to sell miles of pipe.

Growth Opportunities

Domestic versus International

The market opportunity for each of WOD, PWT and MWS is not limited to the United States. The US only represents 5% of the world’s population. In addition, a great deal of that population resides in undeveloped regions or regions with poor treatment systems. We believe implementing the Company’s decentralized technology and products throughout the world with joint ventures has the potential to have a significant effect on our revenue growth.

Standardization

MWS is developing standardized designs and commoditized product engineering (eliminating the custom consulting engineering work reduces overall project costs), the goal being to design a single product once and use said design as a blueprint for future products. Our goal is to continue driving the standardization and completion of each product’s engineer technical package, using computer design algorithms and standard design approaches, so that engineering costs may potentially decrease to less than 1% for each unit sold, with a long-term goal of less than 0.1%.

Sharing Technology & Projects

PWT’s systems remove suspended solids, oils, metals, and dissolved chemicals & salts. MWS’s focus is on the removal of organic contaminants. It is not uncommon for a waste stream of water to be contaminated with both inorganics and organics, for example, many current animal farms with large amounts of waste effluent that currently is pumped to lagoons that are no longer meeting environmental standards. In the alternative, the water can be treated in-line with MWS products to remove the organics, then PWT’s systems used to remove dissolved inorganics to create water suitable for irrigation or drinking water for the animals. In addition, OriginClear’s proprietary technologies have been shown to successfully treat problems such as animal farm effluents.

By combining these technologies, the offering to customers becomes stronger and more effective. And both companies benefit from a new opportunity.

Facilities and Equipment

Manufacturing

PWT currently leases its facility. The facility is located at 2535 E. University Drive, McKinney, Texas 75069. There are five buildings totaling 12,400 square feet on the 1.7 acres of land. There is additional expansion space for several more assembly buildings when and if needed.

PWT’s in-house engineers and designers utilize modern 3-D CAD programs to design all of the systems sold by PWT. They also design, program and build all of the control systems and the Internet-connected Process Logic Control (PLC) video screen interfaces.

PWT in-house craftsmen complete the metal and plastic machining, welding and assembly of PWT’s systems.

MWS engineering resources are provided both internally and externally. Daniel Early leads the engineering program and relies on support from engineering personnel and PWT to assist with manufacturing and engineering. MWS subcontracts engineering support to PWT, which employs its own established and experienced engineering team. MWS also subcontracts 2D and 3D engineering design work to outside vendors to assist in the development of standardized drawings and proposals.

MWS’s specialized manufacturing is currently outsourced to PWT and, increasingly, to contractors, typically the manufacturers of its proprietary HDPE enclosures. They provide substantial critical manufacturing support to MWS; this support takes the form of various sub assembly fabrication (membrane modules, equipment skids, MWS equipment buildings, etc.), and MWS’s integrated control panels. Heavy plastic (such as HDPE) and/or custom plastic manufacturing are provided by contract manufacturers in Roanoke, Virginia and in Ontario, Canada. Additional sub-contract manufacturing is available through fabricators in Hopkins, MO, Corsicana, TX, and Vernon Hills, IL.

The components such as pumps, membranes and instruments are acquired through MWS’s normal vendors.

The building blocks of all systems are metal reinforced or structural profile wall reinforced thermoplastic pipe (SRTP) available from one of over a half dozen pipe suppliers. Being pipes they are manufactured to be sold into high volume applications and are very economical for MWS’s high value applications. MWS purchases these plastic cylinders up to 11’ in diameter and are utilized as the vessel or housing part of the water treatment systems.

More efficient fabrication and assembly equipment are available at relatively little cost to expedite the fabrication time and improve the quality. Some of that equipment includes CNC waterjet, large diameter core drills, fusion welders and roto molders.

Advisory Support for OriginClear

In September 2020, OriginClear announced that PhilanthroInvestors® had entered a strategic agreement with OriginClear and had listed the Company on its new Water PhilanthroInvestors program. At the same time, OriginClear appointed PhilanthroInvestors Founder, Ivan Anz and CEO, Arte Maren to OriginClear’s Board of Advisors. Recently, Mr. Maren was replaced by Mr. Skye Dayton as CEO and will continue to serve PhilanthroInvestors in an advisory role.

$H2O™

On May 10, 2021, OriginClear filed a patent application for its “System And Method For Water Treatment Incentive”, which includes blockchain technology and non-fungible tokens (“NFT(s)”) to simplify the distribution of payments on outsourced water treatment and purification services billed on a pay-per-gallon basis ahead of inflation, or Water On Demand.

On May 16, 2021, the Company applied for a registered trademark for the mark $H2O (also referred to as H2O) as the blockchain system representing this activity. The current filing basis is “Intent-to-use basis” (under Trademark Act Section 1(b)).

On June 10, 2021, the Company named Ricardo Fabiani Garcia, an OriginClear investor and veteran technologist, to the Company’s Board of Advisors. Mr. Garcia will advise the management team as it sets up the roadmap and chooses the resources for the $H2O project.

Neither our Water on Demand or other current business models rely on any blockchain system for operation, and we can accomplish our operational goals using ordinary financial and currency channels.

New Role of the Company

The Company, in its role as the CWIB, seeks to create, incubate or accelerate businesses in the water industry, and potentially outside of it.

Having achieved a spinoff of its three major properties into a company that achieved a $32 million valuation at the time of the Business Combination of October 24, 2023, the Company now intends to achieve similar results with other companies, in which it may take an equity position in addition to charging management fees.

We believe that our main strength is in helping to capitalize such companies through retail corporate development activities; and to help them achieve commercial proof of concept and scale; and to assist with mergers and acquisitions.

The Company cautions that suitable candidates for this new role may not be identified and even if identified, may not become partners or achieve commercial successes. The Company's focus for the foreseeable future remains the financing, development and support of its WODI subsidiary.

Employees

As of the date of this filing, the Company had 31 full-time employees.

Intellectual Property

With the spinoff of Water On Demand Inc and its operating divisions, the Company holds no patents directly, but indirectly has access to the licensed patents through MWS. The licensed intellectual property consists of five issued US patents, and design software, CAD, marketing, design and specification documents.

On May 10, 2021, the Company announced that it filed “System And Method For Water Treatment Incentive”, a patent application for using blockchain technology and non-fungible tokens (NFT) to simplify the distribution of payments on outsourced water treatment and purification services billed on a pay-per-gallon basis ahead of inflation. The application status is provisional.

The ORIGINCLEAR trademark application has newly registered as US Trademark Registration 7,296,730 issued on February 6, 2024. The ORIGINCLEAR logo trademark application has registered as US Trademark Registration 7,296,731 issued on February 6, 2024.

Other trademarks in process of registration include:

Trademarks: $H2O, WATERPRENEUR, CLEARAQUA, THE WATER COIN FOR THE WORLD, WATER - THE BLUE GOLD, THE CLEAN WATER INNOVATION HUB.

The Company relies and expects to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this Annual Report on Form 10-K. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this Offering Circular.

Critical Accounting Policies

The Securities and Exchange Commission (“SEC”) defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.

Recently Issued Accounting Pronouncements

Management adopted a recently issued accounting pronouncement during the year ended December 31, 2023, as disclosed in the Notes to the financial statements included in this report.

Revenue Recognition

We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined. Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s goodwill, impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, inventory valuation, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2023, the amounts reported for cash, prepaid expenses, accounts payable and accrued expenses approximate the fair value because of their short maturities.

Presentation of Financial Statements - Discontinued Operations

In accordance with ASC 205-20, a disposal of a component or a group of components should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when a component of or group of components meets the initial criteria for classification of held for sale to be classified as held for sale.

Since the proposed business combination of WODI with FRLA meets all the initial criteria for classification of held for sale, the assets, liabilities and operating results of WODI have been classified as held-for-sale in the periods ending December 31, 2023 and financial statements of the prior year ending in December 31, 2022 have been adjusted to reflect comparable. (See Note 3).

The following discussion relates to the Company’s comparative analysis of the continuing operations only for the years ended December 31, 2023 and December 31, 2022.

Results of Continuing Operations for the years ended December 31, 2023 and 2022.

	Year Ended
	December 31, 2023	December 31, 2022
Revenue	$26,292	$26,292
Cost of Goods Sold	-	-
Operating Expenses, Depreciation and Amortization	5,427,852	5,978,415

Loss from Continuing Operations before Other Income (Expense)	(5,401,560)	(5,952,123)

Other Income (Expense)	8,707,253	(4,514,272)

Net Income (Loss) from continuing operations	$(11,625,783)	$(10,790,721)

Revenue and Cost of Sales

Revenue for the year ended December 31, 2023 and 2022 was $26,292 and $26,292, respectively. There was no cost of sales for the year ended December 31, 2023 and 2022, respectively.

Operating Expenses

Selling and Marketing Expenses

Selling and Marketing (“S&M”) expenses for the years ended December 31, 2023 and 2022, were $2,382,753 and $2,618,083, respectively. The decrease in selling and marketing expenses was primarily due to a decrease in marketing and investor relations expense.

General Administrative Expenses

General administrative (“G&A”) expenses for the years ended December 31, 2023 and 2022, were $3,018,782 and $3,215,934, respectively. General and administrative expenses decreased primarily due to a decrease in non-cash outside services expense.

Depreciation Expense

Depreciation expense for the years ended December 31, 2023 and 2022, were $26,317 and $30,398, respectively.

Other Income and Expenses

Other income and (expenses) increased by $13,221,525 to $8,707,253 for the year ended December 31, 2023, compared to $(4,514,272) for the year ended December 31, 2022. The increase was predominantly the result of an increase in gain on redemption of common stock in the amount of $7,499,390, an increase in the fair value of the derivatives in the amount of $4,888,920, a gain on write off of loans payable in the amount of $143,064, unrealized gain on investment securities in the amount of $196,836, settlement for non-conversion of common stock in the amount of $13,500, gain on conversion of preferred in the amount of $434,380, and interest expense of $95,435, with a decrease in impairment of receivable in the amount of $50,000.

Net Income (Loss)

Our net loss increased by $835,062 to $(11,625,783) for the year ended December 31, 2023, compared to net loss of $(10,790,721) for the year ended December 31, 2022. The majority of the increase in net loss was due primarily to an increase in other income and expenses and net change in derivative instruments estimated each period. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price, volatility, variable conversion prices based on market prices defined in the respective agreements and probabilities of certain outcomes based on managements’ estimates. These inputs are subject to significant changes from period to period, therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

The financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if we are unable to continue as a going concern. During the year ended December 31, 2023, total cash used in operations was $5,513,658. As of December 31, 2023, we had a working capital deficit of $32,249,892 and a shareholders’ deficit of $39,263,958. These factors, among others raise substantial doubt about our ability to continue as a going concern. Our independent auditors, in their report on our audited financial statements for the year ended December 31, 2023 expressed substantial doubt about our ability to continue as a going concern. The ability of us to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. We have obtained funds from investors in the year ended December 31, 2023, and have standing purchase orders and open invoices with customers and we are pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern in the medium to long term. Management believes this funding will continue from our current investors and new investors. There can be no assurance that such funding will be available to the Company in the amount required at any time or, if available, that it can be obtained on terms satisfactory to the Company. Management believes the existing shareholders, the prospective new investors and current and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations.

At December 31, 2023 and December 31, 2022, we had cash of $114,640 and $790,697, respectively, and working capital deficit of $32,249,892 and $14,245,179, respectively. The increase in working capital deficit was due primarily to an increase in convertible promissory notes.

During the year ended December 31, 2023, we raised a net aggregate of $610,450 in offerings of preferred stock and $6,923,000 in convertible secured promissory notes. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future revenue, however, there cannot be any assurance that we will be able to raise additional capital from financings.

Net cash used in operating activities was $(5,513,658) for the year ended December 31, 2023, compared to $(4,648,365) for the year ended December 31, 2022. The increase in cash used in operating activities was due primarily to an increase in accrued expenses.

Net cash flows (used in) investing activities for the year ended December 31, 2023 and 2022 were $(3,746,985) and $(1,158,904), respectively. The net decrease in cash used in investing activities was primarily due to an increase in purchase of SPAC notes payable.

Net cash flows provided by financing activities was $8,394,659 for the year ended December 31, 2023, as compared to $6,455,662 for the prior year ended December 31, 2022. The increase in cash provided by financing activities was primarily due to proceeds from secured promissory notes.

We do not have any material commitments for capital expenditures during the next twelve months. Although our proceeds from the issuance of convertible debt together with revenue from operations are currently sufficient to fund our operating expenses in the near future, we will need to raise additional funds in the future so that we can expand our operations. Therefore, our future operations are dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

We have estimated our current average burn and believe that we have assets to ensure that we can function without liquidation for a limited time, due to our cash on hand, growing revenue, and our ability to raise money from our investor base. Based on the aforesaid, we believe we have the ability to continue our operations for the immediate future and will be able to realize assets and discharge liabilities in the normal course of operations. However, there cannot be any assurance that any of the aforementioned assumptions will come to fruition and as such we may only be able to function for a short time.

Recent Trends

Known trends, demands, commitments, events, or uncertainties that are reasonably likely to cause reported financial information not to be necessarily indicative of future operating results is set forth throughout this Report.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Results of Operations for the three months ended March 31, 2024 compared to the three months ended March 31, 2023. Revenue and Cost of Sales

Revenue for the three months ended March 31, 2024 and 2023 was $6,573 and $6,573, respectively. There was no cost of sales for the three months ended March 31, 2024 and 2023, respectively.

Selling and Marketing Expenses

For the three months ended March 31, 2024, we had selling and marketing expenses of $526,640, compared to $796,619 for the three months ended March 31, 2023. The decrease in selling and marketing expenses was primarily due to a decrease in marketing expenses.

General and Administrative Expenses

For the three months ended March 31, 2024, we had general and administrative expenses of $893,300 compared to $813,192 for the three months ended March 31, 2023. The increase in general and administrative expenses was primarily due to an increase in outside services.

Other Income and (Expenses)

Other income and (expenses) increased by $17,639,232 to $(12,239,373) for the three months ended March 31, 2024, compared to $5,399,859 for the three months ended March 31, 2023. The increase was due primarily to an increase in loss on non-cash accounts associated with the change in fair value of the derivatives in the amount of $16,642,571 and gain on redemption of common stock of $1,114,765, offset by an increase in unrealized gain on investment securities of $31,646, impairment of receivable of $50,000 and decrease in interest expense of $36,458.

Net Income/(Loss)

Our net loss increased by $15,497,473 to $(15,896,283) for the three months ended March 31, 2024, compared to net loss of $(491,534) for the three months ended March 31, 2023. The majority of the increase in net loss was due primarily to an increase in other expenses associated with the net change in fair value of derivative instruments estimated each period. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price, volatility, variable conversion prices based on market prices defined in the respective agreements and probabilities of certain outcomes based on managements’ estimates. These inputs are subject to significant changes from period to period, therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

The condensed consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying condensed consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company has not generated significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, raising additional capital and increasing sales. We obtained funds from investors during the three months ending March 31, 2024. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of equity financing.

In connection with our prior sale of Series M Preferred Stock conducted under Regulation A under the Securities Act, we may be subject to claims for rescission. If this occurs, it may have a negative effect on our liquidity.

At March 31, 2024 and December 31, 2023, we had cash of $157,351 and $114,640 and a working capital deficit of $45,837,183 and $32,249,892 respectively. The increase in working capital deficit was due primarily to an increase in non-cash derivative liabilities, current liabilities held-for-sale and accrued expenses, with a decrease in convertible promissory notes.

During the period ended March 31, 2024, we raised an aggregate of $252,500 from the sale of preferred stock in private placements and $1,386,230 for WODI convertible secured promissory notes and warrants. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future revenue.

Net cash used in operating activities was $725,756 for the three months ended March 31, 2024, compared to $1,906,841 for the prior period ended March 31, 2023. The decrease in cash used in operating activities was primarily due to a decrease in value added to note purchase agreements, impairment of receivable and gain on redemption of common stock, with an increase in contracts receivable, contract assets, accrued expenses and contract liabilities.

Net cash flows used in investing activities was $561,500 for the three months ended March 31, 2024, compared to $1,662,420 for the prior period ended March 31, 2023. The decrease in cash used in investing activities was primarily due to a decrease in notes receivables during the period.

Net cash flows provided by financing activities was $1,458,596 for the three months ended March 31, 2024, as compared to $3,210,161 for the three months ended March 31, 2023. The decrease in cash provided by financing activities was due primarily to a decrease in proceeds for issuance of preferred stock and promissory notes. To date we have principally financed our operations through the sale of our common and preferred stock and the issuance of debt.

We do not have any material commitments for capital expenditures during the next twelve months. Although our proceeds from the issuance of securities together with revenue from operations are currently sufficient to fund our operating expenses in the near future, we will need to raise additional funds in the future so that we can maintain and expand our operations. Therefore, our future operations are dependent on our ability to secure additional financing, which may not be available on acceptable terms, or at all. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

We have estimated our current average burn, and believe that we have assets to ensure that we can function without liquidation for a limited time, due to our cash on hand, growing revenue, and our ability to raise money from our investor base. Based on the aforesaid, we believe we have the ability to continue our operations for the immediate future and will be able to realize assets and discharge liabilities in the normal course of operations. However, there cannot be any assurance that any of the aforementioned assumptions will come to fruition and as such we may only be able to function for a short time.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s executive officers and key members of the management team (the “Leadership”) and the sole member of the board of directors of the Company as of April 26, 2024 are listed below. The sole director and Leadership are full-time employees.

Name	Age	Position
T. Riggs Eckelberry	72	Chief Executive Officer, Chairman of the Board of Directors, Secretary, Treasurer, and President

Prasad Tare	49	Chief Financial Officer

Tom Marchesello	54	Chief Operating Officer

Anthony Fidaleo	65	Director

Jean-Louis Kindler	61	Director

Byron Elton	69	Director

T. Riggs Eckelberry - Chief Executive Officer, Chairman of the Board of Directors, Secretary, Treasurer, and President

Mr. Eckelberry has served as our Chief Executive Officer, Chairman, Secretary, Treasurer, and President since our inception in June 2007. As co-founder, Mr. Eckelberry brings his veteran technology management skills to the Blue Technology sector. As President and COO of CyberDefender Corporation from 2005 to 2006, he was instrumental in building the company and its innovative product line, helping to achieve initial funding and a NASDAQ IPO. From 2001 to mid-2005, he helped launch and turn around technology companies as founder and President of TechTransform, a technology consulting firm. In 2004, he was a key member of the team that commercialized YellowPages.com, resulting in its sale for $100 million to SBC/BellSouth. In 2003, he helped make Panda Software a key player in the US market as the General Manager of its US unit. During the high-tech boom of the 1990s, he was responsible for the global brand success of the software product, CleanSweep; as Chief operating Officer of MicroHouse Technologies, he helped to achieve a successful sale of the company to Earthweb; and he was a key member of the team that sale of venture-backed TriVida to what is now a division of ValueClick: (VCLK). During Mr. Eckelberry’s early career in the non-profit sector, he received a master’s license for oceangoing vessels. As one of the founders of the Company and a veteran executive, Mr. Eckelberry’s experience and qualifications are essential to the board of directors.

Prasad Tare – Chief Financial Officer

Mr. Tare was named CFO in June 2021. Mr. Tare brings 15+ years of experience in public accounting, financial reporting, risk and internal controls advisory services. His skillset includes company-wide risk assessments to improve focus to critical areas as well as more efficient and effective audit activities. Mr. Tare started his career with PwC India, where he was part of the financial statements’ assurance teams for various multi-national companies. In 2004, he moved to the United States where he has worked for top regional and national public accounting and consulting firms. He also led external audit engagements for large public companies like Steve Madden, The United Retail Group, and Double-Take Software.

Tom Marchesello – Chief Operating Officer

Mr. Marchesello was named COO in June 2019. For the five years prior to joining the Company, Mr. Marchesello operated as an executive-level Business Consultant, specializing in environmental, social and governance (ESG) corporate strategy, operations, & investor relations to private-equity funded portfolio companies in high technology & industrial manufacturing industries. Prior to that, he was Director of M&A with Bainbridge. Mr. Marchesello served in the U.S. Air Force as a Captain at Air Force Space Command headquarters, leading aerospace operations and strategic planning for satellite communications, earth science monitoring and Geographic Information (GIS) and Positioning (GPS) Systems. After leaving the service, Mr. Marchesello worked in finance and high technology operations for 20 years with such companies as Sony Electronics, Thompson Reuters, Morgan Stanley, Bainbridge and CME Group. Mr. Marchesello holds a BS in Finance from Pennsylvania State University and an MBA from San Diego State University and holds US Patent #7,613,634, for performing Electronic Retailing. He received two Air Force Achievement Medals, two Air Force Commendation Medals and a Gulf War Service Medal.

Anthony Fidaleo – Director

Mr. Fidaleo has served as our director since June 2012. Mr. Fidaleo has run his own accounting and consulting practice since 1992, primarily as an acting Chief Financial Officer or Senior Consultant for publicly traded companies ranging from start-ups to Fortune 500 companies. From November 2005 to February 2009 Mr. Fidaleo was the Chief Financial Officer, Chief Operating Officer, Executive Vice President and Member of the Board of Directors and Operating Committee for iMedia International, Inc. an early stage publicly traded interactive content solutions company. Mr. Fidaleo is a California CPA (inactive) and was in public accounting from 1982 through 1992, primarily with BDO Seidman, LLP where he attained the level of audit senior manager. Mr. Fidaleo holds a B.S. degree in Accounting from California State University at Long Beach. Mr. Fidaleo’s accounting and financial experience qualifies him to serve as a member of our board of directors.

Jean-Louis Kindler – Director

Mr. (“JL”) Kindler has served as our director since December 2013. As President of OriginClear Technologies, he led the commercialization of OriginClear’s breakthrough water treatment technology. Since 2019, he has been the CEO of Clean Energy Enterprises Inc., established to commercialize the Blue Tower biomass-to-hydrogen system he helped develop two decades ago in Japan. Mr. Kindler is a veteran of 25 years as both a top executive and engineer in environmental technologies. Before OriginClear, JL was co-founder and Chief Technology Officer of Ennesys, the company’s French joint venture, where he designed its patent-pending waste-to-energy system. Earlier, as founding CEO of MHS Equipment, a French nanotechnologies equipment manufacturing firm (42 M€, 360 employees in 2008), he led the development of a breakthrough fuel cell process. And earlier still, his twenty-year career in Japan gave him unique insight into fast-growing Asian markets. There, as principal of technology incubator Pacific Junction, JL completed various assignments. These included technology sourcing for the French industrial group GEC-Altshom, building the first commercial unit of the Blue Tower (to which he has recently returned in its now-fourth generation), and market development for a fluids mixing technology that helped inspire early OriginClear inventions. Mr. Kindler holds a Master’s in Economics and Public Policy from the Institute of Political Science in Lyon, France, and an MBA in International Management in Paris. Mr. Kindler’s executive and management experience, and past involvement in the company’s technology and operations, qualifies him to serve as a member of our board of directors.

Byron Elton – Director

Mr. Elton has served as our director since January 2014. Mr. Elton is an experienced media and marketing executive with a proven record in pioneering new business development strategies and building top-flight marketing organizations. Since June 2018, he has been President of Elton Enterprises, Inc., which is involved in the wellness, fitness and health sector. Elton is currently opening six StretchLab Studios in the Los Angeles and Seattle markets (stretchlab.com). He is a co-founder since June 2017 of Pardue Associates, operating monsho, a brand-centric, creative communications agency focused on delivering results. From 2013 to 2017, Mr. Elton was a partner of Clear Search, an executive search firm. Prior to that, from 2009 until 2013, Mr. Elton served as President and Chief Executive Officer of Carbon Sciences, Inc. (“Carbon Sciences”) (OTCBB: CABN) and has served as Chairman of Carbon Sciences since March 2009. Carbon Sciences is an early stage company developing a technology to convert earth destroying carbon dioxide into a useful form that will not contribute to greenhouse gas. Mr. Elton previously served as Senior Vice President of Sales for Univision Online from 2007 to 2008. Mr. Elton also served for eight years as an executive at AOL Media Networks from 2000 to 2007, where his assignments included Regional Vice President of Sales for AOL and Senior Vice President of E-Commerce for AOL Canada. His broadcast media experience includes leading the ABC affiliate in Santa Barbara, California in 1995 to 2000 and the CBS affiliate in Monterrey, California, from 1998 to 1999, in addition to serving as President of the Alaskan Television Network from 1995 to 1999. Mr. Elton studied Advertising and Marketing Communications at Brigham Young University. Mr. Elton’s executive and management experience qualifies him to serve as a member of our board of directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
T. Riggs Eckelberry, Chief Executive Officer	2022	360,000	-	-	-	-	-	3,000	363,000
	2023	370,000	50,000	(1)				3,000	423,000
Prasad Tare, Chief Financial Officer	2022	180,000	10,000	-	-	-	-	3,000	193,000
	2023	180,000	18,750	(2)				3,000	201,750
Tom Marchesello	2022	150,000							150,000
Chief Operating Officer	2023	150,000							150,000

(1)Mr. Eckelberry received the right to receive up to 1,100,000 shares of common stock pursuant to a Restricted Stock Grant Agreement, which shares are subject to vesting and forfeiture.

(2)Mr. Tare received the right to receive up to 200,000 shares of common stock pursuant to a Restricted Stock Grant Agreement, which shares are subject to vesting and forfeiture.

Outstanding Equity Awards at March 31, 2024

The following table summarizes the outstanding equity awards held by each of our named executive officers as of March 31, 2024, which were granted under the Equity Incentive Plan. The numbers in the following table have not been adjusted to reflect any adjustment in contemplation of the Business Combination transaction.

	Equity Awards
Name	Restricted Share Grants	Stock Options	Other Awards
T. Riggs Eckelberry, Chief Executive Officer(1)(2)	1,100,000
Prasad Tare, Chief Financial Officer(3)(4)	200,000

(1)Mr. Eckelberry’s restricted stock grants are subject to a two-year vesting schedule, with 100% of the shares vesting on October 23, 2025, subject to Mr. Eckelberry’s continuous service through each vesting date.

(2)In the event of a change of control event, the awards will automatically vest in full, immediately prior to the occurrence of the change of control event.

(3)Mr. Tare’s restricted stock grants are subject to a two-year vesting schedule, with 100% of the shares vesting on October 23, 2025, subject to Mr. Tare’s continuous service through each vesting date.

(4)In the event of a change of control event, the awards will automatically vest in full, immediately prior to the occurrence of the change of control event.

Employment Agreements

We currently do not have an employment agreement with our Chief Executive Officer, Mr. Eckelberry, who was paid an annual salary of $360,000, increased to $420,000 as of November 1, 2023. Bonus payments, if any, are determined by the Board of Directors. For the year ended 2023, our Chief Executive Officer received a bonus in the amount of $50,000. We currently do not have an employment agreement with our Chief Financial Officer, Mr. Tare who is paid an annual salary of $180,000. For the year ended 2023, our Chief Financial Officer received a bonus in the amount of $18,750. We currently do not have an employment agreement with our Chief Operating Officer, Mr. Marchesello, who is paid an annual salary of $150,000.

Employee Benefit Plans

Beginning June 1, 2008, we implemented a company health plan for our employees.

Compensation of Directors

Our current directors presently do not receive monetary compensation for their service on the board of directors. Directors may receive compensation for their services in the future and reimbursement for their expenses as shall be determined from time to time by resolution of the board of directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 1, 2024, by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who beneficially owns more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC. The percentage ownership of each beneficial owner is based on 1,557,594,115 outstanding shares of common stock. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name and Title of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares
T. Riggs Eckelberry, Chief Executive Officer, Chairman, Secretary, Treasurer, President (2)	4,657,515	*

Prasad Tare, Chief Financial Officer	1,903,439	*

Tom Marchesello, Chief Operating Officer	4,540,662	*

Anthony Fidaleo, Director	168	*

Byron Elton, Director	166	*

Jean-Louis Kindler, Director	1	*

Directors and executive officers as a group (5 persons)	11,101,951	*

Ronald Von Soosten	101,700,224	6.5%

Marc Stevens	107,988,978	6.9%

Stephen St Angelo	77,943,662	5.0%

*	Less than 1%

(1)	The address of each director and named executive officer listed above is c/o OriginClear, Inc., 13575 58th Street North, Suite 200, Clearwater, FL 33760.

(2)

Mr. Eckelberry also owns all the 1,000 outstanding shares of our Series C preferred stock which entitles Mr. Eckelberry to 51% of the total voting power on all shareholder matters of the Company. The ownership of these shares is conditioned on the holder’s continued position as CEO.

On March 15, 2017, the Company filed a Certificate of Designation for its Series C preferred stock with the Secretary of State of Nevada (the “Certificate of Designation”) designating 1,000 shares of its authorized preferred stock as Series C preferred stock. The shares of Series C preferred stock have a par value of $0.0001 per share. The Series C preferred shares do not have a dividend rate or liquidation preference and are not convertible into shares of common stock.

For so long as any shares of the Series C preferred stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have voting power equal to 51% of the total vote (representing a super majority voting power) on all shareholder matters of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series C preferred stock.

The shares of the Series C preferred stock shall be automatically redeemed by the Company at their par value on the first to occur of the following triggering events: (i) on the date that Mr. Eckelberry ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of the Company, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series C preferred stock set forth in the Certificate of Designation.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than grants of stock options, we have not entered into any transactions in which the management or related persons have an interest outside of the ordinary course of our operations.

SECURITIES BEING OFFERED

General

The Company is offering 3,650,000,000 units (“Unit(s)”) at an offering price of $0.01 per Unit (the “Primary Units”), with each unit consisting of 1 share of common stock par value $0.0001 and one warrant to purchase 1 common share (the “Unit Warrants”).  In addition, the Company is offering certain purchasers of the Units bonus shares (“Bonus Shares”) equal to ten percent (10%) pursuant to the bonus program (“Bonus Program”) based upon investment level.  The maximum number of Bonus Shares issuable is 365,000,000.  Investors participating in the Bonus Program may receive an effective discount of up to $0.001 per share or 10%.  The Company is also seeking to qualify up to 100,000,000 shares offered by the selling shareholders (“Resale Shares”) and 100,000,000 warrants to purchase common stock issued by the Company to the purchasers of the Resale Shares (“Resale Warrants” and together with the “Unit Warrants”, the “Warrants”).  A Resale Share and a Resale Warrant shall be referenced herein as the “Resale Units” and, together with the Primary Units, the “Offered Units”.  Finally, the Company is also seeking to qualify up to 3,750,000 additional shares of common stock issuable upon exercise of all of the Warrants.  Each Warrant has an expiry of twelve months and is exercisable at $0.01 per warrant share.

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s amended and restated certificate of incorporation and bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company’s capital stock, you should refer to the amended and restated certificate of incorporation and bylaws and to the applicable provisions of Nevada law.

At the date of this Offering Circular, the Company’s authorized capital stock consists of:

•Common stock, $0.0001 par value, 16,000,000,000 shares authorized and 1,593,952,320 shares issued and outstanding as of May 22, 2024; and

•Preferred stock, $0.0001 par value, 550,000,000 shares authorized and 31,544,578 shares issued and outstanding as of May 22, 2024.

Common Stock

We have one class of common stock.

Voting Rights

Holders of our Common Stock are entitled to vote on any matter that is submitted to a vote of our stockholders.  Holders of Common Stock are entitled to one vote per share. Holders of shares of Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Nevada law or our certificate of incorporation.

Our board of directors currently consists of four members and we have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividend Rights

Holders of the Company’s common stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds and only following payment to holders of the Company’s Preferred Stock, as detailed in the Company’s amended and restated certificate of incorporation. Following payment of dividends to the holders of Preferred Stock in accordance with the preferential order set out in the amended and restated certificate of incorporation, and any certificate of designation, any additional dividends set aside or paid in a given year, shall be set aside and paid among the holders of the Preferred Stock and common stock on an as-converted basis. The rights to dividends are not cumulative. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company and only after the satisfaction of any liquidation preferences granted to the holders of all shares of the outstanding Preferred Stock in accordance with the liquidation stack provided for in the amended and restated certificate of incorporation of the Company.

Rights and Preferences

Holders of the Company’s common stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s common stock.

Preferred Stock

The Company has designated and authorized the issuance of the following series of Preferred Stock.

OriginClear, Inc. Preferred Stock

Series C

On March 14, 2017, the Board of Directors authorized the issuance of 1,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry in exchange for his continued employment with the Company. The holder of Series C preferred stock is not entitled to receive dividends, is not entitled to any liquidation preference and shares of Series C preferred stock does not have any conversion rights. The Series C Preferred Stock entitles the holder to 51% of the total voting power of our stockholders. The purchase price of the Series C preferred stock was $0.0001 per share representing a total purchase price of $0.10 for 1,000 shares. As of March 31, 2024, there were 1,000 shares of Series C preferred stock outstanding held by Mr. Eckelberry.

Series D-1

On April 13, 2018, the Company designated 50,000,000 shares of its authorized preferred stock as Series D-1 preferred stock. The shares of Series D-1 preferred stock are not entitled to dividends and do not have a liquidation preference. Each share of Series D-1 preferred stock is convertible into 0.0005 of one share of common stock. The Series D-1 preferred stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of our outstanding common stock, which amount may be increased to 9.99% at the holders discretion upon 61 days’ written notice. As of March 31, 2024, there were 31,500,000 shares of Series D-1 preferred stock issued and outstanding.

Series F

On August 14, 2018, the Company designated 6,000 shares as Series F preferred stock. The shares of Series F preferred stock have a liquidation preference equal to the stated value of $1,000 per share plus any accrued but unpaid dividends. The Series F preferred stock is not convertible into common stock. The holders of outstanding shares of Series F preferred stock are entitled to quarterly dividends at the annual rate of 8% of the stated value, in preference to any dividends on the common stock. The shares of Series F preferred stock do not carry any voting rights. The Company may, in its sole discretion, at any time while the Series F preferred stock is outstanding, redeem all or any portion of the outstanding Series preferred stock at a price equal to the stated value, plus any accrued but unpaid dividends. The Company was required to redeem all outstanding shares of Series F preferred stock on September 1, 2020. During the three months ended March 31, 2024, the Company exchanged an aggregate of 10 shares of Series F preferred stock for 10 shares of Series Q preferred stock. The shares were exchanged within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, the Company had 50 outstanding shares of Series F preferred stock, which the Company was required to, and failed to redeem on September 1, 2020, and remains in default for an aggregate redemption price (equal to the stated value) of $50,000.

Series G

On January 16, 2019, the Company designated 6,000 shares as Series G preferred stock, each share having a stated value of $1,000 per share and holders of Series G preferred stock are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly. The Series G preferred stock does not have voting rights, except as required by law and is not convertible into common stock. The Company may, in its sole discretion, at any time while the Series G preferred stock is outstanding, redeem all or any portion of the outstanding Series G preferred stock at a price equal to the stated value plus any accrued but unpaid dividends. The Company was required to redeem such shares of Series G preferred stock on April 30, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. Pursuant to certain subscription agreements entered into with purchasers of the Series G preferred stock, each purchaser received shares of the Company’s common stock equal to an amount of, for each share of Series G preferred stock purchased, five hundred dollars ($500) divided by the closing price on the date the Company receives the executed subscription documents and purchase price from such investor. As of March 31, 2024, there were 25 shares of Series G preferred stock issued and outstanding, which the Company was required to, and failed to redeem on April 30, 2021, for an aggregate redemption price (equal to the stated value) of $25,000.

Series I

On April 3, 2019, the Company designated 4,000 shares of preferred stock as Series I. The Series I has a stated value of $1,000 per share. Series I holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series I is not entitled to any voting rights except as may be required by applicable law, and are not convertible into common stock. The Company has the right to redeem the Series I at any time while the Series I are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company is required to redeem the Series I two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series I between May 2, 2021 and June 10, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. As of March 31, 2024, there were 25 shares of Series I preferred stock issued and outstanding which the Company was required to, and failed to redeem by June 10, 2021, and was and remains in default for an aggregate redemption price (equal to the stated value) of $25,000.

Series J

On April 3, 2019, the Company designated 100,000 shares of preferred stock as Series J. The Series J has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series J preferred stock is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series J COD, which includes certain make-good shares for certain prior investors. As of March 31, 2024, there were 210 shares of Series J preferred stock issued and outstanding.

Series K

On June 3, 2019, the Company designated 4,000 shares of preferred stock as Series K. The Series K has a stated value of $1,000 per share. Series K holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series K is not entitled to any voting rights except as may be required by applicable law and is not convertible into common stock. The Company has the right to redeem the Series K at any time while the Series K are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company was required to redeem the Series K two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series K between August 5, 2021 and April 24, 2022, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. During the three months ended March 31, 2024, the Company exchanged an aggregate of 10 shares of Series K preferred stock for 10 shares of Series W preferred stock. The shares were exchanged within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 297 shares of Series K preferred stock issued and outstanding which the Company was required to, and failed to redeem by April 24, 2022, and was and remains in default for an aggregate redemption price (equal to the stated value) of $297,150.

Series L

On June 3, 2019, the Company designated 100,000 shares of preferred stock as Series L. The Series L has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series L preferred stock is convertible into shares of the Company’s common stock pursuant to the Series L COD, which includes certain make-good shares for certain prior investors. As of March 31, 2024, there were 321 shares of Series L preferred stock issued and outstanding.

Series M

Pursuant to the Amended and Restated Certificate of Designation of Series M Preferred Stock filed with the Secretary of State of Nevada on July 1, 2020, the Company designated 800,000 shares of its preferred stock as Series M Preferred Stock. Each share of Series M Preferred Stock has a stated value of $25. The Series M Preferred Stock is not convertible into common stock. The holders of outstanding shares of Series M Preferred Stock are entitled to receive dividends, at the annual rate of 10%, payable monthly, payable in preference and priority to any payment of any dividend on the common stock. The Series M Preferred Stock is entitled to a liquidation preference in an amount equal to $25 per share plus any declared but unpaid dividends, before any payments to holders of common stock. The Series M Preferred Stock have no pre-emptive or subscription rights, and there are no sinking fund provisions applicable to the Series M Preferred Stock. The Series M Preferred Stock does not have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series M Preferred Stock (see ITEM 15. Exhibit 3.29). To the extent it may lawfully do so, the Company may, in its sole discretion, at any time when there are outstanding shares of Series M Preferred Stock, redeem any or all of the then outstanding shares of Series M Preferred Stock at a redemption price of $37.50 per share (150% of the stated value) plus any accrued but unpaid dividends. As of March 31, 2024, there were 40,300 shares of Series M preferred stock issued and outstanding.

Series O

On April 27, 2020, the Company designated 2,000 shares of preferred stock as Series O preferred stock. The Series O preferred stock has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends (i) in cash at an annual rate of 8% of the stated value, and (ii) in shares of common stock of the Company (valued based on the conversion price as in effect on the last trading day of the applicable fiscal quarter) at an annual rate of 4% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series O preferred stock has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series O preferred stock has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series O preferred stock. The Series O preferred stock does not have voting rights except as required by law. The Series O preferred stock is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series O preferred stock being converted by the conversion price, provided that, the Series O may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series O preferred stock at any time while the Series O preferred stock are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the three months ended March 31, 2024, the Company issued an aggregate of 172,730 shares of common stock in prorated 4% annualized dividends which were recorded as interest expense. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 190 shares of Series O preferred stock issued and outstanding.

Series P

On April 27, 2020, the Company designated 500 shares of preferred stock as Series P preferred stock. The Series P preferred stock has a stated value of $1,000 per share and entitles holders to receive dividends on an as-converted basis with the Company’s common stock. The Series P preferred stock is convertible into stock of the Company pursuant to the Series P COD, which includes certain make-good shares for certain prior investors, and provided that, the Series P preferred stock may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Series P preferred stock entitles the holders to a payment on an as-converted and pari-passu basis with the common stock upon any liquidation. The Series P preferred stock has no preemptive or subscription rights, and there is no sinking fund or redemption provisions applicable to the Series P preferred stock. The Series P preferred stock votes on an as-converted basis with the common stock, subject to the beneficial ownership limitation. As of March 31, 2024, there were 30 shares of Series P preferred stock issued and outstanding.

Series Q

On August 21, 2020, the Company designated 2,000 shares of preferred stock as Series Q Preferred Stock. The Series Q Preferred Stock has a stated value of $1,000 per share and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series Q Preferred Stock has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series Q Preferred Stock has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series Q Preferred Stock. The Series Q Preferred Stock does not have voting rights except as required by law. The Series Q Preferred Stock is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series Q Preferred Stock being converted by the conversion price, provided that, the Series Q may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series Q Preferred Stock at any time while the Series Q Preferred Stock are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the three months ended March 31, 2024, the Company issued an aggregate of 4,576,458 shares of common stock upon conversion of 20 shares of Series Q preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 410 shares of Series Q preferred stock issued and outstanding.

Series R

On November 16, 2020, the Company designated 5,000 shares of preferred stock as Series R. The Series R has a stated value of $1,000 per share and entitles holders to receive cumulative dividends in cash at an annual rate of 10% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series R holders are not entitled to any voting rights except as may be required by applicable law. The Series R is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series R being converted by the conversion price; certain prior investors will also be entitled to certain make-good shares; provided that, the Series R may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series R at any time while the Series R are outstanding at a redemption price equal to, if paid in cash, the stated value plus any accrued but unpaid cash dividends, or, if paid in shares of common stock, in an amount of shares determined by dividing the stated value being redeemed by the conversion price. During the three months ended March 31, 2024, the Company issued an aggregate of 30,496,772 shares of common stock upon conversion of 135 shares of Series R preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 1,473 shares of Series R preferred stock issued and outstanding.

Series S

On February 5, 2021, the Company designated 430 shares of preferred stock as Series S. The Series S has a stated value of $1,000 per share and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series S holders are not entitled to any voting rights except as may be required by applicable law. The Series S is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series S being converted by the conversion price, provided that, the Series S may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series S at any time while the Series S are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the three months ended March 31, 2024, the Company issued an aggregate of 2,272,728 shares of common stock upon conversion of 10 shares of Series S preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 110 shares of Series S preferred stock issued and outstanding.

Series U

On May 26, 2021, the Company designated 5,000 shares of preferred stock as Series U. The Series U has a stated value of $1,000 per share. The Series U holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series U is convertible into common stock of the Company in an amount determined by dividing 150% of the stated value of the Series U being converted by the conversion price; certain prior investors will also be entitled to certain make-good shares; provided that, the Series U may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the lesser of $0.20 or the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series U at any time at a redemption price equal to, if paid in cash, the stated value, or, if paid in shares of common stock, in an amount of shares determined by dividing 200% of the stated value being redeemed by the conversion price then in effect, and adding any applicable make-good shares. As of March 31, 2024, there were 270 shares of Series U preferred stock along with 1,561,500 warrants with a fair value of $0 (with exercise price of $1) issued and outstanding. These warrants associated with Series U were valued using the Black Scholes model (See Note 5).

Series W

On April 28, 2021, the Company designated 3,390 shares of preferred stock as Series W. The Series W has a stated value of $1,000 per share, and Series W holders are entitled to cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly. The Series W holders are not entitled to any voting rights except as may be required by applicable law. The Series W is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series W being converted by the conversion price; provided that, the Series W may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock. The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series W at any time at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the three months ended March 31, 2024, the Company issued an aggregate of 11,655,012 shares of common stock upon conversion of 50 shares of Series W preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 847 shares of Series W preferred stock issued and outstanding.

Series Y

On December 6, 2021, the Company designated 3,000 shares of preferred stock as Series Y. The Series Y has an original issue price of $100,000 per share, and holders are entitled to receive, on a pro rata and pari passu basis, annual distribution of up to 25% of annual net profits of newly established, wholly-owned, Water On Demand subsidiaries, designated by each holder, paid within 3 months of subsidiary’s accounting year-end. The Series Y holders are not entitled to any voting rights except as may be required by applicable law. The Series Y is convertible into common stock of the Company pursuant to the Series Y COD, provided that, the Series Y may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company has the right (but no obligation) to redeem the Series Y at any time at a redemption price equal to, if paid in cash, the original issue price plus any accrued but unpaid distributions of 25% of the subsidiary’s annual net profits. In addition, the Series Y holders received shares of Series A preferred stock in the Company’s subsidiary Water On Demand, Inc or warrants to purchase common shares in Water On Demand, Inc. During the three months ended March 31, 2024, the Company received aggregate funding in the amount of $252,500 through the sale of Series Y preferred stock and issued an aggregate of 52,047,138 shares of common stock upon conversion of 2.4 shares of Series Y preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 24.7 shares of Series Y preferred stock along with 53,033,816 warrants with a fair value of $360,185 (with exercise prices between $0.13 and $0.25) issued and outstanding. The warrants were valued using the Black Scholes model (See Note 5).

Series Z

On February 11, 2022, the Company designated 25 shares of preferred stock as Series Z. The Series Z had an original issue price of $10,000 per share. The Series Z holders were not entitled to dividends or any voting rights. The Series Z was convertible into common stock of the Company pursuant to the Series Z COD, provided that, the Series Z may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may be increased up to 9.99% upon 61 days’ written notice). On February 18, 2022, the Company issued and sold to an accredited investor an aggregate of 25 shares of Series Z preferred stock and issued an aggregate of 2,500,000 warrants. The 25 shares of Series Z were converted to Company’s common stock during the year ended December 31, 2023. As of March 31, 2024, there were 2,500,000 warrants with a fair value of $16,183 (with an exercise price of $0.10) and no shares of Series Z preferred stock issued and outstanding. The warrants were valued using the Black Scholes model (See Note 5).

As of March 31, 2024, the Company accrued aggregate dividends in the amount of $543,664 for all series of preferred stock.

During the three months ended March 31, 2024, the Company redeemed an aggregate of 83,352,197 shares of common stock at a price of $0.01 per share and recognized a gain of $687,678 in the consolidated statements of operations relating to settlement and conversion agreements with certain WODI convertible secured promissory note holders.

The Series J, Series L, Series M, Series O, Series P, Series Q, Series R, Series S, Series U, Series W, Series Y, and Series Z preferred stock are accounted for outside of permanent equity due to the terms of conversion at a market component or stated value of the preferred stock.

PLAN OF DISTRIBUTION

Plan of Distribution

The Company is offering up to 3,650,000,000 Units, as described in this Offering Circular, up to 365,000,000 Bonus Shares, up to 100,000,000 Resale Shares, up to 100,000,000 Resale Warrants and up to 3,750,000,000 shares issued in connection with the exercise of Warrants. No consideration will be received by the Company in connection with the sale of the Resale Shares and no additional consideration will be received in connection with the issuance of the Bonus Shares and the Company will absorb the cost of the issuance of the Bonus Shares.  Persons who desire information about the offering may find it at www.manhattanstreetcapital.com/originclear.  This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

The Company has engaged FundAthena, Inc. dba Manhattan Street Capital (“Manhattan Street Capital” or “MSC”) to act as an advisor. No broker dealer, placement agent or underwriter has been engaged.

The Company may issue Units to certain parties in settlement of debt or liabilities in its sole discretion.  All such Units shall be issued at the offering price of $0.01 per Unit.

Commissions and Discounts

The following table shows the total discounts and commissions payable to Broker in connection with this offering by the Company, assuming all Units are sold.  No commissions will be paid with respect to the Resale Shares or upon the issuance of shares upon the exercise of the Warrants:

	Per Share	Total
Public offering price	$0.01	$74,000,000	(1)

Broker commissions	$0.00	$-	(2)

Proceeds, before offering expenses	$0.01	$74,000,000

(1)Proceeds from sale of Units and exercise of Warrants.

(2)No commissions will be paid on the sale of the Units, the issuance of the Resale Shares, the issuance of the Bonus Shares or the exercise of the Warrants.

Determination of Offering Price

The initial offering price of US$0.01per share has been determined based upon the general price of our shares as quoted on the OTCMarkets but does not necessarily correspond with the actual price of the shares or bear any correlative relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

The Online Platform

We have engaged Manhattan Street Capital to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. Manhattan Street Capital will contract the services of third parties; FundAmerica, Enterprise Bank and Stripe; for the purpose of payment processing and storage of confidential investor data. The following administrative and technology related functions that Manhattan Street Capital will perform are listed below:

•Accept investor data from potential investors on our behalf;

•Reject investors that do not pass anti-money laundering (“AML”) or that do not provide the required information;

•Process subscription agreements and reject investors that do not complete subscription agreements;

•Reject investments from potential investors who do not meet requirements for permitted investment limits for investors pursuant to Regulation A, Tier 2;

•Reject investments from potential investors with inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

•Receive and transmit investor data to FundAmerica and Enterprise Bank to store investor details and data confidentially and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML).

We will pay Manhattan Street Capital for its services in hosting the Offering of the shares on its online platform. Further, we have entered into an Engagement Agreement with Manhattan Street Capital (the “Engagement Agreement”) which includes consulting services and technology services. We will pay Manhattan Street Capital the following:

•A project management retainer fee: $10,000 paid monthly in advance for 9-months, and 90,000 cashless exercise warrants exercisable  at the lowest price at which securities will be sold in the Offering.

•A listing fee of $5,000 per month while the Offering is live for investment or reservations, and the same value of ten-year cashless exercise warrants priced at the lowest price at which securities were sold in the Offering.

•Manhattan Street Capital technology administrative and service fee: $25.00 per investment in the Offering, plus the same value of ten-year cashless exercise warrants priced at the lowest price at which securities were sold in the Offering.

•AML (anti-money laundering) fee of $5 per investor or $15 per trust or company.

All fees are due to Manhattan Street Capital regardless of whether investors are rejected after AML checks or the success of the Offering.

Manhattan Street Capital does not directly solicit or communicate with investors with respect to offerings posted on its site, although it does advertise the existence of its platform, which may include identifying issuers listed on the platform. The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the www.manhattanstreetcapital.com website.

Payments are processed by the Escrow Agents named below and upon each closing, funds will be deposited immediately available to us at our nominated account. If a subscription is rejected, funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, we will send confirmation of such acceptance to the subscriber.

Manhattan Street Capital has not investigated the desirability or advisability of investment in the shares nor approved, endorsed, or passed upon the merits of purchasing the Shares. Manhattan Street Capital is not participating as an underwriter and under no circumstance will it solicit any investment in us, recommend our securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Manhattan Street Capital is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon Manhattan Street Capital’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on Manhattan Street Capital’s involvement in this offering as any basis for a belief that it has done extensive due diligence. Manhattan Street Capital does not expressly or impliedly affirm the completeness or accuracy of our Form 1-A and/or Offering Circular presented to investors by us. All inquiries regarding this offering should be made directly to us.

Electronic Offer, Sale and Distribution of Our Shares

The final offering circular and subscription agreement will be furnished to prospective investors and will be available for viewing and download 24 hours per day, seven days per week through the MSC online platform located at www.manhattanstreetcapital.com/originclear (the "MSC Platform" or the “Platform”) operated by MSC.

There is no minimum amount of this offering before it becomes effective other than the minimum investment size of $250 required for each investor. The duration of the offering is until the earlier of (1) the sale of the maximum number of Units offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our board of directors. We will have immediate access to the proceeds of the offering as soon as the shares are issued.

Bonus Program

Certain investors purchasing Primary Units are eligible to receive (without charge) additional shares of common stock (“Bonus Shares”) equal to 10% of the number of shares received as part of the purchased Primary Units, depending upon the amount invested by such investors.  Investors which invest more than $10,000 will receive a number of shares (without charge) equal 10% of the number of shares received as part of their purchased Primary Units and will pay an effective price of approximately $0.009 per share received, a discount of 10%.  For example, an investor which invests $20,000 in the offering will receive an additional 200,000 shares of common stock for a total of 2,200,000 shares (2,000,000 shares as part of the Primary Units plus 200,000 Bonus Shares).  The issuance of the Bonus Shares will have a maximum potential dilutive effect of 10%.  The Company will absorb the cost of the issuance of the Bonus Shares. To the extent issued, the Bonus Shares will reduce the proceeds that the Company will receive.

Warrants

Each Unit will include one warrant (“Warrant”) to purchase one (1) Common Share.  The Warrants have a 12-month term, are exercisable at a price equal to $0.01, which is 100% of the of the public offering price, and do not contain a cashless exercise provision. The Warrants are being qualified under the offering statement of which this offering circular is a part.  The exercise price and number of shares issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the Warrant exercise price.

Pricing of the Offering

Prior to the offering, there has been no public market for our securities. The initial public offering price was determined by negotiation between us and the placement agents. The principal factors considered in determining the initial public offering price include:

●the historical average trading price of the common shares;

●our history and prospects and the history of and prospects for the industry in which we compete;

●our past and present financial performance;

●our prospects for future earnings and the present state of our development;

●the general condition of the securities markets at the time of this offering;

●the recent market prices of, and demand for, the common shares; and

●other factors deemed relevant by the placement agents and us.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are limits on how many shares an investor may purchase if the offering does not result in a listing on a national securities exchange. The following would apply unless we are able to obtain a listing on a national securities exchange.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of our Common Stock in the offering;

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of shares of our Common Stock in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This offering will start on or after the date that the offering is qualified by the SEC and will terminate at the earlier of (1) the date at which the maximum offering amount has been sold or (2) the date at which the Offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.  We will have immediate access to the proceeds of the offering as soon as the shares are issued.

Subscription Procedures

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Units. The Company may close on investments on a “rolling” basis (so not all investors will receive their Units on the same date). Investors may subscribe by tendering funds via wire or ACH only, or credit and debit cards, checks will not be accepted, to the Company’s account. Upon closing, funds tendered by investors will be made available to the Company for its use.

The minimum investment in this offering is $250 or 25,000 Units.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the securities in this Offering, you should complete the following steps:

1.Go to https://www.manhattanstreetcapital.com/originclear

2.Click on the "Invest Now" button;

3.Complete the online investment form;

4.Deliver funds directly by check, wire, debit card, credit card (which may incur a processing fee of 3.75%), or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt;

5.Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;

6.Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Upon confirmation that an investor’s funds have cleared, the company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement,

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the investor, without interest or deductions.

Provisions of Note in Our Purchase Agreement

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws.  By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Forum Selection Provisions

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Therefore, the exclusive forum provision do not apply to claims arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.  As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent

The Company has engaged Colonial Stock Transfer, a transfer agent registered with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis. The company estimates the aggregate fee due to for the above services to be approximately $5,400 annually.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling shareholders consist of 100,000,000 shares of our common stock held by 3 shareholders.  The Company has agreed to sell shares offered by the selling shareholders through the Platform on a basis of one (1) Resale Shares for every thirty-six (36) Units offered by the Company until such time as all of the Resale Shares have all been sold.  The Resale Shares will be sold as part of the Units sold in this Offering and the Company will issue one warrant for each Resale Share that is sold by the Selling Shareholders.   Investors purchasing Resale Shares shall be informed at the time of purchase through the Platform that some of the purchased shares constitute Resale Shares and are being sold by the selling shareholders.  As between the selling shareholders, the Resale Shares shall be offered by the Company on a pro-rata basis.  The selling shareholders shall not sell any of the Resale Shares directly.  No commissions will be paid in connection with the sale of the resale shares.

The following table sets forth the name of the selling shareholder, the number of shares of common stock beneficially owned by each of the selling shareholder as of May 22, 2024 and the number of shares of common stock being offered by the selling shareholder. The shares being offered hereby are being qualified to permit public secondary trading, and the Company shall offer the Resale Shares as described herein. However, the selling shareholder is under no obligation to have the Company sell such Resale Shares as part of this Offering, in which case the Company would only sale the shares primarily offered. All information with respect to share ownership has been furnished by the selling shareholder.

Name of selling shareholder	Shares of Common stock owned prior to offering (1)	Percentage of Common stock owned prior to offering (1)	Shares of Common stock to be sold (1)	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Robert Ivan Anzulovich	4,187,808	0.27%	4,187,808	0	0%
CAPITANZ LLC(2)	10,531,429	0.67%	4,187,808	6,343,621	0.406%
Marc J. Stevens	107,988,978	6.92%	91,624,384	16,364,594	1.04%

(1)The information, details and amounts provided in the table above have been furnished and provided by the respective entities and have not been confirmed by the Company.

(2)CAPITANZ LLC is owned and controlled by Ivan Anzulovich.

.

VALIDITY OF COMMON STOCK

The validity of the Units being offered hereby has been passed upon by the law firm of Kunzler Bean & Adamson, Salt Lake City, Utah.

EXPERTS

The audited consolidated financial statements of the Company as of December 31, 2023 and 2022 and the unaudited consolidated financial statements for the period ended March 31, 2024 included in this prospectus have been audited by M&K CPAS, PLLC, who is an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a Regulation A Offering Statement on Form 1-A relating to the Units offered hereby. This Offering Circular does not contain all of the information set forth in the Offering Statement and the exhibits and schedules thereto. For further information with respect to our company and the Units offered by this Offering Circular, you should refer to the Offering Statement, including the exhibits and schedules thereto. You may inspect a copy of the Offering Statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

Statements contained in this Offering Circular as to the contents of any contract or other document that we have filed as an exhibit to the Offering Statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the Offering Statement of which this Offering Circular is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. You can also request copies of such documents, free of charge, by contacting the company at (727) 440-4603.

Information contained on our website is not an Offering Circular and does not constitute a part of this Offering Circular.

ORIGINCLEAR, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31 2023 AND 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of OriginClear, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OriginClear, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related consolidated notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company suffered a net loss from operations and used cash in operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2, the Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation and allocation of the standalone transaction prices to the performance obligations.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

The Woodlands, TX

April 18, 2024

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS

CURRENT ASSETS
Cash	$114,640	$790,697
Fair value investment in securities	36,166	27,125
Prepaid expenses	-	25,000
Current assets held-for-sale	2,338,798	4,522,731

TOTAL CURRENT ASSETS	2,489,604	5,365,553

Net property and equipment	143,366	169,683
Net property and equipment held-for-sale	3,370	7,386

NET PROPERTY AND EQUIPMENT	146,736	177,069

OTHER ASSETS
Long term assets held for sale	-	400,000
Receivable on sale of asset	99,000	-
Fair value investment-securities	3,200	2,400
Trademark	4,467	4,467
Non-current assets held for sale	400,000	400,000

TOTAL OTHER ASSETS	506,667	806,867

TOTAL ASSETS	$3,143,007	$6,349,489

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and other payable	$647,483	$791,157
Accrued expenses	1,774,513	1,591,386
Cumulative preferred stock dividends payable	523,403	415,597
Customer deposit	2,950	2,950
Secured Loans payable	30,646	30,646
Loan payable, SBA	147,217	149,790
Derivative liabilities	7,742,759	9,578,904
Series F 8% Preferred Stock, 60 and 60 shares issued and outstanding, respectively, redeemable value of $60,000 and $60,000 respectively	60,000	60,000
Series G 8% Preferred Stock, 25 and 25 shares issued and outstanding, respectively, redeemable value of $25,000 and $25,000, respectively	25,000	25,000
Series I 8% Preferred Stock, 25 and 25 shares issued and outstanding, respectively, redeemable value of $25,000 and $25,000, respectively	25,000	25,000
Series K 8% Preferred Stock, 307.15 and 407.15 shares issued and outstanding, respectively, redeemable value of $307,150 and $407,150, respectively	307,150	407,150
Convertible secured promissory notes (Note 5)
Convertible promissory notes, net of discount of $0 and $0, respectively (Note 5)	2,472,944	1,037,983
Current liabilities held-for-sale	20,980,431	5,495,169

Total Current Liabilities	34,739,496	19,610,732

Long Term Liabilities
Convertible promissory notes, net of discount of $0 and $0, respectively	144,747	1,888,772

Total Long Term Liabilities	144,747	1,888,772

Total Liabilities	34,884,243	21,499,504

COMMITMENTS AND CONTINGENCIES (See Note 13)

Series J Convertible Preferred Stock, 210 and 210 shares issued and outstanding, respectively, redeemable value of $210,000 and $210,000, respectively	210,000	210,000
Series L Convertible Preferred Stock, 320,495 and 320,495 shares issued and outstanding, respectively, redeemable value of $320,495 and $320,495, respectively	320,495	320,495
Series M Preferred Stock, 40,300 and 40,300 shares issued and outstanding, respectively, redeemable value of $1,007,500 and $1,007,500, respectively	1,007,500	1,007,500
Series O 8% Convertible Preferred Stock, 190 and 230 shares issued and outstanding, respectively, redeemable value of $190,000 and $230,000, respectively	190,000	230,000
Series P Convertible Preferred Stock, 30 and 30 shares issued and outstanding, respectively, redeemable value of $30,000 and $30,000, respectively	30,000	30,000
Series Q 12% Convertible Preferred Stock, 420 and 615 shares issued and outstanding, respectively, redeemable value of $420,000 and $615,000, respectively	420,000	615,000
Series R 12% Convertible Preferred Stock, 1,608 and 2,828 shares issued and outstanding, respectively, redeemable value of $1,608,000 and $2,828,000, respectively	1,608,000	2,828,000
Series S 12% Convertible Preferred Stock, 120 and 170 shares issued and outstanding, respectively, redeemable value of $120,000 and $170,000, respectively	120,000	170,000
Series U Convertible Preferred Stock, 270 and 385 shares issued and outstanding, respectively, redeemable value of $270,000 and $385,000, respectively	270,000	385,000
Series W 12% Convertible Preferred Stock, 886.5 and 819.5 shares issued and outstanding, respectively, redeemable value of $886,500 and $819,500, respectively	886,500	819,500
Series X Convertible Preferred Stock, 0 and 250 shares issued and outstanding, respectively, redeemable value of $0 and $250,000, respectively	-	250,000
Series Y Convertible Preferred Stock, 24.6 and 37.51 shares issued and outstanding, respectively, redeemable value of $2,460,227 and $3,751,277, respectively	2,460,227	3,751,277
Series Z Convertible Preferred Stock, 0 and 250 shares issued and outstanding, respectively, redeemable value of $0 and $250,000, respectively	-	250,000
	7,522,722	10,866,772

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 600,000,000 shares authorized
1,000 and 1,000 shares of Series C issued and outstanding, respectively	-	-
31,500,000 and 31,500,000 shares of Series D-1 issued and outstanding, respectively	3,150	3,150
Subscription payable for purchase of equipment	100,000	100,000
Preferred treasury stock,1,000 and 1,000 shares outstanding, respectively	-	-

Common stock, $0.0001 par value, 16,000,000,000 shares authorized 1,399,782,046 and 1,013,369,185 equity shares issued and outstanding, respectively	139,978	101,337
Additional paid in capital - Common stock	81,949,274	82,745,503
Noncontrolling Interest	(2,239,493)	-
Accumulated other comprehensive loss	(132)	(132)
Accumulated deficit	(119,216,735)	(108,966,645)

TOTAL SHAREHOLDERS’ DEFICIT	(39,263,958)	(26,016,787)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,143,007	$6,349,489

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months Ended
	December 31, 2023	December 31, 2022

Sales	$26,292	$26,292

Cost of Goods Sold	-	-

Gross Profit	26,292	26,292

Operating Expenses
Selling and marketing expenses	2,382,753	2,618,083
General and administrative expenses	3,018,782	3,215,934
Impairment of asset for sale	-	114,000
Depreciation and amortization expense	26,317	30,398

Total Operating Expenses	5,427,852	5,978,415

Loss from Operations	(5,401,560)	(5,952,123)

OTHER INCOME (EXPENSE)
Impairment of receivable from SPAC	(50,000)	-
Gain on write off of loans payable	218,064	75,000
Unrealized gain (loss) on investment securities	9,842	(186,994)
Gain (Loss) on conversion of preferred stock	-	(434,380)
Cash settlement for non-conversion of common stock	-	(13,500)
Gain (Loss) on redemption of common stock	7,499,390	-
Gain (Loss) on net change in derivative liability and conversion of debt	1,836,145	(3,052,775)
Interest and dividend expense	(806,188)	(901,623)

TOTAL OTHER (EXPENSE) INCOME	8,707,253	(4,514,272)

Net income (loss) from continued operations	3,305,693	(10,466,395)

Net loss from assets held-for-sale	(14,931,476)	(324,326)

NET LOSS	$(11,625,783)	$(10,790,721)

Basic and fully diluted earnings per share from continuing operations	$0.00	$(0.02)
Basic and fully diluted (loss) earnings per share from assets held-for-sale	$(0.01)	$(0.02)
BASIC AND DILUTED	$(0.01)	$(0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	1,285,642,179	679,049,314

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	TWELVE MONTHS ENDED DECEMBER 31, 2022
	Preferred stock		Mezzanine	Common stock		Additional Paid-in-	Subscription	Accumulated Other Comprehensive	Noncontrolling	Accumulated
	Shares	Amount	Equity	Shares	Amount	Capital	Payable	loss	Interest	Deficit	Total
Balance at December 31, 2021	33,038,213	$3,304	$10,183,092	306,883,932	$30,688	$75,720,147	$100,000	$(132)	$-	$(98,175,924)	$(22,321,917)

Common stock issuance for conversion of debt and accrued interest	-	-	-	39,900,514	3,990	266,556	-	-	-	-	270,546

Common stock issued at fair value for services	-	-	-	63,201,050	6,320	1,427,508	-	-	-	-	1,433,828

Common stock issued for conversion of Series E Preferred stock	(1,537,213)	(154)	-	76,865	7	147	-	-	-	-	-

Common stock issued for conversion of Series J Preferred stock	-	-	(5,000)	512,737	51	4,949	-	-	-	-	5,000

Common stock issued for conversion of Series L Preferred stock	-	-	(284,080)	25,145,849	2,515	281,565	-	-	-	-	284,080

Common stock issued for conversion of Series O Preferred stock	-	-	(385,000)	40,646,122	4,065	380,935	-	-	-	-	385,000

Common stock issued for conversion of Series P Preferred stock	-	-	(27,500)	3,527,317	353	27,147	-	-	-	-	27,500

Common stock issued for conversion of Series Q Preferred stock	-	-	(100,000)	12,642,226	1,264	98,736	-	-	-	-	100,000

Common stock issued for conversion of Series R Preferred stock	-	-	(604,267)	44,494,096	4,449	599,818	-	-	-	-	604,267

Common stock issued for conversion of Series T Preferred stock	-	-	(630,000)	86,281,921	8,628	621,372	-	-	-	-	630,000

Common stock issued for conversion of Series U Preferred stock	-	-	(681,500)	36,497,792	3,650	677,850	-	-	-	-	681,500

Common stock issued for conversion of Series W Preferred stock	-	-	(245,000)	21,489,284	2,149	242,851	-	-	-	-	245,000

Common stock issued for conversion of Series Y Preferred stock	-	-	(2,000,000)	150,578,177	15,058	1,984,942	-	-	-	-	2,000,000

Common stock issued for Series O Preferred stock dividends	-	-	-	1,256,639	126	(126)	-	-	-	-	-

Common stock issued for make good shares for Series P Preferred stock	-	-	-	518,232	52	(52)	-	-	-	-	-

Common stock issued for make good shares for Series R Preferred stock	-	-	-	1,041,662	104	(104)	-	-	-	-	-

Common stock issued for conversion settlement	-	-	-	179,090,390	17,909	(17,909)	-	-	-	-	-

Common stock returned from non conversion	-	-	(5,250)	(409,518)	(41)	(5,209)	-	-	-	-	(5,250)

Common stock forfeited	-	-	-	(6,102)	-	-	-	-	-	-	-

Issuance of Series Y Preferred stock through a private placement	-	-	4,881,277	-	-	-	-	-	-	-	-

Issuance of Series Z Preferred stock through a private placement	-	-	250,000	-	-	-	-	-	-	-	-

Exchange of Series F Preferred stock for Series Q Preferred stock	-	-	200,000	-	-	-	-	-	-	-	-

Exchange of Series I Preferred stock for Series W Preferred stock	-	-	210,000	-	-	-	-	-	-	-	-

Exchange of Series K Preferred stock for Series W Preferred stock	-	-	110,000	-	-	-	-	-	-	-	-

Loss on conversion of Preferred stock	-	-	-	-	-	434,380	-	-	-	-	434,380

Net Loss	-	-	-	-	-	-	-	-	-	(10,790,721)	(10,790,721)

Balance at December 31, 2022	31,501,000	$3,150	$10,866,772	1,013,369,185	$101,337	$82,745,503	$100,000	$(132)	$-	$(108,966,645)	$(26,016,787)

	TWELVE MONTHS ENDED DECEMBER 31, 2023
	Preferred stock		Mezzanine	Common stock		Additional Paid-in-	Subscription	Other Comprehensive	Noncontrolling	Accumulated
	Shares	Amount	Equity	Shares	Amount	Capital	Payable	loss	Interest	Deficit	Total
Balance at December 31, 2022	31,501,000	$3,150	$10,866,772	1,013,369,185	$101,337	$82,745,503	$100,000	$(132)	$-	$(108,966,645)	$(26,016,787)
Rounding					(2)	2					1
Common stock issued for cash per equity financing agreement	-	-	-	20,492,456	2,050	139,323	-	-	-	-	141,373

Common stock issued upon conversion of convertible promissory note	-	-	-	55,788,402	5,579	161,786	-	-	-	-	167,365

Common stock issued at fair value for services	-	-	-	80,519,927	8,052	774,553	-	-	-	-	782,605

Common stock issued for conversion of Series O Preferred stock	-	-	(40,000)	7,722,008	772	39,228	-	-	-	-	40,000

Common stock issued for conversion of Series Q Preferred stock	-	-	(195,000)	50,340,392	5,034	189,966	-	-	-	-	195,000

Common stock issued for conversion of Series R Preferred stock	-	-	(1,120,000)	250,786,688	25,079	1,094,921	-	-	-	-	1,120,000

Common stock issued for conversion of Series S Preferred stock	-	-	(50,000)	8,864,250	886	49,114	-	-	-	-	50,000

Common stock issued for conversion of Series U Preferred stock	-	-	(115,000)	19,051,616	1,905	113,095	-	-	-	-	115,000

Common stock issued for conversion of Series W Preferred stock	-	-	(33,000)	7,559,934	756	32,244	-	-	-	-	33,000

Common stock issued for conversion of Series Y Preferred stock	-	-	(1,901,500)	358,587,063	35,859	1,865,641	-	-	-	-	1,901,500

Common stock issued for conversion of Series Z Preferred stock	-	-	(250,000)	61,728,395	6,173	243,827	-	-	-	-	250,000

Common stock issued for Series O Preferred stock dividends	-	-	-	869,449	87	(87)	-	-	-	-	-

Common stock issued for conversion of settlement agreements	-	-	-	306,434,197	30,644	(30,644)	-	-	-	-	-

Common stock issued for alternative vesting	-	-	-	11,584,932	1,158	119,382	-	-	-	-	120,540

Redemption of common stock for note purchase agreements	-	-	-	(853,916,848)	(85,391)	(7,413,999)	-	-	-	-	(7,499,390)

Issuance of Series A and B Preferred stock granted to Series Y investors at fair value	-	-	-	-	-	1,423,341	-	-	(846,723)	-	576,618

Issuance of common shares for Reg A for cash	-	-	-	-	-	77,078	-	-	(17,078)	-	60,000

Issuance of Series Y Preferred stock through a private placement	-	-	635,450	-	-	-	-	-	-	-	-

Exchange of Series K Preferred stock for Series W Preferred stock	-	-	100,000	-	-	-		-	-	-	-

Exchange of Series R Preferred stock for WODI secured convertible note	-	-	(100,000)	-	-	-	-	-	-	-	-

Exchange of Series X Preferred stock for WODI secured convertible note	-	-	(250,000)	-	-	-	-	-	-	-	-

Return of investment for Series Y Preferred stock	-	-	(25,000)	-	-	-	-	-	-	-	-

Issuance of warrants	-	-	-	-	-	325,000	-	-	-	-	325,000
											-
Net Loss	-	-	-	-	-	-	-	-	(1,375,692)	(10,250,090)	(11,625,783)

Balance at December 31, 2023	31,501,000	$3,150	$7,522,722	1,399,782,046	$139,978	$81,949,274	$100,000	$(132)	$(2,239,493)	$(119,216,735)	$(39,263,958)

The accompany notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss) from continuing operations	$3,305,693	$(10,466,395)
Net loss related to assets held-for-sale	(14,931,476)	(324,326)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	30,333	39,959
Common and preferred stock issued for services	782,605	1,433,828
Change in fair value of derivative liability	(1,836,145)	3,052,775
Shares issued for services, related party	120,540	-
Preferred stock incentive compensation expense	576,618	-
Debt discount recognized as interest expense	59,900	3,743
Net unrealized (gain) loss on fair value of securities	(9,842)	186,993
Impairment of assets held for sale	-	114,000
Impairment of receivable from SPAC	4,029,985	737,267
Conversion and settlement value loss on WODI	609,199	-
(Gain) Loss on conversion of preferred stock	-	434,380
Gain on write off of payable	(218,064)	(50,000)
Change in Assets (Increase) Decrease in:
Contracts receivable	969,619	(328,156)
Contract asset	1,024,389	(1,100,559)
Inventory asset	-	2,850
Prepaid expenses and other assets	25,000	(11,889)

Change in Liabilities Increase (Decrease) in:
Accounts payable	(1,784,052)	2,350,309
Accrued expenses	1,320,131	215,744
Contract liabilities	413,909	(954,488)
Tax liability 83(b)	(2,000)	15,600

NET CASH USED IN OPERATING ACTIVITIES	(5,513,658)	(4,648,365)

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of Class B Common Shares in SPAC	-	(400,000)
Purchase of SPAC notes payable	(4,029,985)	(737,267)
Payments received on long term asset	301,000	-
Purchase of fixed assets	(18,000)	(21,637)

NET CASH USED IN INVESTING ACTIVITIES	(3,746,985)	(1,158,904)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease	-	(7,985)
Payments on loan payable, SBA	(2,573)	-
Proceeds from Line of credit	345,875	-
Payments on Line of credit	(167,067)	-
Proceeds from loans, merchant cash advance	90,000	-
Payments on loans, merchant cash advance	(39,205)	-
Equity financing purchase agreement	141,373	-
Net payments on cumulative preferred stock dividends and distributions	107,806	58,870
Convertible secured promissory notes	6,923,000	1,347,500
Common stock issued for Reg A for cash	60,000	-
Proceeds from issuance of warrants	325,000	-
Net proceeds for issuance of preferred stock for cash - mezzanine classification	610,450	5,057,277

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,394,659	6,455,662

NET (DECREASE) INCREASE IN CASH	(865,984)	648,393

CASH BEGINNING OF PERIOD	1,354,814	706,421

CASH END OF PERIOD	488,830	$1,354,814

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$-	$951,531
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Common stock issued at fair value for conversion of debt, plus accrued interest, and other fees	$167,365	$270,546
Issuance of Series O dividends	$87	$126
Preferred stock converted to common stock - mezzanine	$3,704,500	$4,962,347
Exchange of Series R preferred stock for WODI secured convertible note	$100,000	$-
Exchange of Series X preferred stock for WODI secured convertible note	$250,000	$-
Exchange from mezzanine to liability	$-	$520,000
Common stock issued as settlement	$30,644	$17,909
Conversion of preferred stock to common stock	$-	$154

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - AUDITED

DECEMBER 31, 2023 AND 2022

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

OriginClear, Inc. (the “Company”) was incorporated in the state of Nevada on June 1, 2007. The Company, which was then based in Los Angeles, California, began operations on June 1, 2007. The Company began its planned principal operations in December 2010, at which time it exited the development stage.

In December 2014, the Company formed a wholly owned subsidiary, OriginClear Technologies Limited (OCT), formerly OriginClear (HK) Limited in Hong Kong, China. The Company granted OCT a master license for the People’s Republic of China. In turn, OCT was expected to license regional joint ventures for water treatment. On January 22, 2020 the Company entered into a strategic partnership with Permionics Separations Solutions, Inc., a unit of India’s Permionics Group (“Permionics”) for the Asia-Pacific Region and terminated all activities of OCT in Hong Kong, China, working instead with Permionics when applicable. As of December 31, 2023, OCT has limited assets and no current operations.

On October 1, 2015, the Company completed the acquisition of 100% of the total issued and outstanding stock of Progressive Water Treatment, Inc. (“PWT”). PWT, which is based in Dallas, Texas, is responsible for a significant percentage of the Company’s revenue, specializing in engineered water treatment solutions and custom treatment systems and is included in these consolidated financial statements as a wholly owned subsidiary.

On July 19, 2018, the Company announced the launch of its Modular Water Treatment Division - Modular Water Systems (“MWS”). MWS designs, manufactures and implements advanced prepackaged wastewater treatment, pump stations and custom systems with primary focus on decentralized opportunities away from the very competitive large municipal wastewater treatment plants. These decentralized opportunities include: rural communities, housing developments, industrial sites, schools and many more.

In May 2020, the Company relocated its principal offices to 13575 58th Street North, Suite 200, Clearwater, FL 33760.

On April 13, 2021, the Company announced formation of a wholly-owned subsidiary called Water On Demand #1, Inc. (“WOD #1”) to launch its newly incubated outsourced water treatment business called Water On Demand (“WOD”). The WOD model intends to offer private businesses water self-sustainability as a service - the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”.

On May 10, 2021, the Company announced that it had filed “System And Method For Water Treatment Incentive”, a patent application for using blockchain technology and non-fungible tokens (NFT) to simplify the distribution of payments on outsourced water treatment and purification services billed on a pay-per-gallon basis ahead of inflation. On May 16, 2021, the Company applied for a registered trademark for the mark $H2O as the blockchain system representing this activity. As of December 31, 2023, there is no plan to actively develop a blockchain-based asset. The Company is aware of a high level of regulatory oversight in this area, and if implementation of $H20 is delayed or terminated altogether by reason of regulatory issues, it will employ traditional payment systems.

In November 2021, additional Water on Demand (WOD) subsidiaries - Water On Demand #2, Inc. (“WOD #2”), Water On Demand #3, Inc. (“WOD #3”), Water On Demand #4, Inc. (“WOD #4”) were separately created to permit optional segmenting of capital pools according to strategic partnerships. The Company has now simplified this structure by placing all funds in WOD #1 and tracking the partnerships within that company. As they are subject to a security guaranty by the Company, the WOD Subsidiaries, and the capital raised for them through the Company’s Series Y offering, shall continue to be held by the Company and made available for use by WODI, to be deployed, subject to a planned management contract.

On April 13, 2022, the Company’s Board of Directors approved the plan to spin off its WOD business into a newly formed wholly-owned subsidiary, Water On Demand Inc. (“WODI”), which will hold the assets, liabilities, intellectual property and business operations of the WOD business. WODI is designed to select projects, fully qualify them, provide financing for DBOO service contracts, and thereafter manage assets, contracts, clients, investors, strategic partners and vendors.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B Common Stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (the “SPAC”). On December 29, 2022, the Company announced that its subsidiary, Water On Demand, Inc. has closed the acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On January 5, 2023, WODI signed a non-binding Letter of Intent with Fortune Rise Acquisition Corporation, a Delaware corporation (“Fortune Rise”), under which Fortune Rise proposes to acquire all the outstanding securities of WODI, based on certain material financial and business terms and conditions being met.

On February 7, 2023, Fortune Rise Acquisition Corporation (Nasdaq: FRLA) and OriginClear Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into the Company’s trust account for its public shareholders, representing $0.10 per public share, which enables FRAC to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

In a meeting on April 10, 2023, FRLA shareholders agreed to a final extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023.

On September 21, 2023, WODI entered into a merger agreement with PWT whereby WODI was merged with PWT. The merger of these entities was completed to create better enterprise value for a potential merger opportunity with FRLA. In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition.  Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”). The transaction represents a pro forma equity valuation of approximately $72 million of the Combined Company, assuming no further redemptions of FRLA public shares by FRLA’s public shareholders.

On October 25, 2023, at the Special Meeting, FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

On February 14, 2024, WODI and Fortune Rise Acquisition Corporation (Nasdaq: FRLA), filed a registration statement on Form S-4 with the SEC which includes a preliminary proxy statement and prospectus in connection with the proposed business combination with WODI.

Line of Business

OriginClear was founded as OriginOil® in 2007 and began trading on the OTC in 2008. In 2015, it was renamed as OriginClear® to reflect its new mission to develop breakthrough businesses in the industrial water sector. Today, OriginClear structures itself as the Clean Water Innovation Hub™ and intends to use its well-developed retail investor development capabilities to help bring potentially disruptive companies to market. For the foreseeable future, however, OriginClear intends to devote its entire capabilities to the success of its subsidiary, Water On Demand, Inc. (WODI).

In 2023, OriginClear combined three of its operating divisions into the single WODI subsidiary, in anticipation of a merger of such subsidiary with Fortune Rise Acquisition Corp (“FRLA”) a Special Purpose Acquisition Company. The definitive merger agreement between WODI and FRLA was announced on October 24, 2023: https://www.originclear.com/company-news/originclears-water-on-demand-and-fortune-rise-acquisition-corporation-announce-business-combination-to-create-nasdaq-listed-company.

WODI is composed of three operating units, Modular Water Systems (“MWS”), Progressive Water Treatment (“PWT”), and Water on Demand (“WOD”), the last being a development stage business.

●PWT is responsible for a significant percentage of the Company’s revenue, specializing in engineered water treatment solutions and custom treatment systems.

●MWS houses a worldwide, exclusive master license to the intellectual property of Daniel M. Early, consisting of five patents and related intellectual property, know-how and trade secrets (“Early IP”). In April 2023, OriginClear commissioned a valuation of the Early IP. MWS, features products differentiated by the Early IP and complemented with additional knowhow and trade secrets.

●WOD  is an incubation of the Company which intends to offer private businesses water self-sustainability as a service - the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate (“DBOO”).

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. Our independent auditors, in their report on our audited financial statements for the year ended December 31, 2023 expressed substantial doubt about our ability to continue as a going concern.

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the year ended December 31, 2023, the Company obtained funds from the issuance of convertible note agreements and from sale of its preferred stock. Management believes this funding will continue from its’ current investors and from new investors. The Company generated revenue of $26,292 and its operating divisions have standing purchase orders and open invoices with customers, which will provide funds for operations. Management believes the existing shareholders, the prospective new investors and future sales will provide the additional cash needed to meet the Company’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of OriginClear, Inc. and its subsidiaries Water On Demand, Inc. (‘WODI’), (which consists of operating divisions Progressive Water Treatment, Modular Water Systems and Water On Demand), Water On Demand #1, Inc., and OriginClear Technologies, Ltd. All material intercompany transactions have been eliminated upon consolidation of these entities.

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Company (FDIC) limits. At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. As of December 31, 2023, there was no cash balance in excess of the FDIC limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted earnings per share were not the same as the basic loss per share for the years ended December 31, 2023 and 2022, respectively, as the inclusion of any potential shares in the year ended December 31, 2023, would have had an anti-dilutive effect due to the Company generating a loss.

Loss per share

	For the Years Ended
	2023	2022
Income (Loss) to common shareholders (Numerator) – continuing operations	$3,305,693	$(10,466,395)
Loss to common shareholders (Numerator) – related to assets held-for sale	$(14,931,476)	(324,326)

Basic and diluted weighted average number of common shares outstanding (Denominator)	1,285,642,179	679,049,314

The Company excludes issuable shares from warrants, convertible notes and preferred stock, if their impact on the loss per share is anti-dilutive and includes the issuable shares if their impact is dilutive.

	Anti-dilutive shares	Dilutive shares
December 31, 2023
Warrant shares	64,802,589
Convertible debt shares	95,671,040	1,227,427,097
Preferred shares	31,500,000

December 31, 2022
Warrant shares	94,973,989
Convertible debt shares	1,416,717	886,911,604
Preferred shares	31,500,000

Revenue Recognition

We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based upon progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations as incurred and are not allocated to contract costs.

Contract Receivable

The Company bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required. The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. The Company records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The allowance for doubtful accounts was $379,335 and $17,315 as of December 31, 2023 and 2022, respectively. The net contract receivable balance was $1,509,504 and $2,479,123 at December 31, 2023 and 2022, respectively.

Indefinite Lived Intangibles and Goodwill Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, the Company performed a qualitative assessment of indefinite lived intangibles and goodwill at December 31, 2023 and 2022, and determined there was no impairment of indefinite lived intangibles and goodwill.

Prepaid Expenses

The Company records expenditures that have been paid in advance as prepaid expenses. The prepaid expenses are initially recorded as assets, because they have future economic benefits, and are expensed at the time the benefits are realized. The prepaid expenses balance was $0 and $25,000 at December 31, 2023 and December 31, 2022, respectively.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. The advertising costs were $201,323 and $206,285 for the years ended December 31, 2023 and 2022, respectively.

Property and Equipment

Property and equipment are stated at cost. Gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation are removed from the accounts. Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for addition and betterment are capitalized. Furniture and equipment are depreciated on the straight-line method and include the following categories:

Estimated Life
Machinery and equipment	5–10 years
Furniture, fixtures and computer equipment	5–7 years
Vehicles	3–5 years
Leasehold improvements	2–5 years

	December 31,
	2023	2022
Machinery and Equipment	$383,569	$383,569
Computer Equipment	66,493	66,493
Furniture	29,810	29,810
Leasehold Improvements	26,725	26,725
Vehicles	64,276	64,276
Demo Units	36,139	36,139
	607,012	607,012
Less accumulated depreciation	(460,276)	(429,943)
Net Property and Equipment	$146,736	$177,069

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that the facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed following generally accepted accounting principles.

Depreciation expense during the year ended December 31, 2023 and 2022, was $26,317 and $30,398, respectively.

Other Assets

Assets Held for Sale – Continuing Operations

On March 1, 2021, the Company issued an aggregate of 630 shares of Series T Preferred Stock to an accredited investor (the “Purchaser’’) per terms of a Securities Purchase Agreement (the “SPA”). Per the SPA, the Company agreed to sell to Purchaser, and Purchaser agreed to purchase from the Company, 630 shares of the Company’s Series T, and two-year cashless warrants to acquire 25,200,000 shares of the Company’s common stock, valued at $0.05 per share per terms of the SPA, which were exercisable at any time in whole or in part. The purchaser and the Company agreed that in lieu of the purchase price for the Series T, the Purchaser transferred to the Company real property, with an aggregate value agreed to be $630,000 based on an appraisal from an international independent company at that time. The real property consisted of residential real estate in Buenos Aires Argentina valued at $580,000, and eight undeveloped lots valued at $50,000 in Terralta private neighborhood development. The real property exchanged for 630 shares of Series T was recorded at $630,000 and reflected on the balance sheet as a long term asset for sale at that time.

The real property was listed for sale beginning in July 2021. However, based on indicators of impairment, during the year ended December 31, 2021, the Company adjusted the original value of the asset for sale from $630,000 to $514,000 and recorded an impairment of $116,000 in the consolidated financial statements.

During the period ended December 31, 2022, after evaluating several offers, the Company considered an offer for $400,000, which was $114,000 below the previously adjusted value and was indicative of the real estate market conditions in Buenos Aires Argentina. Based on that indicator of impairment, during the year ended December 31, 2022, the Company further adjusted the previous value of the asset for sale from $514,000 to $400,000 on the balance sheet and recorded an impairment of $114,000 in the consolidated financial statements. All Series T preferred stock was converted and the warrants associated with the Series T expired during the period ended December 31, 2022.

In January 2023, the Company accepted the offer and on April 8, 2023, a deed was executed for the sale of the property for $400,000. The agreed upon payment terms were; $235,000 initial payment and the remaining $165,000 to be paid over fifteen monthly installments of $11,000 each. The initial payment was received by SMS Argentina (“SMS”), an accounting and consulting firm that was appointed by the Company as the Power of Attorney for the property. From the proceeds, SMS remitted taxes due on the transaction to the Federal Administration of Public Income (“AFIP”), which administers taxation in Argentina. On June 21, 2023, the Company received a payment of $164,935, net of all taxes assessed by AFIP and other closing fees associated with the sale of the property totaling $65,493 and recorded a receivable of $169,572 for the remaining amount on the consolidated financial statements as of June 30, 2023. Between July 1, 2023 through December 31, 2023, the Company received additional payments totaling $70,572. As of December 31, 2023, the balance of the receivable was $99,000 which is reflected on the consolidated financial statements.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants vest immediately and the total stock-based compensation charge is recorded in the period of the measurement date.

Accounting for Derivatives

The Company evaluates all its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average series Binomial lattice option pricing models to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments

Fair Value of Financial Instruments requires disclosure of the fair value information, whether or not to recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2023, the balances reported for cash, contract receivables, cost in excess of billing, prepaid expenses, accounts payable, billing in excess of cost, and accrued expenses approximate the fair value because of their short maturities.

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s balance sheets on a recurring basis and their level within the fair value hierarchy as of December 31, 2023 and 2022.

	Total	(Level 1)	(Level 2)	(Level 3)
Investment at fair value-securities, December 31, 2023	$39,367	$39,367	$-	$-
Investment at fair value-securities, December 31, 2022	$29,525	$29,525	$-	$-

	Total	(Level 1)	(Level 2)	(Level 3)
Derivative Liability, December 31, 2023	$7,742,759	$-	$-	$7,742,759
Derivative Liability, December 31, 2022	$9,578,904	$-	$-	$9,578,904

The derivative liabilities consist of $7,416,706 for convertible notes outstanding and $326,218 for warrants outstanding for an aggregate of $7,742,924.

The following is a reconciliation of the derivative liability for which level 3 inputs were used in determining the approximate fair value:

Balance as of January 1, 2023	$9,578,904
Net loss on conversion of debt and change in derivative liabilities	(1,836,145)
Balance as of December 31, 2023	$7,742,759

For purpose of determining the fair market value of the derivative liability, the Company used Binomial lattice formula valuation model. The significant assumptions used in the Binomial lattice formula valuation of the derivative are as follows:

	12/31/2023	12/31/2022
Risk free interest rate	3.88% – 4.79%	4.12% – 4.76%
Stock volatility factor	132% – 166%	91.0% – 154.0%
Weighted average expected option life	6 mos – 5 yrs	6 mos – 5 yrs
Expected dividend yield	None	None

Segment Reporting

The Company’s business currently operates in one segment based upon the Company’s organizational structure and the way in which the operations are managed and evaluated.

Marketable Securities

The Company adopted ASU 2016-01, “Financial Instruments – Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 requires investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purpose, and separate presentation of financial assets and financial liabilities by measurement category and form of financial asset. It eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. The Company has evaluated the potential impact this standard may have on the condensed consolidated financial statements and determined that it had a significant impact on the condensed consolidated financial statements. The Company accounts for its investment in Water Technologies International, Inc. as available-for-sale securities, and the unrealized gain on the available-for-sale securities is recognized in net income.

Licensing agreement

The Company analyzed the licensing agreement using ASU 606 to determine the timing of revenue recognition. The licensing of the intellectual property (IP) is distinct from the non-license goods or services and has significant standalone functionality that provides a benefit or value. The functionality will not change during the license period due to the licensor’s activities. Because the significant standalone functionality is delivered immediately, the revenue is generally recognized when the license is delivered.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the presentation used in the current financial statements for comparative purpose. There was no material effect on the Company’s previously issued financial statements.

Work-in-Process

The Company recognizes as an asset the accumulated costs for work-in-process on projects expected to be delivered to customers. Work in Process includes the cost price of materials and labor related to the construction of equipment to be sold to customers.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	WODI Assets and Liabilities Held-for-Sale – Discontinuing Operations

On September 21, 2023, WODI entered into a merger agreement with PWT whereby WODI was merged with PWT. The merger of these entities was completed to create better enterprise value for a potential merger opportunity with FRLA. In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

On September 28, 2023,, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition.  Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”). The transaction represents a pro forma equity valuation of approximately $72 million of the Combined Company, assuming no further redemptions of FRLA public shares by FRLA’s public shareholders.

On October 25, 2023, at the Special Meeting, FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

On February 14, 2024, the Company and Fortune Rise Acquisition Corporation (Nasdaq: FRLA), filed a registration statement on Form S-4 with the SEC which includes a preliminary proxy statement and prospectus in connection with the proposed business combination with WODI.

In accordance with ASC 205-20, a disposal of a component or a group of components should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when a component of or group of components meets the initial criteria for classification of held for sale to be classified as held for sale. Per the initial criteria for classification of held for sale, a component or a group of components, or a business or nonprofit activity (the entity to be sold), should be classified as held for sale in the period in which all of the following criteria are met:

●Management, having the authority to approve the action, commits to a plan to sell the entity to be sold.

●The entity to be sold is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such entities to be sold.

●An active program to locate a buyer or buyers and other actions required to complete the plan to sell the entity to be sold have been initiated.

●The sale of the entity to be sold is probable (the future event or events are likely to occur), and transfer of the entity to be sold is expected to qualify for recognition as a completed sale, within one year, unless events or circumstances beyond an entity’s control extend the period required to complete the sale as discussed below.

●The entity to be sold is being actively marketed for sale at a price that is reasonable in relation to its current fair value.

●Actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Since the proposed business combination of WODI with FRLA, meets all the initial criteria for classification of held for sale, the assets, liabilities and operating results of WODI have been classified as held for sale in the period ending December 31, 2023 and financial statements of the prior year ending in December 31, 2022 have been adjusted to reflect comparable as follows:

Assets and Liabilities Held-For-Sale

	December 31,	December 31,
	2023	2022
CURRENT ASSETS
Cash	$374,192	$564,117
Contracts receivable, net allowance of $379,335 and $17,315, respectively (See Note 2)	1,509,504	2,479,123
Contract assets (See Note 7)	455,102	1,479,491

Total Current Assets Held-For-Sale	2,338,798	4,522,731

NET PROPERTY AND EQUIPMENT HELD-FOR-SALE (See Note 2)	3,370	7,386

NON-CURRENT ASSETS HELD-FOR SALE
SPAC Class B common shares purchase cost (See Note 12)	400,000	400,000

CURRENT LIABILITIES HELD-FOR-SALE
Accounts payable and other payable	$1,335,211	$2,993,590
Accrued expenses (See Note 17)	1,103,159	42,518
Contract liabilities (See Note 7)	1,346,366	932,458
Tax liability 83(b)	13,600	15,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit (See Note 13)	178,808	-
Secured Loans payable (See Note 9)	110,695	-
Convertible secured promissory notes (See Note 6)	16,729,089	1,347,500

Total Current Liabilities Held-For-Sale	$20,980,431	$5,495,169

Net Loss from Assets Held-For-Sale

	Twelve Months Ended
	December 31, 2023	December 31, 2022

Sales (See Note 7)	$6,681,886	$10,350,281
Cost of Goods Sold	6,051,349	8,881,276
Gross Profit	630,537	1,469,005

Operating Expenses
Selling and marketing expenses	182,048	108,957
General and administrative expenses	1,665,745	1,243,829
Depreciation and amortization expense	4,016	9,561
Total Operating Expenses	1,851,809	1,362,347

Income (Loss) from Operations	(1,221,272)	106,658

OTHER INCOME (EXPENSE)
Other income	127,448	352,827
Impairment of receivable from SPAC (See Note 12)	(3,979,985)	(737,267)
Preferred stock incentive compensation (See Note 4)	(576,618)	-
Conversion and settlement value added to note purchase agreements (See Note 6)	(8,108,589)	-
Interest expense (See Note 6)	(1,172,460)	(46,544)
TOTAL OTHER (EXPENSE) INCOME	(13,710,204)	(430,984)

NET LOSS FROM ASSETS-HELD-FOR-SALE	$(14,931,476)	$(324,326)

4.	CAPITAL STOCK

OriginClear, Inc. Preferred Stock

Series C

On March 14, 2017, the Board of Directors authorized the issuance of 1,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry in exchange for his continued employment with the Company. The holder of Series C preferred stock is not entitled to receive dividends, is not entitled to any liquidation preference and shares of Series C preferred stock does not have any conversion rights. The Series C Preferred Stock entitles the holder to 51% of the total voting power of our stockholders. The purchase price of the Series C preferred stock was $0.0001 per share representing a total purchase price of $0.10 for 1,000 shares. As of December 31, 2023, there were 1,000 shares of Series C preferred stock outstanding held by Mr. Eckelberry.

Series D-1

On April 13, 2018, the Company designated 50,000,000 shares of its authorized preferred stock as Series D-1 preferred stock. The shares of Series D-1 preferred stock are not entitled to dividends and do not have a liquidation preference. Each share of Series D-1 preferred stock is convertible into 0.0005 of one share of common stock. The Series D-1 preferred stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of our outstanding common stock, which amount may be increased to 9.99% at the holders discretion upon 61 days’ written notice. As of December 31, 2023, there were 31,500,000 shares of Series D-1 preferred stock issued and outstanding.

Series F

On August 14, 2018, the Company designated 6,000 shares as Series F preferred stock. The shares of Series F preferred stock have a liquidation preference equal to the stated value of $1,000 per share plus any accrued but unpaid dividends. The Series F preferred stock is not convertible into common stock. The holders of outstanding shares of Series F preferred stock are entitled to quarterly dividends at the annual rate of 8% of the stated value, in preference to any dividends on the common stock. The shares of Series F preferred stock do not carry any voting rights. The Company may, in its sole discretion, at any time while the Series F preferred stock is outstanding, redeem all or any portion of the outstanding Series preferred stock at a price equal to the stated value, plus any accrued but unpaid dividends. The Company was required to redeem all outstanding shares of Series F preferred stock on September 1, 2020. As of December 31, 2023, the Company had 60 outstanding shares of Series F preferred stock, which the Company was required to, and failed to redeem on September 1, 2020, and remains in default for an aggregate redemption price (equal to the stated value) of $60,000.

Series G

On January 16, 2019, the Company designated 6,000 shares as Series G preferred stock, each share having a stated value of $1,000 per share and holders of Series G preferred stock are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly. The Series G preferred stock does not have voting rights, except as required by law and is not convertible into common stock. The Company may, in its sole discretion, at any time while the Series G preferred stock is outstanding, redeem all or any portion of the outstanding Series G preferred stock at a price equal to the stated value plus any accrued but unpaid dividends. The Company was required to redeem such shares of Series G preferred stock on April 30, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. Pursuant to certain subscription agreements entered into with purchasers of the Series G preferred stock, each purchaser received shares of the Company’s common stock equal to an amount of, for each share of Series G preferred stock purchased, five hundred dollars ($500) divided by the closing price on the date the Company receives the executed subscription documents and purchase price from such investor. As of December 31, 2023, there were 25 shares of Series G preferred stock issued and outstanding, which the Company was required to, and failed to redeem on April 30, 2021, for an aggregate redemption price (equal to the stated value) of $25,000.

Series I

On April 3, 2019, the Company designated 4,000 shares of preferred stock as Series I. The Series I has a stated value of $1,000 per share. Series I holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series I is not entitled to any voting rights except as may be required by applicable law, and are not convertible into common stock. The Company has the right to redeem the Series I at any time while the Series I are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company is required to redeem the Series I two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series I between May 2, 2021 and June 10, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. As of December 31, 2023, there were 25 shares of Series I preferred stock issued and outstanding which the Company was required to, and failed to redeem by June 10, 2021, and was and remains in default for an aggregate redemption price (equal to the stated value) of $25,000.

Series J

On April 3, 2019, the Company designated 100,000 shares of preferred stock as Series J. The Series J has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series J preferred stock is convertible into shares of the Company’s common stock pursuant to the Series J COD (see ITEM 15. Exhibit 3.24), which includes certain make-good shares for certain prior investors. As of December 31, 2023, there were 210 shares of Series J preferred stock issued and outstanding.

Series K

On June 3, 2019, the Company designated 4,000 shares of preferred stock as Series K. The Series K has a stated value of $1,000 per share. Series K holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series K is not entitled to any voting rights except as may be required by applicable law, and is not convertible into common stock. The Company has the right to redeem the Series K at any time while the Series K are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company was required to redeem the Series K two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series K between August 5, 2021 and April 24, 2022, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. During the year ended December 31, 2023, the Company exchanged an aggregate of 100 shares of Series K preferred stock for 100 shares of Series W preferred stock. As of December 31, 2023, there were 307 shares of Series K preferred stock issued and outstanding which the Company was required to, and failed to redeem by April 24, 2022, and was and remains in default for an aggregate redemption price (equal to the stated value) of $307,150.

Series L

On June 3, 2019, the Company designated 100,000 shares of preferred stock as Series L. The Series L has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series L preferred stock is convertible into shares of the Company’s common stock pursuant to the Series L COD (see ITEM 15. Exhibit 3.28), which includes certain make-good shares for certain prior investors. As of December 31, 2023, there were 321 shares of Series L preferred stock issued and outstanding.

Series M

Pursuant to the Amended and Restated Certificate of Designation of Series M Preferred Stock filed with the Secretary of State of Nevada on July 1, 2020, the Company designated 800,000 shares of its preferred stock as Series M Preferred Stock. Each share of Series M Preferred Stock has a stated value of $25. The Series M Preferred Stock is not convertible into common stock. The holders of outstanding shares of Series M Preferred Stock are entitled to receive dividends, at the annual rate of 10%, payable monthly, payable in preference and priority to any payment of any dividend on the common stock. The Series M Preferred Stock is entitled to a liquidation preference in an amount equal to $25 per share plus any declared but unpaid dividends, before any payments to holders of common stock. The Series M Preferred Stock have no pre-emptive or subscription rights, and there are no sinking fund provisions applicable to the Series M Preferred Stock. The Series M Preferred Stock does not have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series M Preferred Stock (see ITEM 15. Exhibit 3.29). To the extent it may lawfully do so, the Company may, in its sole discretion, at any time when there are outstanding shares of Series M Preferred Stock, redeem any or all of the then outstanding shares of Series M Preferred Stock at a redemption price of $37.50 per share (150% of the stated value) plus any accrued but unpaid dividends. As of December 31, 2023, there were 40,300 shares of Series M preferred stock issued and outstanding.

Series O

On April 27, 2020, the Company designated 2,000 shares of preferred stock as Series O preferred stock. The Series O preferred stock has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends (i) in cash at an annual rate of 8% of the stated value, and (ii) in shares of common stock of the Company (valued based on the conversion price as in effect on the last trading day of the applicable fiscal quarter) at an annual rate of 4% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series O preferred stock has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series O preferred stock has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series O preferred stock. The Series O preferred stock does not have voting rights except as required by law. The Series O preferred stock is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series O preferred stock being converted by the conversion price, provided that, the Series O may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series O preferred stock at any time while the Series O preferred stock are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the year ended December 31, 2023, the Company issued an aggregate of 7,722,008 shares of common stock upon conversion of 40 shares of Series O preferred stock and issued an aggregate of 869,449 shares of common stock in prorated 4% annualized dividends which were recorded as interest expense. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were 190 shares of Series O preferred stock issued and outstanding.

Series P

On April 27, 2020, the Company designated 500 shares of preferred stock as Series P preferred stock. The Series P preferred stock has a stated value of $1,000 per share, and entitles holders to receive dividends on an as-converted basis with the Company’s common stock. The Series P preferred stock is convertible into stock of the Company pursuant to the Series P COD (see ITEM 15. Exhibit 3.31), which includes certain make-good shares for certain prior investors, and provided that, the Series P preferred stock may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Series P preferred stock entitles the holders to a payment on an as-converted and pari-passu basis with the common stock upon any liquidation. The Series P preferred stock has no preemptive or subscription rights, and there is no sinking fund or redemption provisions applicable to the Series P preferred stock. The Series P preferred stock votes on an as-converted basis with the common stock, subject to the beneficial ownership limitation. As of December 31, 2023, there were 30 shares of Series P preferred stock issued and outstanding.

Series Q

On August 21, 2020, the Company designated 2,000 shares of preferred stock as Series Q Preferred Stock. The Series Q Preferred Stock has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series Q Preferred Stock has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series Q Preferred Stock has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series Q Preferred Stock. The Series Q Preferred Stock does not have voting rights except as required by law. The Series Q Preferred Stock is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series Q Preferred Stock being converted by the conversion price, provided that, the Series Q may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series Q Preferred Stock at any time while the Series Q Preferred Stock are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the year ended December 31, 2023, the Company issued an aggregate of 50,340,392 shares of common stock upon conversion of 195 shares of Series Q preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were 420 shares of Series Q preferred stock issued and outstanding.

Series R

On November 16, 2020, the Company designated 5,000 shares of preferred stock as Series R. The Series R has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 10% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series R holders are not entitled to any voting rights except as may be required by applicable law. The Series R is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series R being converted by the conversion price; certain prior investors will also be entitled to certain make-good shares; provided that, the Series R may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series R at any time while the Series R are outstanding at a redemption price equal to, if paid in cash, the stated value plus any accrued but unpaid cash dividends, or, if paid in shares of common stock, in an amount of shares determined by dividing the stated value being redeemed by the conversion price. The subscribers were offered warrants with the purchase of Series R. During the year ended December 31, 2023, the Company issued an aggregate of 250,786,688 shares of common stock upon conversion of 1,220 shares of Series R preferred stock and the Company’s subsidiary, Water On Demand, Inc., executed a Secured Note Purchase Agreement upon redemption of an aggregate of 100 shares of Series R preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were 1,608 shares of Series R preferred stock issued and outstanding.

Series S

On February 5, 2021, the Company designated 430 shares of preferred stock as Series S. The Series S has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series S holders are not entitled to any voting rights except as may be required by applicable law. The Series S is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series S being converted by the conversion price, provided that, the Series S may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series S at any time while the Series S are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the year ended December 31, 2023, the Company issued an aggregate of 8,864,250 shares of common stock upon conversion of 50 shares of Series S preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were 120 shares of Series S preferred stock issued and outstanding.

Series U

On May 26, 2021, the Company designated 5,000 shares of preferred stock as Series U. The Series U has a stated value of $1,000 per share. The Series U holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series U is convertible into common stock of the Company in an amount determined by dividing 150% of the stated value of the Series U being converted by the conversion price; certain prior investors will also be entitled to certain make-good shares; provided that, the Series U may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the lesser of $0.20 or the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series U at any time at a redemption price equal to, if paid in cash, the stated value, or, if paid in shares of common stock, in an amount of shares determined by dividing 200% of the stated value being redeemed by the conversion price then in effect, and adding any applicable make-good shares. During the year ended December 31, 2023, the Company issued an aggregate of 19,051,616 shares of common stock upon conversion of 115 shares of Series U preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were 270 shares of Series U preferred stock along with 1,561,500 warrants with a fair value of $2 (with exercise price of $1) issued and outstanding. These warrants associated with Series U were valued using the Black Scholes model (See Note 4).

Series W

On April 28, 2021, the Company designated 3,390 shares of preferred stock as Series W. The Series W has a stated value of $1,000 per share, and Series W holders are entitled to cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly. The Series W holders are not entitled to any voting rights except as may be required by applicable law. The Series W is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series W being converted by the conversion price; provided that, the Series W may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock. The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series W at any time at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the year ended December 31, 2023, the Company issued an aggregate of 7,559,934 shares of common stock upon conversion of 33 shares of Series W preferred stock and exchanged an aggregate of 100 shares of Series K preferred stock for 100 shares of Series W preferred stock. As of December 31, 2023, there were 887 shares of Series W preferred stock issued and outstanding.

Series X

On August 10, 2021, the Company designated 25 shares of preferred stock as Series X. The Series X had a stated value of $10,000 per share. The Series X holders were not entitled to any dividends and did not have any voting rights except as may have been required by applicable law. The Series X was convertible into common stock of the Company pursuant to the Series X COD (see

ITEM 15. Exhibit 3.40), provided that, the Series X was not to be converted into common stock to the extent such conversion would have resulted in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may have been increased up to 9.99% upon 61 days’ written notice). Beginning on the one year anniversary of the subscription agreement for the Series X Preferred Stock, until the two year anniversary of the subscription agreement, the holders had the right to require the Company to redeem all of the Series X purchased by the subscriber at a price equal to 125% of the $250,000 original purchase price, or $312,500. The holders also had the right, exercisable at any time, to require the Company to redeem all of the holder’s Series X in exchange for the issuance of shares of the Company’s common stock in an amount equal to 250% of the original $250,000 purchase price, or $625,000, divided by the closing price of the Company’s common stock as of the date the holders executed the subscription agreement.  During the year ended December 31, 2023, the Company’s subsidiary, Water On Demand, Inc., executed a Secured Note Purchase Agreement upon redemption of an aggregate of 25 shares of Series X preferred stock, which had a stated value of $250,000. The shares were redeemed within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were no shares of Series X preferred stock issued and outstanding.

Series Y

On December 6, 2021, the Company designated 3,000 shares of preferred stock as Series Y. The Series Y has an original issue price of $100,000 per share, and holders are entitled to receive, on a pro rata and pari passu basis, annual distribution of up to 25% of annual net profits of newly established, wholly-owned, Water On Demand subsidiaries, designated by each holder, paid within 3 months of subsidiary’s accounting year-end. The Series Y holders are not entitled to any voting rights except as may be required by applicable law. The Series Y is convertible into common stock of the Company pursuant to the Series Y COD (see ITEM 15. Exhibit 3.41), provided that, the Series Y may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company has the right (but no obligation) to redeem the Series Y at any time at a redemption price equal to, if paid in cash, the original issue price plus any accrued but unpaid distributions of 25% of the subsidiary’s annual net profits. In addition, the Series Y holders received shares of Series A preferred stock in the Company’s subsidiary Water On Demand, Inc or warrants to purchase common shares in Water On Demand, Inc. During the year ended December 31, 2023, the Company received aggregate net funding in the amount of $610,450 through the sale of Series Y preferred stock, including the redemption of an aggregate of 0.25 shares of Series Y preferred stock equal to the stated value of $25,000, and issued an aggregate of 358,587,063 shares of common stock upon conversion of 19 shares of Series Y preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were 24.6 shares of Series Y preferred stock along with 51,413,816 warrants with a fair value of $243,079 (with exercise prices between $0.13 and $0.25) issued and outstanding. The warrants were valued using the Black Scholes model (See Note 4).

Series Z

On February 11, 2022, the Company designated 25 shares of preferred stock as Series Z. The Series Z has an original issue price of $10,000 per share. The Series Z holders are not entitled to dividends or any voting rights except as may be required by applicable law. The Series Z is convertible into common stock of the Company pursuant to the Series Z COD (see ITEM 15. Exhibit 3.42), provided that, the Series Z may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may be increased up to 9.99% upon 61 days’ written notice). The Company has the right (but no obligation) to redeem the Series Z at any time at a redemption price equal to the original issue price plus any accrued but unpaid distributions of 25% of Subsidiary’s annual net profits. On February 18, 2022, the Company issued and sold to an accredited investor an aggregate of 25 shares of Series Z preferred stock for a purchase price of $250,000 and issued an aggregate of 2,500,000 warrants. During the year ended December 31, 2023, the Company issued an aggregate of 61,728,395 shares of common stock upon conversion of 25 shares of Series Z preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were 2,500,000 warrants with a fair value of $8,892 (with an exercise price of $0.10) and no shares of Series Z preferred stock issued and outstanding.

As of December 31, 2023, the Company accrued aggregate dividends in the amount of $523,403 for all series of preferred stock.

During the year ended December 31, 2023, the Company redeemed an aggregate of 853,916,484 shares of common stock at prices ranging from $0.006 to $.013 per share with a value of $85,391 relating to Series R and Series Y conversions and settlement agreements with certain WODI convertible secured promissory note holders.

The Series J, Series L, Series M, Series O, Series P, Series Q, Series R, Series S, Series U, Series W, Series X, Series Y, and Series Z preferred stock are accounted for outside of permanent equity due to the terms of conversion at a market component or stated value of the preferred stock.

Water On Demand, Inc. (“WODI”) Preferred Stock

On April 22, 2022, WODI designated 50,000,000 shares of authorized Preferred Stock at $0.0001 par value per share which increased to 100,000,000 shares of authorized Preferred Stock at $0.0001 par value due to WODI’s merger with PWT on September 21, 2023.

Series A

On October 13, 2022, WODI designated 1,000,000 shares of its authorized preferred stock as Series A preferred stock. The shares of Series A preferred stock were reserved for issuance to the holders of parent Company’s Series Y preferred shares and issuable to the holders of the Series Y shares at a ratio of 500:1. The holders of Series A preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series A preferred shares were converted to common shares. Each share of Series A preferred stock was convertible, at any time at the conversion ratio of 50:1, or such other rate as determined by the Board, provided, however that at no time shall the total number of issued and outstanding Series A preferred shares, on a converted basis, be less than ten percent (10%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated sale of $20,000,000 in Series Y shares. The dilution floor was to be adjusted proportionately based upon the actual number of Series Y shares sold. On November 7, 2022, WODI filed an Amended and Restated Certificate of Incorporation and effected a 20:1 reverse stock split with respect to the common shares and the Series A preferred shares.

During the year ended December 31, 2023, WODI issued shares of its Series A preferred stock to certain holders of the Company’s Series Y preferred stock at par value of $0.0001.

Valuation

The Series A preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.Two settlement options – either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.Three main tranches of valuation dates were considered based on the dates of bulk issuances of shares.

3.SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

4.Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and merger with PWT.

5.Timing of a settlement event/conversion event for the Series A shares under the two settlement options.

6.The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series A preferred shares were determined to be as follows:

Valuation Date	Fair Value of shares
12/28/2022	$56.68
02/08/2023	$106.67
06/15/2023	$266.73
08/21/2023	$54.58

For the shares issued during the year ended December 31, 2023, an aggregate expense of $382,793 for the year ended December 31, 2023 was recorded as preferred stock incentive compensation in the consolidated financial statements.

Due to WODI’s merger with PWT on September 21, 2023 (See Note 11), all Series A preferred shares were fully converted to common stock in WODI. The shares were converted within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were 0 shares of Series A preferred stock issued and outstanding.

Series B

On April 28, 2023, WODI designated 1,000,000 shares of its authorized preferred stock as Series B preferred stock. The shares of Series B preferred stock had an initial issuance value of $5.00 per share and were reserved for issuance to the holders of parent Company’s, OriginClear, Inc., Series X preferred shares and other direct issuances at the discretion of the WODI board of directors. The holders of Series B preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series B preferred shares are converted to common shares. Each share of Series B preferred stock were convertible, at any time per terms of the Series B Certificate of Designation on a 1:1 basis, provided, however that at no time shall the total number of issued and outstanding Series B preferred shares, on a converted basis, be less than 2.5 percent (2.5%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated issuance of $5,000,000 in Series B shares. The dilution floor was to be adjusted proportionately based upon the actual number of Series B shares. During the year ended December 31, 2023, WODI issued shares of its Series B preferred stock with a par value of $0.0001, to certain holders of the Company’s Series X preferred stock and holders of WODI Note Purchase Agreements.

Valuation

The Series B preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.Two settlement options - either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

3.Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and the merger with PWT.

4.Timing of a settlement event/conversion event for the Series B shares under the two settlement options.

5.The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series B preferred shares were determined to be as follows:

Valuation Date	Fair Value of shares
06/27/2023	$0.36
08/21/2023	$0.37

For the year ended December 31, 2023, the shares granted in Q2 and Q3 were valued at $0.36 and $0.37 per share respectively, for an aggregate expense of $193,825 and recorded as preferred stock incentive compensation in the consolidated financial statements.

Due to WODI’s merger with PWT on September 21, 2023 (See Note 11), all Series B preferred shares were fully converted to common stock in WODI. The shares were converted within the terms of the agreement and no gain or loss was recognized. As of December 31, 2023, there were 0 shares of Series B preferred stock issued and outstanding.

Series C

On October 13, 2022, the Board of Directors authorized the issuance of 1,000,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry (the “Holder”) in exchange for his continued employment with the Company. The Holder of Series C preferred stock was not entitled to receive dividends, was not entitled to any liquidation preference and shares of Series C preferred stock did not have any conversion rights. The Holder of Series C preferred shares shall vote with the holders of the common shares on an as converted basis. However, as long as any shares of Series C preferred shares were outstanding, the Company was not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C preferred shares directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series C preferred shares or alter or amend this Certificate of Designation, (b) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C preferred shares, or (d) enter into any agreement with respect to any of the foregoing. Notwithstanding the foregoing, the Holder was entitled to vote a number of shares equal to fifty-one percent (51%) of the total number of voting shares. Due to WODI’s merger with PWT (See Note 11), all Series C preferred shares were cancelled per the plan of merger agreement dated September 21, 2023. As of December 31, 2023, there were 0 of Series C preferred stock outstanding.

OriginClear, Inc. Common Stock

On October 20, 2022, the Company entered into an Equity Financing Agreement (“Financing Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, at the Company’s sole discretion, up to $25,000,000 worth of the shares of the Company’s common stock (the “Shares”), par value $0.0001 per share. In accordance with the terms of the Financing Agreement and the Registration Rights Agreement (“Registration Agreement”) dated October 20, 2022 between the Company and GHS, the Company was required to register the Shares on Form S-1 with the Securities and Exchange Commission as a condition precedent to GHS’s obligation to close on the purchase of the Shares. On December 27, 2022, the Securities and Exchange Commission issued a Notice of Effectiveness of the Registration Statement filed on Form S-1 (File Number 333-268608) for OriginClear, Inc. Per Financing Agreement, during the year ended December 31, 2023, the Company received an aggregate of $141,373 in equity financing and issued an aggregate of 20,492,456 shares of the Company’s common stock to GHS based upon conversion prices ranging from $0.0058 to $0.0082.

Year ended December 31, 2023

The Company issued 55,788,402 shares of common stock upon conversion of a convertible promissory note in the amount of principal of $91,000, plus accrued interest of $76,365, for a total aggregate of $167,365 based upon a conversion price of $0.0085. The shares were issued within the terms of the agreements and no gain or loss was recognized.

The Company issued 80,519,927 shares of common stock for services at fair value of $782,605, at share prices ranging from $0.0073 – $0.0146.

The Company issued 869,449 shares of common stock for Series O preferred stock dividends payable.

The Company issued 11,584,932 shares of common stock for alternate vesting at a fair value of $120,540.

The Company issued 306,434,197 shares of common stock at par value for settlement of conversion agreements at a fair value of $30,644. These issuances were made to settle shareholder disputes regarding timing of the conversion of preferred shares into common shares. The shares were issued within the terms of the agreement and no gain or loss was recognized.

The Company issued 764,640,346 shares of common stock upon conversion of $3,704,500 of preferred stock. The shares were issued within the terms of the agreements and no gain or loss was recognized.

The Company redeemed 853,916,848 shares of common stock at fair value ranging between $0.0064 to $0.01 in the amount of $7,499,390 (see Note 6).

Year ended December 31, 2022

The Company issued 39,900,514 shares of common stock for the settlement of convertible promissory notes in an aggregate principal amount of $155,300, plus interest in the amount of $115,246, for a total aggregate of $270,546 based upon a conversion price of $0.00955.

The Company issued 63,201,050 shares of common stock for services at fair value of $1,433,828, at share prices ranging from $0.0051 to $0.0135.

The Company issued 1,256,639 shares of common stock for Series O preferred stock dividends payable.

The Company issued 179,090,390 shares of common stock for settlement of conversion agreements at a fair value of $17,909. These issuances were made to settle shareholder disputes regarding timing of the conversion of preferred shares into common shares. The shares were issued within the terms of the agreement and no gain or loss was recognized.

The Company issued 421,892,206 shares of common stock upon conversion of $4,962,347 of preferred stock.

Water On Demand, Inc. (‘WODI’) Common Stock

On February 17, 2023, the Securities and Exchange Commission qualified the Offering Circular for the offering of securities by WODI pursuant to Regulation A offering (the “Reg A offering”). The Reg A Offering was intended to accumulate capital for WODI to direct toward WOD projects.

On March 9, 2023, the Company announced that it launched a limited preview of the Reg A offering for WODI.

As of June 26, 2023 (the “Termination date”), the Company suspended the sale of securities under the Reg A offering for WODI. As of the Termination Date, shares under the Reg A offering were sold for total proceeds of $60,000.

Non-controlling Interest

As of December 31, 2023, WODI had issued and outstanding shares, of which, the Company owns 90.83%, with a minority, non-controlling interest of 9.17%. The following table shows WODI ownership percentage as of December 31, 2023:

WODI common stock holders	Ownership %
OriginClear, Inc.	90.83%
Prior Reg A Holders	0.19%
Prior Series A Holders	3.87%
Prior Series B Holders	5.11%
Total	100%

5.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock Grants to CEO, the Board, Employees and Consultants

Between May 12, 2016, and August 4, 2022, the Company entered into Restricted Stock Grant Agreements (“the RSGAs”) with its Chief Executive Officer, the Board, Employees and Consultants to create management incentives to improve the economic performance of the Company and to increase its value and stock price. All shares issuable under the RSGAs are performance based shares. The RSGAs provide for the issuance of shares of the Company’s common stock provided certain milestones are met in certain stages; a) If the Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $15,000,000 for the trailing twelve month period as reported in the Company’s quarterly or annual financial statements, and b) If the Company’s consolidated operating profit (Operating Profit = Operating Revenue - Cost of Goods Sold - Operating Expenses - Depreciation & Amortization), calculated in accordance with generally accepted accounting principles, equals or exceeds $1,500,000 for the trailing twelve month period as reported in the Company’s SEC Reports. The Company has not recognized any costs associated with the milestones, because achievement is not probable.

On August 14, 2019, the Board of Directors approved an amendment to the RSGAs to include an alternative vesting schedule for the Grantees and on January 26, 2022, the Company amended the procedures for processing the RSGAs. If the fair market value of the Company’s common stock on the date the shares are vested is less than the fair market value of the Company’s common stock on the effective date of the RSGAs, then the number of vested shares issuable (assuming all conditions are satisfied per terms of the alternative vesting schedule) shall be increased so that the aggregate fair market value of vested shares issuable on the vesting date equals the aggregate fair market value that such number of shares would have had on the effective date. Upon the occurrence of a Company performance goal, the right to participate in the alternate vesting schedule will terminate, and the vesting of the remaining unvested shares will be as set forth under the RSGAs. Shares are issued under the alternate vesting schedule per terms of the agreements after electing and qualifying requirements are met.

During the year ended December 31, 2023, upon qualifying under the alternative vesting schedule, the Company issued an aggregate of 11,584,932 shares relating to the RSGAs and recognized an aggregate expense of $120,540 which is reflected on the financial statements as stock-based compensation.

Warrants

During the year ended December 31, 2023, the Company issued 5,403,600 purchase warrants, associated with preferred stock. A summary of the Company’s warrant activity and related information follows for the years ended December 31, 2023 and 2022:

	2023		2022
	Number of Warrants	Weighted average exercise price	Number of Warrants	Weighted average exercise price
Outstanding - beginning of year	93,344,989	$0.1217	217,085,783	$0.0868
Granted	5,403,600	$0.125	44,750,216	$0.1236
Exercised	-	-	-	-
Expired	(33,946,000)	$(0.0905)	(168,491,010)	$(0.0686)
Outstanding - end of year	64,802,589	$0.1383	93,344,989	$0.1217

At December 31, 2023 and 2022, the weighted average remaining contractual life of warrants outstanding:

	2023			2022
			Weighted Average			Weighted Average
			Remaining			Remaining
Exercisable	Warrants	Warrants	Contractual	Warrants	Warrants	Contractual
Prices	Outstanding	Exercisable	Life (years)	Outstanding	Exercisable	Life (years)
$0.02	600,000	600,000	2.67	600,000	600,000	3.67
$0.05	0	0	0	25,200,000	25,200,000	0.16
$0.10	2,500,000	2,500,000	3.14	5,000,000	5,000,000	0.89 - 4.14
$0.25	3,760,000	3,760,000	3.0	10,006,000	10,006,000	0.5 - 4.00
$0.0275	8,727,273	8,727,273	7.41	8,727,273	8,727,273	8.41
$0.125	47,653,816	47,653,816	3.0 - 5.0	42,250,216	42,250,216	4.0 – 5.0
$1.00	1,561,500	1,561,500	0.50 - 0.96	1,561,500	1,561,500	1.50 - 1.96
	64,802,589	64,802,589		93,344,989	93,344,989

At December 31, 2023 and 2022, the aggregate intrinsic value of the warrants outstanding was $0.

During the year ended December 31, 2023, the Company sold an aggregate of 1,087,689 3-year cashless warrants with immediate vesting for an aggregate amount of $325,000. The exercise price of these warrants is $1.00 with a fair value of $42,351.

6.	CONVERTIBLE PROMISSORY NOTES OriginClear, Inc.

As of December 31, 2023, the outstanding convertible promissory notes are summarized as follows:

Convertible Promissory Notes	$2,617,691
Less current portion	(2,472,944)
Total long-term liabilities	$144,747

On various dates from November 2014 through April 2015, the Company issued unsecured convertible promissory notes (the “2014-2015 Notes”), that matured on various dates and were extended for an additional sixty (60) months from the effective date of each Note. The 2014-2015 Notes bear interest at 10% per year. The maturity dates were extended to November 2023 through April 2024. The 2014-2015 Notes may be converted into shares of the Company’s common stock at conversion prices ranging from the lesser of $4,200 to $9,800 (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or 50% of the lowest trade price on any trade day following issuance of the 2014-2015 Notes. In addition, for as long as the 2014-2015 Notes or other convertible notes in effect between the purchaser and the Company are outstanding, if the Company issues any security with terms more favorable than the terms of the 2014-2015 Notes or such other convertible notes or a term was not similarly provided to the purchaser of the 2014-2015 Notes or such other convertible notes, then such more favorable or additional term shall, at the purchaser’s option, become part of the 2014-2015 Notes and such other convertible notes. The conversion feature of the 2014-2015

Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the 2014-2015 Notes. During the year ended December 31, 2023, the Company issued 55,788,402 shares upon conversion of principal in the amount of $91,000, plus accrued interest of $76,365. As of December 31, 2023, the 2014-2015 Notes had an aggregate remaining balance of $683,700 of which $615,000, is short term and $68,700 is long term.

The unsecured convertible promissory notes (the “OID Notes”) had an aggregate remaining balance of $184,124, plus accrued interest of $13,334. The OID Notes included an original issue discount and one-time interest, which has been fully amortized. The OID Notes matured on June 30, 2023, which were extended to June 30, 2028. The OID Notes were convertible into shares of the Company’s common stock at a conversion price initially of $30,620. After the amendment, the conversion price changed to the lesser of $5,600 per share, or b) fifty percent (50%) of the lowest trade price of common stock recorded since the original effective date of this note, or c) the lowest effective price per share granted to any person or entity after the effective date. The conversion feature of the OID Notes was considered a derivative in accordance with current accounting guidelines, because of the reset conversion features of the OID Notes. During the year ended December 31, 2023, an addendum to the OID Note was effectuated to accrue interest on a monthly basis. As of December 31, 2023, the remaining balance on the OID Notes was $62,275, which is long term.

The Company issued various, unsecured convertible promissory notes (the “2015 Notes”), on various dates with the last of the 2015 Notes being issued in August 2015. The 2015 Notes matured and were extended from the date of each tranche through maturity dates ending on February 2024 through March 2024, and April 2024 through August 2024. The 2015 Notes bear interest at 10% per year. The 2015 Notes are convertible into shares of the Company’s common stock at conversion prices ranging from the lesser of $1,400 to $5,600 (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or 50% of the lowest trade price on any trade day following issuance of the 2015 Notes. The conversion feature of the 2015 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the 2015 Notes. As of December 31, 2023, the 2015 Notes had an aggregate remaining balance of $1,200,000, which is short term.

The Company issued a convertible note (the “Dec 2015 Note”) in exchange for accounts payable in the amount of $432,048, which could be converted into shares of the Company’s common stock after December 31, 2015. The Dec 2015 Note was accounted for under ASC 470, whereby, a beneficial conversion feature was recorded at time of issuance. The Dec 2015 Note did not meet the criteria of a derivative, and was accounted for as a beneficial conversion feature, which was amortized over the life of the Dec 2015 Note and recognized as interest expense in the financial statements. On January 1, 2016, the Dec 2015 Note met the criteria of a derivative and was accounted for under ASC 815. The Dec 2015 Note has zero stated interest rate, and the conversion price shall be equal to 75% of the average three lowest last sale prices traded during the 25 trading days immediately prior to conversion. As of December 31, 2023, the remaining balance on the Dec 2015 Note was $167,048, which is short term.

The Company issued a convertible note (the “Sep 2016 Note”) in exchange for accounts payable in the amount of $430,896, which could be converted into shares of the Company’s common stock after September 15, 2016. The Sep 2016 Note was accounted for under ASC 470, whereby, a beneficial conversion feature was recorded at time of issuance. The Sep 2016 Note met the criteria of a derivative and was accounted for under ASC 815. The Sep 2016 Note has zero stated interest rate, and the conversion price shall be equal to 75% of the average three lowest last sale prices traded during the 25 trading days immediately prior to conversion. The Sep 2016 Note did not meet the criteria of a derivative at the date of the issuance, and was accounted for as a beneficial conversion feature, which was amortized over the life of the Sep 2016 Note and recognized as interest expense in the financial statements. The conversion feature of the Sep 2016 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion feature of the Sep 2016 Note. As of December 31, 2023, the remaining balance on the Sep 2016 Note was $430,896, which is short term.

The Company issued two (2) unsecured convertible promissory notes (the “Apr & May 2018 Notes”), in the aggregate amount of $300,000 on April 2, 2018 and May 31, 2018. The Apr & May 2018 Notes had maturity dates of April 2, 2019 and May 31, 2019, respectively. The Apr & May 2018 Notes bear interest at 10% per year. The Apr & May 2018 Notes may be converted into shares of the Company’s common stock at a variable conversion price of 50% of the lesser of the lowest trading price twenty-five (25) trading days prior to conversion. The conversion feature of the Apr & May 2018 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Notes. On March 13, 2019, the Company entered into a settlement agreement with the investor in the amount of $570,000, based on the outstanding balance due and payable under the Apr & May 2018 Notes. The Company set up a reserve of 2,630,769 shares of common stock of the Company for issuance upon conversion by the investor of the amounts owed under the Notes, in accordance with the terms of the Notes, including, but not limited to the beneficial ownership limitations contained in the Notes. In addition to the foregoing, upon the sale by the investor of the settlement shares as delivered to the investor by the Company, resulting in total net proceeds less than the settlement value, the investor is entitled to additional settlement shares of the Company’s common stock. If after the investor has sold all settlement shares, the investor delivers a written notice to the Company certifying that the investor is entitled to additional settlement shares of the Company’s common stock (the “Make-Whole Shares”). The number of make-whole shares being equal to the greater of ((i) zero and (ii) the quotient of (1) the difference of (x) the settlement value with respect to each sale of shares by the Investor after the delivery of the Settlement Shares, minus (y) the aggregate net consideration received by the Investor from the resale of all shares of common stock issued by the Company, divided by (2) the average trailing closing price for ten (10) trading days for the shares immediately preceding the date of delivery of the make-whole shares. During the year ended December 31, 2023, the Company wrote off the loan and recorded a gain on the write-off of the note payable in the amount of $218,064. As of December 31, 2023, there was no remaining balance on the Apr & May 2018 Notes.

The Company entered into an unsecured convertible promissory note (the “Nov 20 Note”), on November 19, 2020 in the amount of $50,000. The Company received funds in the amount of $50,000. The Nov 20 Note had an original maturity date of November 19, 2021 and was extended for an additional sixty (60) months from the maturity date. The Nov 20 Note bears interest at 10% per year. The Nov 20 Note may be converted into shares of the Company’s common stock at a lesser price of $0.05 per share or (b) fifty percent (50%) of the lowest trade price of common stock recorded on any trade after the effective date, or (c) the lowest effective price per share granted. In addition, for each conversion, in event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the third business day until the shares are delivered. The conversion feature of the Nov 20 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. As of December 31, 2023, the remaining balance on the Nov 20 Note was $13,772, which is long term.

The Company entered into an unsecured convertible promissory note (the “Jan 21 Note”), on January 25, 2021 in the amount of $60,000. The Company received funds in the amount of $60,000. The Jan 21 Note had an original maturity date of January 25, 2022 and was extended for an additional sixty (60) months from the maturity date. The Jan 21 Note bears interest at 10% per year. The Jan 21 Note may be converted into shares of the Company’s common stock at a conversion price equal to the lower of (a) $0.05 per share, (b) fifty percent (50%) of the lowest trade price of common stock recorded on any trade after the effective date, or (c) the lowest effective price per share granted. In addition, for each conversion, in event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the third business day until the shares are delivered. The conversion feature of the Jan 25 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $3,743 during the year ended December 31, 2022. As of December 31, 2023, the balance of the Jan 21 Note was $60,000, which is short term.

We evaluated the financing transactions in accordance with ASC Topic 815, Derivatives and Hedging, and determined that the conversion feature of the convertible promissory notes was not afforded the exemption for conventional convertible instruments due to its variable conversion rate. The note has no explicit limit on the number of shares issuable, so they did not meet the conditions set forth in current accounting standards for equity classification. The Company elected to recognize the note under paragraph 815-15-25-4, whereby, there would be a separation into a host contract and derivative instrument. The Company elected to initially and subsequently measure the note in its entirety at fair value, with changes in fair value recognized in earnings. The Company recorded a derivative liability representing the imputed interest associated with the embedded derivative. The derivative liability is adjusted periodically according to the stock price fluctuations.

The derivative liability recognized in the financial statements for the convertible promissory notes as of December 31, 2023 was $7,416,706.

Water On Demand, Inc.

In December 2022, WODI raised capital and issued convertible secured promissory notes in the amount of $1,347,500 to investors with 10% interest per annum. The notes were issued to raise capital needed to acquire the equity interests in Fortune Rise Acquisition Corporation (the “SPAC”) for the purchase price of $400,000 and to pay off the promissory notes the SPAC owed to sellers. Per the terms and conditions of the convertible promissory notes, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month of the date of the Notes (the “Maturity Date”) provided, that WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions, or (ii) when, upon the occurrence and during the continuance of an event of default.

During the year ended December 31, 2023, WODI raised additional capital of $6,923,000 and an investor exchanged the Parent Company’s Series X preferred stock in the amount of $250,000 and Series R preferred stock in the amount of $100,000 for a WODI convertible secured promissory note. Also during the year ended December 31, 2023, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 853,916,848 shares of the Parent Company’s common stock were redeemed at the closing share prices on the dates of the convertible secured promissory note agreements, and this fair value of redeemed common stock was added to the cash value of the shareholders’ investments to purchase WODI convertible secured promissory notes. The loss relating to these settlement and conversion agreements of $609,199 was accounted for in the consolidated statements of operations. As of December 31, 2023, WODI had outstanding convertible secured promissory notes in the amount of $16,729,089.

7.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

The following table represents a disaggregation of revenue by type of good or service from contracts with customers for the year ended December 31, 2023 and 2022.

	Years Ended
	December 31,
	2023	2022
Equipment Contracts	$4,036,326	$7,537,755
Component Sales	980,895	1,548,760
Waste Water Treatment Systems	950,775	886,005
Pump Stations	607,790	288,555
Rental Income	26,292	26,292
Services Sales	95,750	85,043
Commission & Training	10,350	4,163
	$6,708,178	$10,376,573

Revenue recognition for other sales arrangements, such as sales for components, and service sales will remain materially consistent.

Contract assets represents revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract asset for the years ending December 31, 2023 and 2022, was $445,102 and $1,479,491, respectively. The contract liability for the years ended December 31, 2023 and 2022, was $1,346,366 and $932,458, respectively.

8.	FINANCIAL ASSETS

Fair value investment in Securities

On May 15, 2018, the Company received 4,000 shares of WTII Series C convertible preferred stock for the use of OriginClear, Inc. technology associated with their proprietary electro water separation system. Each share of Series C convertible preferred stock is convertible into one thousand (1,000) shares of WTII common stock. The stock was valued at fair market value of $0.0075 for a price of $30,000 on the date of issuance. The Company analyzed the licensing agreement using ASU 606 to determine the timing of revenue recognition. The licensing of the intellectual property (IP) is distinct from the non-license goods or services and has significant standalone functionality that provides a benefit or value. The functionality will not change during the license period due to the licensor’s activities. Because the significant standalone functionality was delivered immediately, the revenue was recognized in the financial statements as of June 30, 2018. As of December 31, 2023, the fair value of the preferred shares was $3,200, and had an unrealized gain in fair value of $800.

On November 12, 2021, the Company served a conversion notice to WTII and was issued an aggregate of 45,208,649 shares of WTII common stock. As of December 31, 2023, the investment in securities was recorded at fair value in the amount of $36,167, with an unrealized gain of $9,042.

9.	LOANS PAYABLE

Secured Loans Payable

In 2018, the Company entered into short term loans with various lenders for capital expansion secured by the Company’s assets in the amount of $1,749,970, which included finance cost of $624,810. The finance costs were amortized over the terms of the loans, which had various maturity dates ranging from October 2018 through February 2019. As of December 31, 2020, the finance cost was fully amortized. The term of the loans ranged from two months to six months. The net balance as of December 31, 2023 was $30,646.

On December 6, 2023, the Company entered into short term loan arrangement with a lender secured by the Company’s assets in the amount of $149,900 which included finance cost of $59,900 which was expensed upon initiation of the loan, with a net amount of $90,000 received by the Company. As of December 31, 2023, the balance on the loan was $110,695.

Small Business Administration Loan

On June 12, 2020, the Company received an Economic Injury Disaster Loan (the “EIDL”) in the amount of $150,000. Following the deferral period for the EIDL, the Company started to repay the principal amount, with interest, on a monthly basis. As of December 31, 2023, the remaining balance on the EIDL was $147,217.

10.	CAPITAL LEASES

The Company entered into a capital lease for the purchase of equipment during the year ended December 31, 2018. The lease was for a sixty (60) month term, with monthly payments of $757 per month, and a purchase option at the end of the lease for $1.00. The lease was paid in full in December, 2022 and there was no balance outstanding for the years ended December 31, 2022 and December 31, 2023.

11.	INCOME TAXES

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”), which significantly changed U.S. tax law. The Act lowered the Company’s U.S. statutory federal income tax rate from 35% to 21% effective January 1, 2018.

The Company files income tax returns in the U.S. Federal jurisdiction, and the state of California. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2019.

Included in the balance at December 31, 2023, are no tax positions for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility. Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

The Company’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the periods ended December 31, 2023 and 2022, the Company did not recognize interest and penalties.

At December 31, 2023, the Company had net operating loss carry-forwards of approximately $51,881,914, which expire at dates that have not been determined. No tax benefit has been reported in the December 31, 2023 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rate to pretax income from continuing operations for the years ended December 31, 2023 and 2022 due to the following:

	2023	2022
Book loss	$2,441,414	$2,266,050
Tax to book differences for deductible expenses	(4,333)	265
Tax non-deductible expenses	(1,556,639)	(1,078,110)
Valuation Allowance	(880,442)	(1,188,205)
Income tax expense	$-	$-

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31,

	2023	2022
Deferred tax assets:
NOL carryover	$10,895,202	$11,193,615
Other carryovers	728,907	728,905

Deferred tax liabilities:
Depreciation	(149,889)	(125,925)
Less Valuation Allowance	(11,474,220)	(11,796,595)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry-forwards may be limited as to use in future years.

12.	WATER ON DEMAND INC. (‘WODI’)

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”.  The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the Offering is to allow potential investors the opportunity to invest directly in WODI. The Offering has a minimum investment of $1,000 and will be on a best-efforts basis.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B Common Stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B Common Stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On December 29, 2022, pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, WODI acquired the membership interests of the Sponsor and became the beneficial owner of 2,343,750 shares of FRLA Class B Common Stock, each of which is exercisable into one share of FRLA Class A Common Stock. The purchase price for the membership interests was $400,000. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Company, whereby it agreed to purchase all of the assets related to the Company’s “Modular Water Service” business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023 and an assignment of the Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when OriginClear created the MWS unit. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to the Company’s WODI subsidiary.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by OCLN. Post PWT-WODI merger, OCLN received an aggregate of 2,171,068 shares of the Water On Demand, Inc.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through December 31, 2023, WODI and the Company made payments on behalf of the SPAC in the aggregate amount of $4,029,985. As of December 31, 2023, WODI and the Company received an aggregate of $4,029,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the period ended December 31, 2023, WODI considered the aggregate amount of $4,029,985 for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Impairment analysis for Class B Common Founder Shares as at December 31, 2023

The Company retained an independent valuation firm for the purpose of conducting a valuation of the fair value of Sponsor Founder Shares (Class B) of Fortune Rise Acquisition Corp. as of December 31, 2023 (the “Date of Valuation”).

The independent firm (i) evaluated and analyzed various Sponsor Founder Shares of Fortune Rise Acquisition Corp. (“FRLA”); (ii) assessed the terms including various redemption and liquidation features considering each of the Company’s financial plans and market conditions; and (iii) determined the underlying value to be assigned to the FRLA Sponsor Founder Shares as of the Date of Valuation and evaluated the FRLA Sponsor Founder Shares for impairment by performing the following procedures:

●Analyzed the Company’s S-4 filing, business combination agreement and other documentation.

●Developed Monte Carlo Model that values the FRLA Sponsor Founder Shares based on a multipath random event model and future projections of the various potential outcomes. The Monte Carlo Model simulation included 50,000 iterations and simulated the stock price, the timing of the business combination, and the timing of the lapse of the transfer restrictions.

●Developed the discounted cash flow from the sale of the securities at the time the restrictions terminated.

●Probability weighted the cash flow, discounted for lack of marketability.

●Valued the FRLA Sponsor Founder Shares as of the date of valuation.

Based on the procedures performed the independent valuation firm concluded that the value of FRLA Sponsor Founder Shares was not impaired.

Recording of membership interest:

As of December 31, 2023, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other asset.

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of December 31, 2023, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the year ended December 31, 2023, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

13.	LINE OF CREDIT

During the year ended December 31, 2023, the Company obtained 12 month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. During the year ended December 31, 2023, the Company paid principal in the amount of $167,067, leaving a principal balance of $178,808 as of December 31, 2023.

14.	ASSETS HELD FOR SALE – CONTINUING OPERATIONS

On March 1, 2021, the Company issued an aggregate of 630 shares of Series T Preferred Stock to an accredited investor (the “Purchaser’’) per terms of a Securities Purchase Agreement (the “SPA”). Per the SPA, the Company agreed to sell to Purchaser, and Purchaser agreed to purchase from the Company, 630 shares of the Company’s Series T, and two-year cashless warrants to acquire 25,200,000 shares of the Company’s common stock, valued at $0.05 per share per terms of the SPA, which were exercisable at any time in whole or in part. The purchaser and the Company agreed that in lieu of the purchase price for the Series T, the Purchaser transferred to the Company real property, with an aggregate value agreed to be $630,000 based on an appraisal from an international independent company at that time. The real property consisted of residential real estate in Buenos Aires Argentina valued at $580,000, and eight undeveloped lots valued at $50,000 in Terralta private neighborhood development. The real property exchanged for 630 shares of Series T was recorded at $630,000 and reflected on the balance sheet as a long term asset for sale at that time.

The real property was listed for sale beginning in July 2021. However, based on indicator of impairment, during the year ended December 31, 2021, the Company adjusted the original value of the asset for sale from $630,000 to $514,000 and recorded an impairment of $116,000 in the consolidated financial statements.

During the period ended December 31, 2022, after evaluating several offers, the Company considered an offer for $400,000, which was $114,000 below the previously adjusted value and was indicative of the real estate market conditions in Buenos Aires Argentina. Based on that indicator of impairment, during the year ended December 31, 2022, the Company further adjusted the previous value of the asset for sale from $514,000 to $400,000 on the balance sheet and recorded an impairment of $114,000 in the consolidated financial statements. All Series T preferred stock was converted and the warrants associated with the Series T expired during the period ended December 31, 2022.

In January 2023, the Company accepted the offer and on April 8, 2023, a deed was executed for the sale of the property for $400,000. The agreed upon payment terms were; $235,000 initial payment and the remaining $165,000 to be paid over fifteen monthly installments of $11,000 each. The initial payment was received by SMS Argentina (“SMS”), an accounting and consulting firm that was appointed by the Company as the Power of Attorney for the property. From the proceeds, SMS remitted taxes due on the transaction to the Federal Administration of Public Income (“AFIP”), which administers taxation in Argentina. On June 21, 2023, the Company received a payment of $164,935, net of all taxes assessed by AFIP and other closing fees associated with the sale of the property totaling $65,493 and recorded a receivable of $169,572 for the remaining balance. Between July 1, 2023 through December 31, 2023, the Company received additional payments totaling $70,572. As of December 31, 2023, the balance of the receivable was $99,000 which is reflected on the consolidated financial statements.

15.	EMPLOYEE RETENTION TAX CREDIT

Under the provisions of the extension of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) passed by the United States Congress and signed by the President, the Company was eligible for a refundable employee retention credit (the “ERTC”) subject to certain criteria. The Company’s subsidiary, Progressive Water Treatment applied for the ERTC and during the year ended December 31, 2023, received an aggregate of $127,448 which was recognized in the financial statements as other income.

16.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

Our Dallas based subsidiary, PWT, rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Warranty Reserve

Generally, a PWT project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. The Company has various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided under PWT based on the opinion of management and based on Company history in the amount of $20,000 for the year ending December 31, 2023.

Litigation

On July 12, 2023, the Company entered into a Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”) with Auctus Fund, LLC (“Auctus”) relating to the settlement and release of certain pending legal actions arising out of various loans and agreements between the Company and Auctus. Pursuant to the terms of the Settlement Agreement, the Company and Auctus have resolved all outstanding legal disputes and claims between them. The appeal that was pending in the United States Court of Appeals for the First Circuit and trial matter in the United States District Court for the District of Massachusetts have been terminated and all transactions and obligations thereunder between the Company and Auctus are null and void. The terms and conditions of the Settlement Agreement are confidential and have no impact on the financial condition or operations of the Company.

On or around March 5, 2024, PWT was named as a defendant in a case filed by Process Solutions, Inc (“PSI”). The case was filed in the Court of Common Pleas in Hamilton County, Ohio. The complaint alleges that PWT breached a contract with PSI and alleges damages of $143,675 plus attorneys fees. PWT has removed the case to federal court, denies the claims in the complaint and intends to enforce a binding arbitration provision between the parties and to bring counter claims against PSI for failing to pay PWT for services rendered.

17.	ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31,

	2023	2022
Payroll liabilities	$106,979	$49,083
Accrued interest on promissory notes	1,667,534	1,542,303
Total accrued expenses	$1,774,513	$1,591,386

18.	CONCENTRATIONS

Major Customers

PWT had five major customers for the year ended December 31, 2023. The customers represented 57.6% of billings for the year ending December 31, 2023. The contract receivable balance for the customers was $1,087,851 at December 31, 2023.

PWT had four major customers for the year ended December 31, 2022. The customers represented 71.1% of billings for the year ending December 31, 2022. The contract receivable balance for the customers was $1,781,930 at December 31, 2022.

Major Suppliers

PWT had three major vendors for the year ended December 31, 2023. The vendors represented 20.5% of total expenses in the year ending December 31, 2023. The accounts payable balance due to the vendors was $66,955 at December 31, 2023. Management believes no risk is present with the vendors due to other suppliers being readily available.

PWT had three major vendors for the year ended December 31, 2022. The vendors represented 38.11% of total expenses in the year ending December 31, 2022. The accounts payable balance due to the vendors was $1,054,022 at December 31, 2022. Management believes no risk is present with the vendors due to other suppliers being readily available.

19.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between January 5, 2024 and April 5, 2024, WODI made payments on behalf of the SPAC in the aggregate amount of $765,000.

Between January 5, 2024 and April 1, 2024, the Company issued to consultants an aggregate of 21,206,487 shares of the Company’s common stock for services.

On January 8, 2024, holders of the Company’s Series K preferred stock exchanged an aggregate of 10 shares of Series K preferred stock for 10 shares of the Company’s Series W preferred stock.

On January 8, 2024, holders of the Company’s Series F preferred stock exchanged an aggregate of 10 shares of Series F preferred stock for 10 shares of the Company’s Series Q preferred stock.

Between January 8, 2024 and April 15, 2024, an aggregate of 91,711,783 shares of common stock were redeemed by the Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

Between January 8, 2024 and February 20, 2024, holders of the Company’s Series Q preferred stock converted an aggregate of 20 Series Q shares into an aggregate of 4,576,458 shares of the Company’s common stock.

Between January 8, 2024 and April 12, 2024, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 3.8 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $377,500. The Company also issued an aggregate of 3,020,000 warrants to purchase shares of its common stock to these investors.

Between January 11, 2024 and February 5, 2024, holders of the Company’s Series R preferred stock converted an aggregate of 135 Series R shares into an aggregate of 30,496,772 shares of the Company’s common stock.

On January 22, 2024, per electing and qualifying for the Restricted Stock Grant Agreement alternate vesting schedule, the Company issued to Mr. Eckelberry, employees and consultants an aggregate of 20,937,829 shares of the Company’s common stock.

Between January 22, 2024 and April 3, 2024, holders of the Company’s Series Y preferred stock converted an aggregate of 2.7 Series Y shares into an aggregate of 55,456,229 shares of the Company’s common stock.

On February 5, 2024, holders of the Company’s Series S preferred stock converted an aggregate of 10 Series S shares into an aggregate of 2,272,728 shares of the Company’s common stock.

On February 13, 2024, holders of the Company’s Series W preferred stock converted an aggregate of 50 Series W shares into an aggregate of 11,655,012 shares of the Company’s common stock.

On February 14, 2024, the Company and Fortune Rise Acquisition Corporation (Nasdaq: FRLA), filed a registration statement on Form S-4 with the SEC which includes a preliminary proxy statement and prospectus in connection with the proposed business combination with WODI.

Between March 28, 2024 and April 15, 2024, the Company entered into settlement agreements with certain accredited investors pursuant to which the Company issued an aggregate of 62,854,617 shares of the Company’s common stock in settlement of certain claims with such persons. These issuances were made to settle shareholder disputes regarding timing of the conversion of preferred shares into common shares.

On March 28, 2024, the Company issued an aggregate of 172,730 shares of the Company’s common stock as dividends to certain holders of Series O preferred stock.

ORIGINCLEAR, INC.

FINANCIAL STATEMENTS

FOR THREE MONTHS ENDED MARCH 31, 2024 AND MARCH 31, 2023

ORIGINCLEAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$157,351	$114,640
Fair value investment in securities	63,292	36,167
Prepaid expenses	11,936	-
Current assets held-for-sale	1,607,261	2,338,798

TOTAL CURRENT ASSETS	1,839,840	2,489,604

Net property and equipment	136,784	143,366
Net property and equipment held-for-sale	2,689	3,370

NET PROPERTY AND EQUIPMENT	139,473	146,735

OTHER ASSETS
Receivable on sale of asset	66,000	99,000
Fair value investment-securities	3,200	3,200
Trademark	4,467	4,467
Non-current assets held for sale	400,000	400,000

TOTAL OTHER ASSETS	473,667	506,667

TOTAL ASSETS	$2,452,980	$3,143,007

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts payable and other payable	$659,072	$647,483
Accrued expenses	1,839,304	1,774,513
Cumulative preferred stock dividends payable	543,664	523,403
Customer deposit	2,950	2,950
Secured Loans payable	30,646	30,646
Loan payable, SBA	146,557	147,217
Derivative liabilities	20,509,953	7,742,759
Series F 8% Preferred Stock, 60 and 60 shares issued and outstanding, respectively, redeemable value of $50,000 and $60,000 respectively	50,000	60,000
Series G 8% Preferred Stock, 25 and 25 shares issued and outstanding, respectively, redeemable value of $25,000 and $25,000, respectively	25,000	25,000
Series I 8% Preferred Stock, 25 and 25 shares issued and outstanding, respectively, redeemable value of $25,000 and $25,000, respectively	25,000	25,000
Series K 8% Preferred Stock, 307.15 and 407.15 shares issued and outstanding, respectively, redeemable value of $297,150 and $307,150, respectively	297,150	307,150
Convertible secured promissory notes (Note 6)
Convertible promissory notes, net of discount of $0 and $0, respectively (Note 6)	597,945	2,472,944
Current liabilities held-for-sale	22,949,782	20,980,431

Total Current Liabilities	47,677,023	34,739,496

Long Term Liabilities
Convertible promissory notes, net of discount of $0 and $0, respectively	2,019,747	144,747

Total Long Term Liabilities	2,019,747	144,747

Total Liabilities	49,696,770	34,884,243

COMMITMENTS AND CONTINGENCIES (See Note 13)

Series J Convertible Preferred Stock, 210 and 210 shares issued and outstanding, respectively, redeemable value of $210,000 and $210,000, respectively	210,000	210,000
Series L Convertible Preferred Stock, 320,495 and 320,495 shares issued and outstanding, respectively, redeemable value of $320,495 and $320,495, respectively	320,495	320,495
Series M Preferred Stock, 40,300 and 40,300 shares issued and outstanding, respectively, redeemable value of $1,007,500 and $1,007,500, respectively	1,007,500	1,007,500
Series O 8% Convertible Preferred Stock, 190 and 190 shares issued and outstanding, respectively, redeemable value of $190,000 and $190,000, respectively	190,000	190,000
Series P Convertible Preferred Stock, 30 and 30 shares issued and outstanding, respectively, redeemable value of $30,000 and $30,000, respectively	30,000	30,000
Series Q 12% Convertible Preferred Stock, 410 and 420 shares issued and outstanding, respectively, redeemable value of $410,000 and $420,000, respectively	410,000	420,000
Series R 12% Convertible Preferred Stock, 1,473 and 1,608 shares issued and outstanding, respectively, redeemable value of $1,473,000 and $1,608,000, respectively	1,473,000	1,608,000
Series S 12% Convertible Preferred Stock, 110 and 120 shares issued and outstanding, respectively, redeemable value of $110,000 and $120,000, respectively	110,000	120,000
Series U Convertible Preferred Stock, 270 and 270 shares issued and outstanding, respectively, redeemable value of $270,000 and $270,000, respectively	270,000	270,000
Series W 12% Convertible Preferred Stock, 846.5 and 886.5 shares issued and outstanding, respectively, redeemable value of $846,500 and $886,500, respectively	846,500	886,500
Series Y Convertible Preferred Stock, 24.7 and 24.6 shares issued and outstanding, respectively, redeemable value of $2,472,727 and $2,460,227, respectively	2,472,727	2,460,227
	7,340,222	7,522,722

SHAREHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 600,000,000 shares authorized 31,500,000 and 31,500,000 shares of Series D-1 issued and outstanding, respectively	3,150	3,150
Subscription payable for purchase of equipment	100,000	100,000
Common stock, $0.0001 par value, 16,000,000,000 shares authorized 1,478,617,331 and 1,399,782,046 equity shares issued and outstanding, respectively	147,860	139,978
Additional paid in capital - Common stock	82,517,621	81,949,274
Noncontrolling Interest	(2,447,600)	(2,239,493)
Accumulated other comprehensive loss	(132)	(132)
Accumulated deficit	(134,904,911)	(119,216,735)

TOTAL SHAREHOLDERS' DEFICIT	(54,584,012)	(39,263,958)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$2,452,980	$3,143,007

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

Sales	$6,573	$6,573

Cost of Goods Sold	-	-

Gross Profit	6,573	6,573

Operating Expenses
Selling and marketing expenses	526,640	796,619
General and administrative expenses	893,300	905,916
Depreciation and amortization expense	6,582	6,690

Total Operating Expenses	1,426,522	1,709,225

Loss from Operations	(1,419,949)	(1,702,652)

OTHER INCOME (EXPENSE)
Impairment of receivable from SPAC	-	(50,000)
Unrealized gain (loss) on investment securities	27,125	(4,521)
Gain (Loss) on redemption of common stock	687,678	1,802,443
Gain (Loss) on net change in derivative liability and conversion of debt	(12,767,194)	3,875,377
Interest and dividend expense	(186,982)	(223,440)

TOTAL OTHER (EXPENSE) INCOME	(12,239,373)	5,399,859

Net income (loss) from continued operations	(13,659,322)	3,697,207

Net loss from assets held-for-sale	(2,236,961)	(4,188,741)

NET LOSS	$(15,896,283)	$(491,534)

Basic and fully diluted earnings per share from continuing operations	$(0.00)	$(0.00)
Basic and fully diluted (loss) earnings per share from assets held-for-sale	$(0.00)	$(0.00)
BASIC AND DILUTED	$(0.01)	$(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	1,443,544,402	1,062,100,064

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES
CONDENCED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	THREE MONTHS ENDED MARCH 31, 2023
	Preferred stock		Mezzanine	Common stock		Additional Paid-in-	Subscription	Other Comprehensive	Noncontrolling	Accumulated
	Shares	Amount	Equity	Shares	Amount	Capital	Payable	loss	Interest	Deficit	Total
Balance at December 31, 2022	32,502,475	$3,150	$10,866,772	1,013,369,185	$101,337	$82,745,503	$100,000	$(132)	$-	$(108,966,645)	$(26,016,787)

Common stock issued for cash per equity financing agreement	-	-	-	18,645,028	1,865	128,719	-	-	-	-	130,584

Common stock issued at fair value for services	-	-	-	23,716,123	2,371	250,839	-	-	-	-	253,210

Common stock issued for conversion of Series O Preferred stock	-	-	(40,000)	7,722,008	772	39,228	-	-	-	-	40,000

Common stock issued for conversion of Series Q Preferred stock	-	-	(25,000)	4,208,756	421	24,579	-	-	-	-	25,000

Common stock issued for conversion of Series R Preferred stock	-	-	(365,000)	70,652,445	7,065	357,935	-	-	-	-	365,000

Common stock issued for conversion of Series S Preferred stock	-	-	(25,000)	4,208,756	421	24,579	-	-	-	-	25,000

Common stock issued for conversion of Series Y Preferred stock	-	-	(420,000)	63,656,525	6,366	413,634	-	-	-	-	420,000

Common stock issued for Series O Preferred stock dividends	-	-	-	238,003	24	(24)	-	-	-	-	-

Common stock issued for conversion settlement	-	-	-	85,836,889	8,584	(8,584)	-	-	-	-	-

Common stock issued for alternative vesting	-	-	-	8,830,859	883	91,841	-	-	-	-	92,724

Issuance of Series A Preferred stock granted to Series Y investors	202	-	-	-	-	-	-	-	-	-	-

Issuance of Series Y Preferred stock through a private placement	-	-	345,000	-	-	-	-	-	-	-	-

Exchange of Series R Preferred Stock for WODI secured convertible note	-	-	(100,000)	-	-	-	-	-	-	-	-

Exchange of Series X Preferred Stock for WODI secured convertible note	-	-	(250,000)	-	-	-	-	-	-	-	-

Redemption of common stock for note purchase agreement	-	-	-	(182,145,203)	(18,214)	(1,784,229)	-	-	-	-	(1,802,443)

Net Loss	-	-	-	-	-	-	-	-	-	(491,534)	(491,534)

Balance at March 31, 2023 (unaudited)	32,502,677	$3,150	$9,986,772	1,118,939,374	$111,895	$82,284,020	$100,000	$(132)	$-	$(109,458,179)	$(26,959,246)

	THREE MONTHS ENDED MARCH 31, 2024
	Preferred stock		Mezzanine	Common stock		Additional Paid-in-	Subscription	Other Comprehensive	Noncontrolling	Accumulated
	Shares	Amount	Equity	Shares	Amount	Capital	Payable	loss	Interest	Deficit	Total

Balance at December 31, 2023	31,501,000	$3,150	$7,522,722	1,399,782,046	$139,978	$81,949,274	$100,000	$(132)	$(2,239,493)	$(119,216,735)	$(39,263,958)
Rounding					(3)	2					1
Shares redeemed/cancelled for Note Purchase Agreement	-	-	-	(83,352,197)	(8,335)	(679,343)	-	-	-	-	(687,678)

Common stock issued for alternative vesting	-	-	-	20,937,829	2,094	167,502	-	-	-	-	169,596

Common stock issued for Conversion Settlement	-	-	-	19,330,459	1,933	(1,933)	-	-	-	-	-

Common stock issued for conversion of Series Q Preferred stock	-	-	(20,000)	4,576,458	458	19,542	-	-	-	-	20,000

Common stock issued for conversion of Series R Preferred stock	-	-	(135,000)	30,496,772	3,050	131,950	-	-	-	-	135,000

Common stock issued for conversion of Series S Preferred stock	-	-	(10,000)	2,272,728	227	9,773	-	-	-	-	10,000

Common stock issued for conversion of Series W Preferred stock	-	-	(50,000)	11,655,012	1,166	48,835	-	-	-	-	50,001

Common stock issued for conversion of Series Y Preferred stock	-	-	(240,000)	52,047,138	5,205	234,795	-	-	-	-	240,000

Common stock issued at fair value for services	-	-	-	20,698,356	2,070	211,011	-	-	-	-	213,081

Common stock issued for Series O Preferred stock dividends	-	-	-	172,730	17	(17)	-	-	-	-	-

Issuance of Series Y Preferred stock through a private placement	-	-	252,500	-	-	-	-	-	-	-	-

Exchange of Series F preferred stock for Series Q preferred stock	-	-	10,000	-	-	-	-	-	-	-	-

Exchange of Series K preferred stock for Series W preferred stock	-	-	10,000	-	-	-	-	-	-	-	-

Issuance of warrants	-	-	-	-	-	426,230	-	-	-	-	426,230

Net Loss	-	-	-	-	-	-	-	-	(208,107)	(15,688,176)	(15,896,283)

Balance at March 31, 2024 (unaudited)	31,501,000	$3,150	$7,340,222	1,478,617,331	$147,860	$82,517,622	$100,000	$(132)	$(2,447,600)	$(134,904,911)	(54,584,010)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss) from continuing operations	$(13,659,322)	3,697,207
Net loss related to assets held-for-sale	(2,236,961)	(4,188,741)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,264	7,829
Common and preferred stock issued for services	213,081	253,210
Change in fair value of derivative liability	12,767,194	(3,875,377)
Converted value of secured promissory notes	-	2,505,339
Stock based compensation expense	169,596	92,724
Net unrealized (gain) loss on fair value of securities	(27,125)	4,521
Impairment of receivable from SPAC	590,000	1,657,920
Conversion and settlement value loss on WODI	692,000	-
Gain on redemption of common stock	(687,678)	(1,802,443)
Change in Assets (Increase) Decrease in:
Contracts receivable	758,374	346,797
Contract asset	101,791	47,700
Prepaid expenses and other assets	(11,936)	13,628

Change in Liabilities Increase (Decrease) in:
Accounts payable	(341,187)	(921,795)
Accrued expenses	487,156	177,439
Contract liabilities	451,997	(15,523)

NET CASH USED IN OPERATING ACTIVITIES	(725,756)	(1,906,841)

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of SPAC notes payable	(590,000)	(1,657,920)
Payments received on long term asset	33,000	-
Purchase of fixed assets	(4,500)	(4,500)

NET CASH USED IN INVESTING ACTIVITIES	(561,500)	(1,662,420)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on loan payable, SBA	(660)	(633)
Proceeds from Line of credit	-	200,000
Payments on Line of credit	(89,040)	-
Payments on loans, merchant cash advance	(110,695)	-
Equity financing purchase agreement	-	130,584
Net payments on cumulative preferred stock dividends and distributions	20,261	3,210
Proceeds from convertible secured promissory notes	960,000	2,532,000
Proceeds from issuance of warrants	426,230	-
Net proceeds for issuance of preferred stock for cash - mezzanine classification	252,500	345,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,458,596	3,210,161

NET (DECREASE) INCREASE IN CASH	171,340	(451,824)

CASH BEGINNING OF PERIOD	488,830	1,354,814

CASH END OF PERIOD	660,170	$902,990

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$-	$255,983

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Issuance of Series O dividends	$17	$24
Preferred stock converted to common stock - mezzanine	$455,000	$875,000
Exchange of Series R preferred stock for WODI secured convertible note	$-	$100,000
Exchange of Series X preferred stock for WODI secured convertible note	$-	$250,000
Common stock issued as settlement	$1,933	$8,584

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-UNAUDITED

MARCH 31, 2024

1.	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of OriginClear, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included.  Operating results for the three months ended March 31, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024. For further information refer to the financial statements and footnotes thereto included in the Company’s Form 10-K for the year ended December 31, 2023.

OriginClear was founded as OriginOil® in 2007 and began trading on the OTC in 2008. In 2015, it was renamed as OriginClear® to reflect its new mission to develop breakthrough businesses in the industrial water sector. Today, OriginClear structures itself as the Clean Water Innovation Hub™ and intends to use its well-developed retail investor development capabilities to help bring potentially disruptive companies to market. For the foreseeable future, however, OriginClear intends to devote its entire capabilities to the success of its subsidiary, Water On Demand, Inc. (WODI).

In 2023, OriginClear combined three of its operating divisions into WODI in anticipation of a merger of such subsidiary with Fortune Rise Acquisition Corp (“FRLA”) a Special Purpose Acquisition Company. The definitive merger agreement between WODI and FRLA was announced on October 24, 2023: https://www.originclear.com/company-news/originclears-water-on-demand-and-fortune-rise-acquisition-corporation-announce-business-combination-to-create-nasdaq-listed-company.

WODI is now composed of three operating units, Modular Water Systems (“MWS”), Progressive Water Treatment (“PWT”), and Water on Demand (“WOD”), the last being a development stage business.

●PWT is responsible for a significant percentage of the Company’s revenue, specializing in engineered water treatment solutions and custom treatment systems.

●MWS houses a worldwide, exclusive master license to the intellectual property of Daniel M. Early, consisting of five patents and related intellectual property, know-how and trade secrets (“Early IP”). In April 2023, OriginClear commissioned a valuation of the Early IP. MWS, features products differentiated by the Early IP and complemented with additional knowhow and trade secrets.

●WOD is an incubation of the Company which intends to offer private businesses water self-sustainability as a service - the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate (“DBOO”).

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. Our independent auditors, in their report on our audited financial statements for the year ended December 31, 2023 expressed substantial doubt about our ability to continue as a going concern.

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the three months ended March 31, 2024, the Company obtained funds from the issuance of convertible note agreements and from sale of its preferred stock. Management believes this funding will continue from its’ current investors and from new investors. The Company generated revenue of $6,573 and its operating divisions have standing purchase orders and open invoices with customers, which will provide funds for operations. Management believes the existing shareholders, the prospective new investors and future sales will provide the additional cash needed to meet the Company’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of OriginClear, Inc. and its subsidiaries Water On Demand, Inc. (‘WODI’), (which consists of operating divisions Progressive Water Treatment, Modular Water Systems and Water On Demand), Water On Demand #1, Inc., and OriginClear Technologies, Ltd. All material intercompany transactions have been eliminated upon consolidation of these entities.

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted earnings per share were not the same as the basic loss per share for the three months ended March 31, 2024 and 2023, respectively, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Loss per share

	For the Three Months Ended March 31,
	2024	2023
Loss to common shareholders (Numerator) – continuing operations	$(13,659,322)	$3,789,931

Loss to common shareholders (Numerator) – related to assets held-for sale	(2,236,961)	(4,188,741)

Basic and diluted weighted average number of common shares outstanding (Denominator)	1,443,544,402	1,062,100,064

The Company excludes issuable shares from warrants, convertible notes and preferred stock, if their impact on the loss per share is anti-dilutive and includes the issuable shares if their impact is dilutive.

Revenue Recognition

We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based upon progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations as incurred and are not allocated to contract costs.

Contract Receivable

The Company bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required. The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. The Company records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The allowance for doubtful accounts was $368,917 and $379,335 as of March 31, 2024 and December 31, 2023, respectively. The net contract receivable balance was $751,130 and $1,509,504 at March 31, 2024 and December 31, 2023, respectively.

Indefinite Lived Intangibles and Goodwill Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, the Company performed a qualitative assessment of indefinite lived intangibles and goodwill at March 31, 2024 and 2023, respectively, and determined there was no impairment of indefinite lived intangibles and goodwill.

Prepaid Expenses

The Company records expenditures that have been paid in advance as prepaid expenses. The prepaid expenses are initially recorded as assets, because they have future economic benefits, and are expensed at the time the benefits are realized. The prepaid expenses balance was $11,936 and $0 at March 31, 2024 and December 31, 2023, respectively.

Property and Equipment

Property and equipment are stated at cost. Gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation are removed from the accounts. Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for addition and betterment are capitalized. Furniture and equipment are depreciated on the straight-line method and include the following categories:

Estimated Life
Machinery and equipment	5-10 years
Furniture, fixtures and computer equipment	5-7 years
Vehicles	3-5 years
Leasehold improvements	2-5 years

	3/31/2024	12/31/23
Machinery and Equipment	$383,569	$383,569
Computer Equipment	66,493	66,493
Furniture	29,810	29,810
Leasehold Improvements	26,725	26,725
Vehicles	64,276	64,276
Demo Units	36,139	36,139
	607,012	607,012
Less accumulated depreciation	(467,539)	(460,277)
Net Property and Equipment	$139,473	$146,735

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that the facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed following generally accepted accounting principles.

Depreciation expense during the three months ended March 31, 2024 and 2023, was $6,582 and $6,690, respectively.

Other Assets

Long Term Asset Held for Sale

On March 1, 2021, the Company issued an aggregate of 630 shares of Series T Preferred Stock to an accredited investor (the “Purchaser’’) per terms of a Securities Purchase Agreement (the “SPA”). Per the SPA, the Company agreed to sell to Purchaser, and Purchaser agreed to purchase from the Company, 630 shares of the Company’s Series T, and two-year cashless warrants to acquire 25,200,000 shares of the Company’s common stock, valued at $0.05 per share per terms of the SPA, which were exercisable at any time in whole or in part. The purchaser and the Company agreed that in lieu of the purchase price for the Series T, the Purchaser transferred to the Company real property, with an aggregate value agreed to be $630,000 based on an appraisal from an international independent company at that time. The real property consisted of residential real estate in Buenos Aires Argentina valued at $580,000, and eight undeveloped lots valued at $50,000 in Terralta private neighborhood development. The real property exchanged for 630 shares of Series T was recorded at $630,000 and reflected on the balance sheet as a long term asset for sale at that time.

The real property was listed for sale beginning in July 2021. However, based on indicators of impairment, during the year ended December 31, 2021, the Company adjusted the original value of the asset for sale from $630,000 to $514,000 and recorded an impairment of $116,000 in the consolidated financial statements.

During the period ended December 31, 2022, after evaluating several offers, the Company considered an offer for $400,000, which was $114,000 below the previously adjusted value and was indicative of the real estate market conditions in Buenos Aires Argentina. Based on that indicator of impairment, during the year ended December 31, 2022, the Company further adjusted the previous value of the asset for sale from $514,000 to $400,000 on the balance sheet and recorded an impairment of $114,000 in the consolidated financial statements. All Series T preferred stock was converted and the warrants associated with the Series T expired during the period ended December 31, 2022.

In January 2023, the Company accepted the offer and on April 8, 2023, a deed was executed for the sale of the property for $400,000. The agreed upon payment terms were; $235,000 initial payment and the remaining $165,000 to be paid over fifteen monthly installments of $11,000 each. The initial payment was received by SMS Argentina (“SMS”), an accounting and consulting firm that was appointed by the Company as the Power of Attorney for the property. From the proceeds, SMS remitted taxes due on the transaction to the Federal Administration of Public Income (“AFIP”), which administers taxation in Argentina. On June 21, 2023, the Company received a payment of $164,935, net of all taxes assessed by AFIP and other closing fees associated with the sale of the property totaling $65,493 and recorded a receivable of $169,572 for the remaining amount on the consolidated financial statements as of June 30, 2023. Between July 1, 2023 through March 31, 2024, the Company received additional payments totaling $103,572. As of March 31, 2024, the balance of the receivable was $66,000 which is reflected on the consolidated financial statements.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants vest immediately and the total stock-based compensation charge is recorded in the period of the measurement date.

Accounting for Derivatives

The Company evaluates all its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average series Binomial lattice option pricing models to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments

Fair Value of Financial Instruments requires disclosure of the fair value information, whether or not to recognized in the balance sheet, where it is practicable to estimate that value. As of March 31, 2024, the balances reported for cash, contract receivables, cost in excess of billing, prepaid expenses, accounts payable, billing in excess of cost, and accrued expenses approximate the fair value because of their short maturities.

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s balance sheets on a recurring basis and their level within the fair value hierarchy as of March 31, 2024.

	Total	(Level 1)	(Level 2)	(Level 3)
Investment at fair value-securities, March 31, 2024	$66,492	$66,492	$-	$-

	Total	(Level 1)	(Level 2)	(Level 3)
Derivative Liability, March 31, 2024	$20,509,953	$-	$-	$20,509,953

The derivative liabilities consist of $20,052,649 for convertible notes outstanding and $457,304 for warrants outstanding for an aggregate of $20,509,953.

The following is a reconciliation of the derivative liability for which level 3 inputs were used in determining the approximate fair value:

Balance as of December 31, 2023	$7,742,759
Net loss on conversion of debt and change in derivative liabilities	12,767,194
Balance as of March 31, 2024	$20,509,953

For purpose of determining the fair market value of the derivative liability, the Company used Binomial lattice formula valuation model. The significant assumptions used in the Binomial lattice formula valuation of the derivative are as follows:

3/31/2023
Risk free interest rate	4.53% – 4.96%
Stock volatility factor	141% – 219%
Weighted average expected option life	6 mos - 5 yrs
Expected dividend yield	None

Segment Reporting

The Company’s business currently operates in one segment based upon the Company’s organizational structure and the way in which the operations are managed and evaluated.

Marketable Securities

The Company adopted ASU 2016-01, “Financial Instruments – Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 requires investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purpose, and separate presentation of financial assets and financial liabilities by measurement category and form of financial asset. It eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. The Company has evaluated the potential impact this standard may have on the condensed consolidated financial statements and determined that it had a significant impact on the condensed consolidated financial statements. The Company accounts for its investment in Water Technologies International, Inc. as available-for-sale securities, and the unrealized gain on the available-for-sale securities is recognized in net income.

Licensing agreement

The Company analyzed the licensing agreement using ASU 606 to determine the timing of revenue recognition. The licensing of the intellectual property (IP) is distinct from the non-license goods or services and has significant standalone functionality that provides a benefit or value. The functionality will not change during the license period due to the licensor’s activities. Because the significant standalone functionality is delivered immediately, the revenue is generally recognized when the license is delivered.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the presentation used in the current financial statements for comparative purpose. There was no material effect on the Company’s previously issued financial statements.

Work-in-Process

The Company recognizes as an asset the accumulated costs for work-in-process on projects expected to be delivered to customers. Work in Process includes the cost price of materials and labor related to the construction of equipment to be sold to customers.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	WODI ASSETS AND LIABILITIES HELD-FOR-SALE – DISCONTINUING OPERATIONS

On September 21, 2023, WODI entered into a merger agreement with PWT whereby WODI was merged with PWT. The merger of these entities was completed to create better enterprise value for a potential merger opportunity with FRLA. In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition.  Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023, FRLA and WODI entered into a definitive business combination agreement (the “BCA”). The transaction represents a pro forma equity valuation of approximately $72 million of the Combined Company, assuming no further redemptions of FRLA public shares by FRLA’s public shareholders.

On October 25, 2023, at the Special Meeting, FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

On February 14, 2024, the Company and Fortune Rise Acquisition Corporation (Nasdaq: FRLA), filed a registration statement on Form S-4 with the SEC which includes a preliminary proxy statement and prospectus in connection with the proposed business combination with WODI.

In accordance with ASC 205-20, a disposal of a component or a group of components should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when a component of or group of components meets the initial criteria for classification of held for sale to be classified as held for sale. Per the initial criteria for classification of held for sale, a component or a group of components, or a business or nonprofit activity (the entity to be sold), should be classified as held for sale in the period in which all of the following criteria are met:

●Management, having the authority to approve the action, commits to a plan to sell the entity to be sold.

●The entity to be sold is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such entities to be sold.

●An active program to locate a buyer or buyers and other actions required to complete the plan to sell the entity to be sold have been initiated.

●The sale of the entity to be sold is probable (the future event or events are likely to occur), and transfer of the entity to be sold is expected to qualify for recognition as a completed sale, within one year, unless events or circumstances beyond an entity’s control extend the period required to complete the sale as discussed below.

●The entity to be sold is being actively marketed for sale at a price that is reasonable in relation to its current fair value.

●Actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Since the proposed business combination of WODI with FRLA, meets all the initial criteria for classification of held for sale, the assets, liabilities and operating results of WODI have been classified as held for sale in the period ending March 31, 2024 and financial statements of the prior year ending in December 31, 2023 have been adjusted to reflect comparable as follows:

Assets and Liabilities Held-For-Sale

	March 31,	December 31,
	2024	2023
CURRENT ASSETS
Cash	$502,820	$374,192
Contracts receivable, net allowance of $368,917 and $379,335, respectively (See Note 2)	751,130	1,509,504
Contract assets (See Note 7)	353,311	455,102

Total Current Assets Held-For-Sale	1,607,261	2,338,798

NET PROPERTY AND EQUIPMENT HELD-FOR-SALE	2,689	3,370

NON-CURRENT ASSETS HELD-FOR SALE
SPAC Class B common shares purchase cost (See Note 10)	400,000	400,000

CURRENT LIABILITIES HELD-FOR-SALE
Accounts payable and other payable	$982,435	$1,335,211
Accrued expenses	1,521,023	1,103,159
Contract liabilities (See Note 7)	1,798,364	1,346,366
Tax liability 83(b)	13,600	13,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit (See Note 11)	89,768	178,808
Secured Loans payable	-	110,695
Convertible secured promissory notes (See Note 6)	18,381,089	16,729,089

Total Current Liabilities Held-For-Sale	$22,949,782	$20,980,431

Net Loss from Assets Held-For-Sale

	Three Months Ended
	March 31,	March 31,
	2024	2023

Sales	$936,864	$1,999,821
Cost of Goods Sold	1,055,940	1,875,319
Gross Profit	(119,076)	124,502

Operating Expenses
Selling and marketing expenses	62,324	17,603
General and administrative expenses	315,226	275,578
Depreciation and amortization expense	682	1,139
Total Operating Expenses	378,232	294,320

Loss from Operations	(497,308)	(169,818)

OTHER INCOME (EXPENSE)
Other income	809	142,797
Impairment of receivable from SPAC	(590,000)	(1,607,920)
Conversion and settlement value added to note purchase agreements (See Note 6)	(692,000)	(2,505,339)
Interest expense	(458,462)	(48,461)
TOTAL OTHER (EXPENSE) INCOME	(1,739,653)	(4,018,923)

NET LOSS FROM ASSETS-HELD-FOR-SALE	$(2,236,961)	$(4,188,741)

4.	CAPITAL STOCK

OriginClear, Inc. Preferred Stock

Series C

On March 14, 2017, the Board of Directors authorized the issuance of 1,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry in exchange for his continued employment with the Company. The holder of Series C preferred stock is not entitled to receive dividends, is not entitled to any liquidation preference and shares of Series C preferred stock does not have any conversion rights. The Series C Preferred Stock entitles the holder to 51% of the total voting power of our stockholders. The purchase price of the Series C preferred stock was $0.0001 per share representing a total purchase price of $0.10 for 1,000 shares. As of March 31, 2024, there were 1,000 shares of Series C preferred stock outstanding held by Mr. Eckelberry.

Series D-1

On April 13, 2018, the Company designated 50,000,000 shares of its authorized preferred stock as Series D-1 preferred stock. The shares of Series D-1 preferred stock are not entitled to dividends and do not have a liquidation preference. Each share of Series D-1 preferred stock is convertible into 0.0005 of one share of common stock. The Series D-1 preferred stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of our outstanding common stock, which amount may be increased to 9.99% at the holders discretion upon 61 days’ written notice. As of March 31, 2024, there were 31,500,000 shares of Series D-1 preferred stock issued and outstanding.

Series F

On August 14, 2018, the Company designated 6,000 shares as Series F preferred stock. The shares of Series F preferred stock have a liquidation preference equal to the stated value of $1,000 per share plus any accrued but unpaid dividends. The Series F preferred stock is not convertible into common stock. The holders of outstanding shares of Series F preferred stock are entitled to quarterly dividends at the annual rate of 8% of the stated value, in preference to any dividends on the common stock. The shares of Series F preferred stock do not carry any voting rights. The Company may, in its sole discretion, at any time while the Series F preferred stock is outstanding, redeem all or any portion of the outstanding Series preferred stock at a price equal to the stated value, plus any accrued but unpaid dividends. The Company was required to redeem all outstanding shares of Series F preferred stock on September 1, 2020. During the three months ended March 31, 2024, the Company exchanged an aggregate of 10 shares of Series F preferred stock for 10 shares of Series Q preferred stock. The shares were exchanged within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, the Company had 50 outstanding shares of Series F preferred stock, which the Company was required to, and failed to redeem on September 1, 2020, and remains in default for an aggregate redemption price (equal to the stated value) of $50,000.

Series G

On January 16, 2019, the Company designated 6,000 shares as Series G preferred stock, each share having a stated value of $1,000 per share and holders of Series G preferred stock are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly. The Series G preferred stock does not have voting rights, except as required by law and is not convertible into common stock. The Company may, in its sole discretion, at any time while the Series G preferred stock is outstanding, redeem all or any portion of the outstanding Series G preferred stock at a price equal to the stated value plus any accrued but unpaid dividends. The Company was required to redeem such shares of Series G preferred stock on April 30, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. Pursuant to certain subscription agreements entered into with purchasers of the Series G preferred stock, each purchaser received shares of the Company’s common stock equal to an amount of, for each share of Series G preferred stock purchased, five hundred dollars ($500) divided by the closing price on the date the Company receives the executed subscription documents and purchase price from such investor. As of March 31, 2024, there were 25 shares of Series G preferred stock issued and outstanding, which the Company was required to, and failed to redeem on April 30, 2021, for an aggregate redemption price (equal to the stated value) of $25,000.

Series I

On April 3, 2019, the Company designated 4,000 shares of preferred stock as Series I. The Series I has a stated value of $1,000 per share. Series I holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series I is not entitled to any voting rights except as may be required by applicable law, and are not convertible into common stock. The Company has the right to redeem the Series I at any time while the Series I are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company is required to redeem the Series I two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series I between May 2, 2021 and June 10, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. As of March 31, 2024, there were 25 shares of Series I preferred stock issued and outstanding which the Company was required to, and failed to redeem by June 10, 2021, and was and remains in default for an aggregate redemption price (equal to the stated value) of $25,000.

Series J

On April 3, 2019, the Company designated 100,000 shares of preferred stock as Series J. The Series J has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series J preferred stock is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series J COD, which includes certain make-good shares for certain prior investors. As of March 31, 2024, there were 210 shares of Series J preferred stock issued and outstanding.

Series K

On June 3, 2019, the Company designated 4,000 shares of preferred stock as Series K. The Series K has a stated value of $1,000 per share. Series K holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series K is not entitled to any voting rights except as may be required by applicable law and is not convertible into common stock. The Company has the right to redeem the Series K at any time while the Series K are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company was required to redeem the Series K two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series K between August 5, 2021 and April 24, 2022, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. During the three months ended March 31, 2024, the Company exchanged an aggregate of 10 shares of Series K preferred stock for 10 shares of Series W preferred stock. The shares were exchanged within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 297 shares of Series K preferred stock issued and outstanding which the Company was required to, and failed to redeem by April 24, 2022, and was and remains in default for an aggregate redemption price (equal to the stated value) of $297,150.

Series L

On June 3, 2019, the Company designated 100,000 shares of preferred stock as Series L. The Series L has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series L preferred stock is convertible into shares of the Company’s common stock pursuant to the Series L COD, which includes certain make-good shares for certain prior investors. As of March 31, 2024, there were 321 shares of Series L preferred stock issued and outstanding.

Series M

Pursuant to the Amended and Restated Certificate of Designation of Series M Preferred Stock filed with the Secretary of State of Nevada on July 1, 2020, the Company designated 800,000 shares of its preferred stock as Series M Preferred Stock. Each share of Series M Preferred Stock has a stated value of $25. The Series M Preferred Stock is not convertible into common stock. The holders of outstanding shares of Series M Preferred Stock are entitled to receive dividends, at the annual rate of 10%, payable monthly, payable in preference and priority to any payment of any dividend on the common stock. The Series M Preferred Stock is entitled to a liquidation preference in an amount equal to $25 per share plus any declared but unpaid dividends, before any payments to holders of common stock. The Series M Preferred Stock have no pre-emptive or subscription rights, and there are no sinking fund provisions applicable to the Series M Preferred Stock. The Series M Preferred Stock does not have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series M Preferred Stock (see ITEM 15. Exhibit 3.29). To the extent it may lawfully do so, the Company may, in its sole discretion, at any time when there are outstanding shares of Series M Preferred Stock, redeem any or all of the then outstanding shares of Series M Preferred Stock at a redemption price of $37.50 per share (150% of the stated value) plus any accrued but unpaid dividends. As of March 31, 2024, there were 40,300 shares of Series M preferred stock issued and outstanding.

Series O

On April 27, 2020, the Company designated 2,000 shares of preferred stock as Series O preferred stock. The Series O preferred stock has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends (i) in cash at an annual rate of 8% of the stated value, and (ii) in shares of common stock of the Company (valued based on the conversion price as in effect on the last trading day of the applicable fiscal quarter) at an annual rate of 4% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series O preferred stock has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series O preferred stock has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series O preferred stock. The Series O preferred stock does not have voting rights except as required by law. The Series O preferred stock is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series O preferred stock being converted by the conversion price, provided that, the Series O may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series O preferred stock at any time while the Series O preferred stock are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the three months ended March 31, 2024, the Company issued an aggregate of 172,730 shares of common stock in prorated 4% annualized dividends which were recorded as interest expense. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 190 shares of Series O preferred stock issued and outstanding.

Series P

On April 27, 2020, the Company designated 500 shares of preferred stock as Series P preferred stock. The Series P preferred stock has a stated value of $1,000 per share and entitles holders to receive dividends on an as-converted basis with the Company’s common stock. The Series P preferred stock is convertible into stock of the Company pursuant to the Series P COD, which includes certain make-good shares for certain prior investors, and provided that, the Series P preferred stock may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Series P preferred stock entitles the holders to a payment on an as-converted and pari-passu basis with the common stock upon any liquidation. The Series P preferred stock has no preemptive or subscription rights, and there is no sinking fund or redemption provisions applicable to the Series P preferred stock. The Series P preferred stock votes on an as-converted basis with the common stock, subject to the beneficial ownership limitation. As of March 31, 2024, there were 30 shares of Series P preferred stock issued and outstanding.

Series Q

On August 21, 2020, the Company designated 2,000 shares of preferred stock as Series Q Preferred Stock. The Series Q Preferred Stock has a stated value of $1,000 per share and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series Q Preferred Stock has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series Q Preferred Stock has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series Q Preferred Stock. The Series Q Preferred Stock does not have voting rights except as required by law. The Series Q Preferred Stock is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series Q Preferred Stock being converted by the conversion price, provided that, the Series Q may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series Q Preferred Stock at any time while the Series Q Preferred Stock are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the three months ended March 31, 2024, the Company issued an aggregate of 4,576,458 shares of common stock upon conversion of 20 shares of Series Q preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 410 shares of Series Q preferred stock issued and outstanding.

Series R

On November 16, 2020, the Company designated 5,000 shares of preferred stock as Series R. The Series R has a stated value of $1,000 per share and entitles holders to receive cumulative dividends in cash at an annual rate of 10% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series R holders are not entitled to any voting rights except as may be required by applicable law. The Series R is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series R being converted by the conversion price; certain prior investors will also be entitled to certain make-good shares; provided that, the Series R may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series R at any time while the Series R are outstanding at a redemption price equal to, if paid in cash, the stated value plus any accrued but unpaid cash dividends, or, if paid in shares of common stock, in an amount of shares determined by dividing the stated value being redeemed by the conversion price. During the three months ended March 31, 2024, the Company issued an aggregate of 30,496,772 shares of common stock upon conversion of 135 shares of Series R preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 1,473 shares of Series R preferred stock issued and outstanding.

Series S

On February 5, 2021, the Company designated 430 shares of preferred stock as Series S. The Series S has a stated value of $1,000 per share and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series S holders are not entitled to any voting rights except as may be required by applicable law. The Series S is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series S being converted by the conversion price, provided that, the Series S may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series S at any time while the Series S are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the three months ended March 31, 2024, the Company issued an aggregate of 2,272,728 shares of common stock upon conversion of 10 shares of Series S preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 110 shares of Series S preferred stock issued and outstanding.

Series U

On May 26, 2021, the Company designated 5,000 shares of preferred stock as Series U. The Series U has a stated value of $1,000 per share. The Series U holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series U is convertible into common stock of the Company in an amount determined by dividing 150% of the stated value of the Series U being converted by the conversion price; certain prior investors will also be entitled to certain make-good shares; provided that, the Series U may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the lesser of $0.20 or the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series U at any time at a redemption price equal to, if paid in cash, the stated value, or, if paid in shares of common stock, in an amount of shares determined by dividing 200% of the stated value being redeemed by the conversion price then in effect, and adding any applicable make-good shares. As of March 31, 2024, there were 270 shares of Series U preferred stock along with 1,561,500 warrants with a fair value of $0 (with exercise price of $1) issued and outstanding. These warrants associated with Series U were valued using the Black Scholes model (See Note 5).

Series W

On April 28, 2021, the Company designated 3,390 shares of preferred stock as Series W. The Series W has a stated value of $1,000 per share, and Series W holders are entitled to cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly. The Series W holders are not entitled to any voting rights except as may be required by applicable law. The Series W is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series W being converted by the conversion price; provided that, the Series W may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock. The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series W at any time at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the three months ended March 31, 2024, the Company issued an aggregate of 11,655,012 shares of common stock upon conversion of 50 shares of Series W preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 847 shares of Series W preferred stock issued and outstanding.

Series Y

On December 6, 2021, the Company designated 3,000 shares of preferred stock as Series Y. The Series Y has an original issue price of $100,000 per share, and holders are entitled to receive, on a pro rata and pari passu basis, annual distribution of up to 25% of annual net profits of newly established, wholly-owned, Water On Demand subsidiaries, designated by each holder, paid within 3 months of subsidiary’s accounting year-end. The Series Y holders are not entitled to any voting rights except as may be required by applicable law. The Series Y is convertible into common stock of the Company pursuant to the Series Y COD, provided that, the Series Y may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company has the right (but no obligation) to redeem the Series Y at any time at a redemption price equal to, if paid in cash, the original issue price plus any accrued but unpaid distributions of 25% of the subsidiary’s annual net profits. In addition, the Series Y holders received shares of Series A preferred stock in the Company’s subsidiary Water On Demand, Inc or warrants to purchase common shares in Water On Demand, Inc. During the three months ended March 31, 2024, the Company received aggregate funding in the amount of $252,500 through the sale of Series Y preferred stock and issued an aggregate of 52,047,138 shares of common stock upon conversion of 2.4 shares of Series Y preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of March 31, 2024, there were 24.7 shares of Series Y preferred stock along with 53,033,816 warrants with a fair value of $360,185 (with exercise prices between $0.13 and $0.25) issued and outstanding. The warrants were valued using the Black Scholes model (See Note 5).

Series Z

On February 11, 2022, the Company designated 25 shares of preferred stock as Series Z. The Series Z had an original issue price of $10,000 per share. The Series Z holders were not entitled to dividends or any voting rights. The Series Z was convertible into common stock of the Company pursuant to the Series Z COD, provided that, the Series Z may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may be increased up to 9.99% upon 61 days’ written notice). On February 18, 2022, the Company issued and sold to an accredited investor an aggregate of 25 shares of Series Z preferred stock and issued an aggregate of 2,500,000 warrants. The 25 shares of Series Z were converted to Company’s common stock during the year ended December 31, 2023. As of March 31, 2024, there were 2,500,000 warrants with a fair value of $16,183 (with an exercise price of $0.10) and no shares of Series Z preferred stock issued and outstanding. The warrants were valued using the Black Scholes model (See Note 5).

As of March 31, 2024, the Company accrued aggregate dividends in the amount of $543,664 for all series of preferred stock.

During the three months ended March 31, 2024, the Company redeemed an aggregate of 83,352,197 shares of common stock at a price of $0.01 per share and recognized a gain of $687,678 in the consolidated statements of operations relating to settlement and conversion agreements with certain WODI convertible secured promissory note holders.

The Series J, Series L, Series M, Series O, Series P, Series Q, Series R, Series S, Series U, Series W, Series Y, and Series Z preferred stock are accounted for outside of permanent equity due to the terms of conversion at a market component or stated value of the preferred stock.

Water On Demand, Inc. (“WODI”) Preferred Stock

On April 22, 2022, WODI authorized 50,000,000 shares of preferred stock at $0.0001 par value per share. Due to WODI’s merger with PWT on September 21, 2023 (See Note 10), all series of WODI preferred shares that were previously issued were fully converted to common stock in WODI. As of December 31, 2023 and March 31, 2024, there were no shares of WODI preferred stock issued and outstanding.

OriginClear, Inc. Common Stock

Three Months Ended March 31, 2024

The Company issued 20,698,356 shares of common stock for services at fair value of $213,081, at share prices ranging from $0.0065 - $0.011.

The Company issued 172,730 shares of common stock for Series O preferred stock dividends payable.

The Company issued 19,330,459 shares of common stock for settlement of conversion agreements at a fair value of $1,933.

The Company issued 20,937,829 shares of common stock for alternate vesting at a fair value of $169,596.

The Company issued 101,048,108 shares of common stock upon conversion of $455,000 of preferred stock.

The Company redeemed 83,352,197 shares of common stock at a market price of $0.01 per share with a gain in the amount of $687,678.

Three Months Ended March 31, 2023

The Company issued 18,645,028 shares of common stock for cash, through an equity financing agreement for a total aggregate of $130,584 based upon conversion prices ranging from $0.0064 to $0.00816.

The Company issued 23,716,123 shares of common stock for services at fair value of $253,210, at share prices ranging from $0.0051 - $0.0135.

The Company issued 238,003 shares of common stock for Series O preferred stock dividends payable.

The Company issued 85,836,889 shares of common stock for settlement of conversion agreements at a fair value of $8,584.

The Company issued 150,448,490 shares of common stock upon conversion of $875,000 of preferred stock.

The Company redeemed 182,145,203 shares of common stock at a market price of $0.01 per share with a gain in the amount of $1,802,443.

Water On Demand, Inc. (‘WODI’) Common Stock

Non-controlling Interest

As of March 31, 2024, WODI had issued and outstanding shares, of which, the Company owns 90.83%, with a minority, non-controlling interest of 9.17%. The following table shows WODI ownership percentage as of March 31, 2024:

WODI common stock holders	Ownership %
OriginClear, Inc.	90.83%
Prior Reg A Holders	0.19%
Prior Series A Holders	3.87%
Prior Series B Holders	5.11%
Total	100%

5.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock Grants to CEO, the Board, Employees and Consultants

Between May 12, 2016, and August 4, 2022, the Company entered into Restricted Stock Grant Agreements (“the RSGAs”) with its Chief Executive Officer, the Board, Employees and Consultants to create management incentives to improve the economic performance of the Company and to increase its value and stock price. All shares issuable under the RSGAs are performance based shares. The RSGAs provide for the issuance of shares of the Company’s common stock provided certain milestones are met in certain stages; a) If the Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $15,000,000 for the trailing twelve month period as reported in the Company’s quarterly or annual financial statements, and b) If the Company’s consolidated operating profit (Operating Profit = Operating Revenue - Cost of Goods Sold - Operating Expenses - Depreciation & Amortization), calculated in accordance with generally accepted accounting principles, equals or exceeds $1,500,000 for the trailing twelve month period as reported in the Company’s SEC Reports. The Company has not recognized any costs associated with the milestones, because achievement is not probable.

On August 14, 2019, the Board of Directors approved an amendment to the RSGAs to include an alternative vesting schedule for the Grantees and on January 26, 2022, the Company amended the procedures for processing the RSGAs. If the fair market value of the Company’s common stock on the date the shares are vested is less than the fair market value of the Company’s common stock on the effective date of the RSGAs, then the number of vested shares issuable (assuming all conditions are satisfied per terms of the alternative vesting schedule) shall be increased so that the aggregate fair market value of vested shares issuable on the vesting date equals the aggregate fair market value that such number of shares would have had on the effective date. Upon the occurrence of a Company performance goal, the right to participate in the alternate vesting schedule will terminate, and the vesting of the remaining unvested shares will be as set forth under the RSGAs. Shares are issued under the alternate vesting schedule per terms of the agreements after electing and qualifying requirements are met.

During the three months ended March 31, 2024, upon qualifying under the alternative vesting schedule, the Company issued an aggregate of 20,937,829 shares relating to the RSGAs and recognized an aggregate expense of $169,596 which is reflected on the financial statements as stock-based compensation.

Warrants

During the three months ended March 31, 2024, the Company issued 1,427,049 warrants for proceeds in the amount of $426,230 and issued 2,020,000 purchase warrants associated with the preferred stocks. A summary of the Company’s warrant activity and related information follows for the three months ended March 31, 2024:

	3/31/2024
	Number of Warrants	Weighted average exercise price
Outstanding - beginning of period	64,401,089	$0.1383
Granted	2,020,000	$0.125
Exercised	-	-
Expired	-	-
Outstanding - end of period	66,421,089	$0.1379

At March 31, 2024, the weighted average remaining contractual life of warrants outstanding:

			Weighted Average
			Remaining
Exercisable	Warrants	Warrants	Contractual
Prices	Outstanding	Exercisable	Life (years)
$0.02	600,000	600,000	2.42
$0.0275	8,727,273	8,727,273	7.16
$0.10	2,500,000	2,500,000	2.89
$0.125	49,273,816	49,273,816	2.76 - 5.0
$0.25	3,760,000	3,760,000	2.72 - 2.75
$1.00	1,560,000	1,561,500	0.25 - 0.71
	66,421,089	66,421,089

The derivative liability recognized in the financial statements for the warrants as of March 31, 2024 was $457,304.

At March 31, 2024, the aggregate intrinsic value of the warrants outstanding was $0.

6.	CONVERTIBLE PROMISSORY NOTES

OriginClear, Inc.

As of March 31, 2024, the outstanding convertible promissory notes are summarized as follows:

Convertible Promissory Notes	$2,617,692
Less current portion	597,945
Total long-term liabilities	$2,019,747

On various dates from November 2014 through April 2015, the Company issued unsecured convertible promissory notes (the “2014-2015 Notes”), that matured on various dates and were extended for an additional sixty (60) months from the effective date of each Note. The 2014-2015 Notes bear interest at 10% per year. The maturity dates were extended to November 2023 through April 2026. The 2014-2015 Notes may be converted into shares of the Company’s common stock at conversion prices ranging from the lesser of $4,200 to $9,800 (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or 50% of the lowest trade price on any trade day following issuance of the 2014-2015 Notes. In addition, for as long as the 2014-2015 Notes or other convertible notes in effect between the purchaser and the Company are outstanding, if the Company issues any security with terms more favorable than the terms of the 2014-2015 Notes or such other convertible notes or a term was not similarly provided to the purchaser of the 2014-2015 Notes or such other convertible notes, then such more favorable or additional term shall, at the purchaser’s option, become part of the 2014-2015 Notes and such other convertible notes. The conversion feature of the 2014-2015 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the 2014-2015 Notes. As of March 31, 2024, the 2014-2015 Notes had an aggregate remaining balance of $683,700 which is long term.

The unsecured convertible promissory notes (the “OID Notes”) had an aggregate remaining balance of $184,124, plus accrued interest of $13,334. The OID Notes included an original issue discount and one-time interest, which has been fully amortized. The OID Notes matured on June 30, 2023, which were extended to June 30, 2028. The OID Notes were convertible into shares of the Company’s common stock at a conversion price initially of $30,620. After the amendment, the conversion price changed to the lesser of $5,600 per share, or b) fifty percent (50%) of the lowest trade price of common stock recorded since the original effective date of this note, or c) the lowest effective price per share granted to any person or entity after the effective date. The conversion feature of the OID Notes was considered a derivative in accordance with current accounting guidelines, because of the reset conversion features of the OID Notes. During the year ended December 31, 2023, an addendum to the OID Notes was effectuated to accrue interest on a monthly basis. As of March 31, 2024, the remaining balance on the OID Notes was $62,275, which is long term.

The Company issued various, unsecured convertible promissory notes (the “2015 Notes”), on various dates with the last of the 2015 Notes being issued in August 2015. The 2015 Notes matured and were extended from the date of each tranche through maturity dates ending on February 2026 through August 2026. The 2015 Notes bear interest at 10% per year. The 2015 Notes are convertible into shares of the Company’s common stock at conversion prices ranging from the lesser of $1,400 to $5,600 (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or 50% of the lowest trade price on any trade day following issuance of the 2015 Notes. The conversion feature of the 2015 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the 2015 Notes. As of March 31, 2024, the 2015 Notes had an aggregate remaining balance of $1,200,000, which is long term.

The Company issued a convertible note (the “Dec 2015 Note”) in exchange for accounts payable in the amount of $432,048, which could be converted into shares of the Company’s common stock after December 31, 2015. The Dec 2015 Note was accounted for under ASC 470, whereby, a beneficial conversion feature was recorded at time of issuance. The Dec 2015 Note did not meet the criteria of a derivative, and was accounted for as a beneficial conversion feature, which was amortized over the life of the Dec 2015 Note and recognized as interest expense in the financial statements. On January 1, 2016, the Dec 2015 Note met the criteria of a derivative and was accounted for under ASC 815. The Dec 2015 Note has zero stated interest rate, and the conversion price shall be equal to 75% of the average three lowest last sale prices traded during the 25 trading days immediately prior to conversion. As of March 31, 2024, the remaining balance on the Dec 2015 Note was $167,048, which is short term.

The Company issued a convertible note (the “Sep 2016 Note”) in exchange for accounts payable in the amount of $430,896, which could be converted into shares of the Company’s common stock after September 15, 2016. The Sep 2016 Note was accounted for under ASC 470, whereby, a beneficial conversion feature was recorded at time of issuance. The Sep 2016 Note met the criteria of a derivative and was accounted for under ASC 815. The Sep 2016 Note has zero stated interest rate, and the conversion price shall be equal to 75% of the average three lowest last sale prices traded during the 25 trading days immediately prior to conversion. The Sep 2016 Note did not meet the criteria of a derivative at the date of the issuance, and was accounted for as a beneficial conversion feature, which was amortized over the life of the Sep 2016 Note and recognized as interest expense in the financial statements. The conversion feature of the Sep 2016 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion feature of the Sep 2016 Note. As of March 31, 2024, the remaining balance on the Sep 2016 Note was $430,897, which is short term.

The Company entered into an unsecured convertible promissory note (the “Nov 20 Note”), on November 19, 2020 in the amount of $50,000. The Company received funds in the amount of $50,000. The Nov 20 Note had an original maturity date of November 19, 2021 and was extended for an additional sixty (60) months from the maturity date. The Nov 20 Note bears interest at 10% per year. The Nov 20 Note may be converted into shares of the Company’s common stock at a lesser price of $0.05 per share or (b) fifty percent (50%) of the lowest trade price of common stock recorded on any trade after the effective date, or (c) the lowest effective price per share granted. In addition, for each conversion, in event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the third business day until the shares are delivered. The conversion feature of the Nov 20 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. As of March 31, 2024, the remaining balance on the Nov 20 Note was $13,772, which is long term.

The Company entered into an unsecured convertible promissory note (the “Jan 21 Note”), on January 25, 2021 in the amount of $60,000. The Company received funds in the amount of $60,000. The Jan 21 Note had an original maturity date of January 25, 2022 and was extended for an additional sixty (60) months from the maturity date. The Jan 21 Note bears interest at 10% per year. The Jan 21 Note may be converted into shares of the Company’s common stock at a conversion price equal to the lower of (a) $0.05 per share, (b) fifty percent (50%) of the lowest trade price of common stock recorded on any trade after the effective date, or (c) the lowest effective price per share granted. In addition, for each conversion, in event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the third business day until the shares are delivered. The conversion feature of the Jan 25 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. As of March 31, 2024, the balance of the Jan 21 Note was $60,000, which is long term.

We evaluated the financing transactions in accordance with ASC Topic 815, Derivatives and Hedging, and determined that the conversion feature of the convertible promissory notes was not afforded the exemption for conventional convertible instruments due to its variable conversion rate. The note has no explicit limit on the number of shares issuable, so they did not meet the conditions set forth in current accounting standards for equity classification. The Company elected to recognize the note under paragraph 815-15-25-4, whereby, there would be a separation into a host contract and derivative instrument. The Company elected to initially and subsequently measure the note in its entirety at fair value, with changes in fair value recognized in earnings. The Company recorded a derivative liability representing the imputed interest associated with the embedded derivative. The derivative liability is adjusted periodically according to the stock price fluctuations.

The derivative liability recognized in the financial statements for the convertible promissory notes as of March 31, 2024 was $20,052,649.

Water On Demand, Inc.

During the three months ended March 31, 2024, WODI raised capital in the amount of $960,000 and issued convertible secured promissory notes to investors with 10% interest per annum. Also during the period ended March 31, 2024, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 83,352,197 shares of the Parent Company’s common stock were redeemed at the closing share prices on the dates of the convertible secured promissory note agreements, and this fair value of redeemed common stock was added to the cash value of the shareholders’ investments to purchase WODI convertible secured promissory notes. The loss relating to these settlement and conversion agreements of $692,000 was accounted for in the consolidated statements of operations. As of March 31, 2024, WODI had outstanding convertible secured promissory notes in the aggregate amount of $18,381,089.

7.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

The following table represents a disaggregation of revenue by type of good or service from contracts with customers for the three months ended March 31, 2024 and 2023.

	Three Months Ended
	March 31,
	2024	2023
Equipment Contracts	$363,358	$926,190
Component Sales	206,387	198,391
Waste Water Treatment Systems	-	791,075
Pump Stations	296,360	75,615
Rental Income	6,573	6,573
Services Sales	70,534	8,550
Commission & Training	225	-
	$943,437	$2,006,394

The above table reflects aggregate revenue of $6,573 and $6,573 from continued operations for the three months ended March 31, 2024 and 2023, respectively, and aggregate revenue of $936,864 and $1,999,821 from discontinued operations for the three months ended March 31, 2024 and 2023, respectively.

Revenue recognition for other sales arrangements, such as sales for components, and service sales will remain materially consistent.

Contract assets represents revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract asset for the three months ended March 31, 2024 and the year ended December 31, 2023, was $353,311 and $445,102, respectively. The contract liability for the three months ended March 31, 2024 and the year ended December 31, 2023, was $1,798,364 and $1,346,366, respectively.

8.	FINANCIAL ASSETS

Fair value investment in Securities

On May 15, 2018, the Company received 4,000 shares of WTII Series C convertible preferred stock for the use of OriginClear, Inc. technology associated with their proprietary electro water separation system. Each share of Series C convertible preferred stock is convertible into one thousand (1,000) shares of WTII common stock. The stock was valued at fair market value of $0.0075 for a price of $30,000 on the date of issuance. The Company analyzed the licensing agreement using ASU 606 to determine the timing of revenue recognition. The licensing of the intellectual property (IP) is distinct from the non-license goods or services and has significant standalone functionality that provides a benefit or value. The functionality will not change during the license period due to the licensor’s activities. Because the significant standalone functionality was delivered immediately, the revenue was recognized in the financial statements as of June 30, 2018. As of March 31, 2024, the fair value of the preferred shares was $3,200, and had a loss in fair value of $0.

On November 12, 2021, the Company served a conversion notice to WTII and was issued an aggregate of 45,208,649 shares of WTII common stock. As of March 31, 2024, the investment in securities was recorded at fair value in the amount of $63,292, with an unrealized gain of $27,125.

9.	LOANS PAYABLE

Secured Loans Payable

In 2018, the Company entered into short term loans with various lenders for capital expansion secured by the Company’s assets in the amount of $1,749,970, which included finance cost of $624,810. The finance costs were amortized over the terms of the loans, which had various maturity dates ranging from October 2018 through February 2019. As of December 31, 2020, the finance cost was fully amortized. The term of the loans ranged from two months to six months. The net balance as of March 31, 2024 was $30,646.

On December 6, 2023, the Company entered into short term loan arrangement with a lender secured by the Company’s assets in the amount of $149,900 which included finance cost of $59,900 which was expensed upon initiation of the loan, with a net amount of $90,000 received by the Company. The loan was fully paid off during the three months ended March 31, 2024 and as of March 31, 2024, the balance outstanding is $0.

Small Business Administration Loan

On June 12, 2020, the Company received an Economic Injury Disaster Loan (the “EIDL”) in the amount of $150,000. Following the deferral period for the EIDL, the Company started to repay the principal amount, with interest, on a monthly basis. As of March 31, 2024, the remaining balance on the EIDL was $146,557.

10.	WATER ON DEMAND INC. (“WODI”)

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”.  The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “WODI Reg A Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the WODI Reg A Offering is to allow potential investors the opportunity to invest directly in WODI. The Offering had a minimum investment of $1,000 per investor and was conducted on a best-efforts basis. An aggregate of 12,000 shares were sold for total proceeds of $60,000 under the WODI Reg A Offering. The WODI Reg A Offering was suspended in June 2023.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B Common Stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B Common Stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Company, whereby it agreed to purchase all of the assets related to the Company’s “Modular Water Service” business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023 and an assignment of the Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when OriginClear created the MWS unit. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to the Company’s WODI subsidiary.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of

PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by OCLN. Post PWT-WODI merger, OCLN received an aggregate of 2,171,068 shares of the Water On Demand, Inc.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through March 31, 2024, WODI and the Company made payments on behalf of the SPAC in the aggregate amount of $4,619,985. As of March 31, 2024, WODI and the Company received an aggregate of $4,619,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the period ended March 31, 2024, WODI considered the aggregate amount of $590,000 for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Recording of membership interest:

As of March 31, 2024, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other asset held-for-sale.

Impairment analysis for Class B Common Founder Shares as at March 31, 2024

The Company retained an independent valuation firm for the purpose of conducting a valuation of the fair value of Sponsor Founder Shares (Class B) of Fortune Rise Acquisition Corp. as of December 31, 2023.

The independent firm (i) evaluated and analyzed various Sponsor Founder Shares of Fortune Rise Acquisition Corp. (“FRLA”); (ii) assessed the terms including various redemption and liquidation features considering each of the Company’s financial plans and market conditions; and (iii) determined the underlying value to be assigned to the FRLA Sponsor Founder Shares as of the Date of Valuation and evaluated the FRLA Sponsor Founder Shares for impairment by performing the following procedures:

●Analyzed the Company’s S-4 filing, business combination agreement and other documentation.

●Developed Monte Carlo Model that values the FRLA Sponsor Founder Shares based on a multipath random event model and future projections of the various potential outcomes. The Monte Carlo Model simulation included 50,000 iterations and simulated the stock price, the timing of the business combination, and the timing of the lapse of the transfer restrictions.

●Developed the discounted cash flow from the sale of the securities at the time the restrictions terminated.

●Probability weighted the cash flow, discounted for lack of marketability.

●Valued the FRLA Sponsor Founder Shares as of the date of valuation.

Based on the procedures performed the independent valuation firm concluded that the value of FRLA Sponsor Founder Shares was not impaired.

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of March 31, 2024, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the three months ended March 31, 2024, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

11.	LINE OF CREDIT

During the year ended December 31, 2023, the Company obtained 12 month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. Through March 31, 2024, the Company paid principal in the amount of $256,107, leaving a principal balance of $89,768 as of March 31, 2024.

12.	ASSETS HELD FOR SALE – CONTINUING OPERATIONS

On March 1, 2021, the Company issued an aggregate of 630 shares of Series T Preferred Stock to an accredited investor (the “Purchaser’’) per terms of a Securities Purchase Agreement (the “SPA”). Per the SPA, the Company agreed to sell to Purchaser, and Purchaser agreed to purchase from the Company, 630 shares of the Company’s Series T, and two-year cashless warrants to acquire 25,200,000 shares of the Company’s common stock, valued at $0.05 per share per terms of the SPA, which were exercisable at any time in whole or in part. The purchaser and the Company agreed that in lieu of the purchase price for the Series T, the Purchaser transferred to the Company real property, with an aggregate value agreed to be $630,000 based on an appraisal from an international independent company at that time. The real property consisted of real estate in Buenos Aires Argentina. The real property exchanged for 630 shares of Series T was recorded at $630,000 at that time. Based on indicator of impairment, during the year ended December 31, 2021, the Company adjusted the original value of the asset for sale from $630,000 to $514,000 and recorded an impairment of $116,000 in the consolidated financial statements.

During the period ended December 31, 2022, after evaluating several offers, the Company considered an offer for $400,000, which was $114,000 below the previously adjusted value and was indicative of the real estate market conditions in Buenos Aires Argentina. Based on that indicator of impairment, during the year ended December 31, 2022, the Company further adjusted the previous value of the asset for sale from $514,000 to $400,000 on the balance sheet and recorded an impairment of $114,000 in the consolidated financial statements. All Series T preferred stock was converted and the warrants associated with the Series T expired during the period ended December 31, 2022.

In January 2023, the Company accepted the offer and on April 8, 2023, a deed was executed for the sale of the property for $400,000. The agreed upon payment terms were; $235,000 initial payment and the remaining $165,000 to be paid over fifteen monthly installments of $11,000 each. The initial payment was received by SMS Argentina (“SMS”), an accounting and consulting firm that was appointed by the Company as the Power of Attorney for the property. From the proceeds, SMS remitted taxes due on the transaction to the Federal Administration of Public Income (“AFIP”), which administers taxation in Argentina. On June 21, 2023, the Company received a payment of $164,935, net of all taxes assessed by AFIP and other closing fees associated with the sale of the property totaling $65,493 and recorded a receivable of $169,572 for the remaining balance. Between July 1, 2023 through March 31, 2024, the Company received additional payments totaling $103,572. As of March 31, 2024, the balance of the receivable was $66,000 which is reflected on the consolidated financial statements.

13.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

Our Dallas based subsidiary, PWT, rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Warranty Reserve

Generally, a PWT project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. The Company has various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided under PWT based on the opinion of management and based on Company history in the amount of $20,000 for three months ended March 31, 2024 and the year ending December 31, 2023.

Litigation

There are no material updates to the litigation matters with Process Solutions, Inc. as previously disclosed in the Form 10-K filed on April 18, 2024.

14.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between April 1, 2024 and May 1, 2024, the Company issued to consultants an aggregate of 2,969,808 shares of the Company’s common stock for services.

Between April 3, 2024 and April 24, 2024, the Company entered into settlement agreements with certain accredited investors pursuant to which the Company issued an aggregate of 102,883,285 shares of the Company’s common stock in settlement of certain claims with such persons. These issuances were made to settle shareholder disputes regarding timing of the conversion of preferred shares into common shares.

Between April 3, 2024 and May 1, 2024, an aggregate of 42,975,239 shares of common stock were redeemed by the Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

Between April 3, 2024 and May 1, 2024, holders of the Company’s Series Y preferred stock converted an aggregate of 1.3 Series Y shares into an aggregate of 18,560,607 shares of the Company’s common stock.

Between April 5, 2024 and May 6, 2024, WODI made payments on behalf of the SPAC in the aggregate amount of $255,000.

Between April 9, 2024 and April 12, 2024, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1.3 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $131,300. The Company also issued an aggregate of 1,050,400 warrants to purchase shares of its common stock to these investors.

On May 14, 2024, holders of the Company’s Series O preferred stock converted an aggregate of 5 Series O shares into an aggregate of 965,252 shares of the Company’s common stock.

PART III

INDEX TO EXHIBITS

SEC Ref. No.
1.1	Agreement with Manhattan Street Capital*
3.1	Articles of Incorporation of OriginOil, Inc. filed with the Secretary of State of Nevada on June 1, 2007 (1)
3.2	Certificate of Change of OriginOil, Inc. filed with the Secretary of State of Nevada on July 19, 2011 (2)
3.3	Certificate of Amendment of OriginOil, Inc. filed with the Secretary of State of Nevada on June 14, 2012 (3)
3.4	By-laws of OriginOil, Inc. (1)
3.5	Form of Certificate of Amendment of OriginOil, Inc. filed with the Secretary of State of Nevada on August 14, 2014 (4)
3.6	Certificate of Amendment of OriginOil, Inc. (5)
3.7	Series A Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on October 1, 2015 (6)
3.8	Certificate of Designation of Series A Preferred Stock (6)
3.8	Series B Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on October 1, 2015 (6)
3.9	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on March 29, 2016 (7)
3.10	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on August 12, 2016 (8)
3.11	Series C Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on March 15, 2017 (9)
3.12	Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock of OriginClear, Inc. filed with the Secretary of State of Nevada on March 30, 2017 (10)
3.13	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on April 7, 2017 (11)
3.14	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on June 30, 2017 (12)
3.15	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on December 1, 2017 (13)
3.16	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on April 13, 2018 (17)
3.17	Series D Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on April 13, 2018 (17)
3.18	Series D-1 Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on April 13, 2018 (17)
3.19	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on August 13, 2018 (18)
3.20	Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the 0% Series E Convertible Preferred Stock (19)
3.21	Certificate of Designation Establishing the Designations, Preferences, Limitations and Relative Rights of its Series F Preferred Stock (19)
3.22	Certificate of Designation of Series G Preferred Stock (20)
3.23	Certificate of Designation of Series I Preferred Stock (21)
3.24	Certificate of Designation of Series J Preferred Stock (21)
3.25	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on April 23, 2019 (29)
3.26	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada and effective October 25, 2019 (22)
3.27	Certificate of Designations of Series K Preferred Stock (23)
3.28	Certificate of Designations of Series L Preferred Stock (23)
3.29	Amended and Restated Certificate of Designations of Series M Preferred Stock (24)
3.30	Certificate of Designations of Series O Preferred Stock (25)
3.31	Certificate of Designations of Series P Preferred Stock (25)
3.32	Certificate of Designation of Series Q Preferred Stock (26)
3.33	Certificate of Designation of Series R Preferred Stock (27)
3.34	Certificate of Designation of Series S Preferred Stock (28)
3.35	Certificate of Designation of Series T Preferred Stock (14)
3.36	Certificate of Designation of Series U Preferred Stock (15)
3.37	Fourth Amended and Restated Certificate of Designation of Series V Preferred Stock (30)
3.38	Certificate of Designation of Series W Preferred Stock (16)
3.39	Certificate of Amendment to Articles of Incorporation (29)
3.40	Certificate of Designation of Series X Preferred Stock (31)
3.41	Certificate of Designation of Series Y Preferred Stock (32)
4.1	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act*
4.2	Form of Unit Purchase Agreement*
4.3	Form of Warrant*
5.1	Form of Opinion of Kunzler Bean & Adamson*
23.1	Consent of Auditor*
23.2	Consent of Kunzler Bean & Adamson (included in Exhibit 5.1)*
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed previously

(1)	Incorporated by reference to the Company’s Form SB-2 filed with the SEC on December 11, 2007.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2011.

53

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2012.
(4)	Incorporated by reference to the Company’s Current Report on Form 10-Q filed with the SEC on August 14, 2014.
(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2015.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2015.
(7)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 4, 2016.
(8)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016 filed with the SEC on August 15, 2016.
(9)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2017.
(10)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2017.
(11)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2017.
(12)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2017.
(13)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2017.
(14)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2021.
(15)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2021.
(16)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2021.
(17)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed for the Fiscal Year ended December 31, 2017 filed with the SEC on April 17, 2018.
(18)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2018 and filed with the SEC on August 14, 2018.
(19)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2018.
(20)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2019.
(21)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2019.
(22)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2019.
(23)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2019 filed with the SEC on August 19, 2019.
(24)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2020 filed with the SEC on July 6, 2020.
(25)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2020.
(26)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2020.
(27)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2020 filed with the SEC on November 23, 2020.
(28)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2021.
(29)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the Year ended December 31, 2018 filed with the SEC on April 25, 2019.
(30)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2021.
(31)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2021.
(32)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the Year ended December 31, 2022 filed with the SEC on April 7, 2022.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clearwater, Florida, on June 12, 2024.

ORIGINCLEAR, INC.

/s/ T. Riggs Eckelberry
By T. Riggs Eckelberry, Chief Executive Officer

Pursuant to the requirements of Regulation A, this Offering Statement has been signed below by the following person on behalf of the issuer and in the capacities and on the date indicated.

/s/ T. Riggs Eckelberry
By T. Riggs Eckelberry, as Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Sole Director

Date: June 12, 2024